UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Post-Effective Amendment No. 3)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

SKY QUARRY, INC.

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

Sky Quarry, Inc.

136 E South Temple, Suite 1400

Salt Lake City, UT 84111

Phone: (424) 394-1090

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

David Sealock

Sky Quarry, Inc.

Chief Executive Officer

Salt Lake City, UT 84111

Phone: (424) 394-1090

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

William T. Hart

Hart & Hart, LLC etc.

Phone: (303) 839-0061

Fax: (303) 839-5414

Email: harttrinen@aol.com

SKY QUARRY INC.

136 East South Temple, Suite 1400

Salt Lake City, UT 84111

424-394-1090

www.skyquarry.com

OFFERING: UP TO 15,000,000 UNITS. EACH UNIT IS COMPRISED OF ONE COMMON SHARE (A "COMMON SHARE"), AND ONE COMMON SHARE PURCHASE WARRANT (A "WARRANT") TO PURCHASE ONE ADDITIONAL COMMON SHARE (A "WARRANT SHARE") AT AN EXERCISE PRICE OF $2.50 USD PER WARRANT SHARE, SUBJECT TO CERTAIN ADJUSTMENTS, OVER A 36-MONTH EXERCISE PERIOD FOLLOWING THE DATE OF ISSUANCE OF THE WARRANTS.

PRICE: $1.25 PER UNIT

Title of Each Class of Securities to be Qualified	Price to Public	Commissions (1)	Proceeds to the Company (2)
Units(15,000,000), each consisting of:	$ 1.25 per Unit	$0.0125	$ 1.2375
- One Common Share
- One Warrant
Total Maximum	$18,750,000	$187,500	$18,562,500
Common Shares (15,000,000) underlying Warrants	$2.50 per share	-	$ 2.50

Total Maximum	$37,500,000	-	$37,500,000

January 11, 2022

(1) The Company has engaged Digital Offering LLC, Member FINRA/SIPC to perform administrative and technology related functions for this offering and to act as the underwriter for this offering. As compensation to Digital Offering for its services, the Company has agreed to pay Digital Offering, concurrently with each closing of the Offering, a fee (the “Agent Fee”) equal to 1% of the gross proceeds of the Offering. In addition, on the date of each closing of the Offering, the Company will issue to Digital Offering warrants (the “Agent Warrants”) to purchase of one common share for each 100 shares sold in this offering.  The Agent Warrants will have an exercise price of $1.25 and will expire five years after they are issued.  The Agent Warrants will contain customary terms and conditions, including without limitation, provisions for cashless exercise. The Agent Warrants and the shares issuable upon the exercise of the Agent Warrants are being registered by means of the Offering Statement for the Offering. Digital Offering is acting as the Company's underwriter for purposes of this offering.  See “Plan of Distribution” for details.

(2)Does not include other expenses of the offering. See “Plan of Distribution” for a description of these expenses.

The Common Shares and Warrants comprising the Units and the underlying Warrant Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act for Tier 2 offerings. The Common Shares and Warrants comprising of Units and the underlying Warrant Shares are only issued to purchasers who satisfy the requirements set forth in Regulation A.

The minimum investment required is $500, or 400 Units. However, the Company has the option in our sole discretion to accept less than the minimum investment.

The Company has engaged Prime Trust, LLC (the "Escrow Agent") to hold funds tendered by investors.

The Offering will terminate at the earlier of: (1) the date at which all Units offered have been sold, (2) one year from the date the SEC qualifies the Offering Statement of which this Offering Circular forms a part, or (3) the date at which the offering is earlier terminated by us in our sole discretion.

The Offering is being conducted on a “best efforts” basis without a minimum offering amount, which means that there is no guarantee that any minimum amount will be sold in this Offering.

INVESTING IN THE UNITS, THE COMMON SHARES AND WARRANTS OF WHICH THE UNITS CONSIST AND THE UNDERLYING WARRANT SHARES OF THE COMPANY IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 8 TO LEARN THE MORE SIGNIFICANT RISKS YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES.

THE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A OF THE SEC. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

Sales of these securities will commence within approximately two (2) days after qualification of this offering.

The Company is following the "Offering Circular" format of Form S-1 under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.” herein.

TABLE OF CONTENTS

●	SUMMARY	5
●	RISK FACTORS	7
●	DILUTION	16
●	USE OF PROCEEDS	17
●	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	19
●	BUSINESS	20
●	MANAGEMENT	25
●	PRINCIPAL SHAREHOLDERS	28
●	PLAN OF DISTRIBUTION	29
●	DESCRIPTION OF SECURITIES	33
●	INDEMNIFICATION	35
●	WHERE YOU CAN FIND MORE INFORMATION	35
●	FINANCIAL STATEMENTS	F-1

In this Offering Circular, the term “SQI”, “we”, “us”, “our” or “the Company” refers to Sky Quarry Inc and its subsidiaries 2020 Resources LLC and 2020 Resources (Canada) Ltd.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUMMARY

Definitions

In this document, we refer to the following terms:

“Asphalt” is a dark brown to black, highly viscous, hydrocarbon produced from petroleum distillation residue. This distillation can occur naturally, resulting in asphalt lakes, or occur in a petroleum refinery using crude oil.

“Asphalt Cement” means a bitumen-based liquid binder used in asphalt pavement.

“ASR Facility” refers to the Company’s asphalt shingle recycling facility currently under development. The Company’s design contemplates a modular, scalable, purpose-built facility capable of remediating up to 250 tons of waste asphalt shingles per day and separation into their base components of asphalt cement, shingle granules, sand aggregate, limestone and fiberglass.

“DOT” means the US Federal Department of Transportation.

“ECOSolv” refers to the Company’s proprietary “environmentally clean oil” waterless solvent and process used in the separation of oil from oily sands and also during the asphalt shingle remediation process.

“HMA” refers to hot mix asphalt paving aggregate, a combination of crushed or screened gravel and asphalt cement, and may contain binding additives to improve longevity and resistance to rut-forming and thermal and fatigue cracking.

“PR Spring Facility” refers to the Company’s oil sands remediation facility located in PR Spring in eastern Utah.

“WAS” means waste asphalt shingles recovered from construction and demolition waste (roof replacement), also known as “tear-offs” and from rejected manufactured shingles, also known as “manufacturer’s scrap”.

“WTI” refers to the New York Mercantile Exchange (NYMEX) West Texas Intermediate Crude Oil spot contract, an oil price benchmark that is central to global commodities trading, and is used to forecast energy input and commodity sale prices.

Overview

The Company is an environmental remediation company formed to deploy technologies to facilitate the recycling of waste asphalt shingles and remediation of oil-saturated sands and soils.  The recycling of asphalt shingles will reduce the dependence of the American economy on landfills for the removal of waste and will also reduce the economy’s dependence on virgin crude oil for industrial uses.

The Company was incorporated in Delaware on June 4, 2019 as “Recoteq, Inc.” On April 22, 2020, the Company changed its name to “Sky Quarry Inc.”

On September 16, 2020, the Company acquired 2020 Resources LLC. The assets of 2020 Resources include an oil sands remediation facility (referred to in this Offering Circular as the PR Spring facility) and a 100% interest in asphalt bitumen leases covering approximately 5,930 acres in the PR Spring region in Utah. On September 16, 2020, the Company also acquired 2020 Resources (Canada) Ltd, an entity which is currently inactive.

The Company intends to retrofit the PR Spring facility to recycle waste asphalt shingles using the Company’s ECOSolv technology and produce oil and asphalt paving aggregate from its bitumen deposit.

The Company also plans to develop a modular asphalt shingle recycling facility ("ASR Facility"), which can be deployed in areas with high concentrations of waste asphalt shingles and near asphalt shingle manufacturing centers.

The Offering

Securities offered:

A maximum of 15,000,000 units (the "Units") at an offering price of $1.25 USD per Unit, each Unit being comprised of:

·  one share of the Company's common stock (a "Common Share"); and one Common Share purchase warrant (a "Warrant") to purchase one additional Common Share (a "Warrant Share") at a price of $2.50 USD per share, subject to customary adjustments, over a 36-month exercise period following the date of the issuance of the Warrant.

Securities outstanding before the Offering
32,756,458 shares of common stock (1) 1 share of Series A preferred stock

Securities outstanding after the Offering:

47,756,458 Common Shares and 15,000,000 Warrants if all Units offered are sold, or 62,756,458 Common Shares upon the exercise of the Warrants if all Units offered are sold and all Warrants are exercised.

1 share of Series A preferred stock

(1)Does not reflect the shares of common stock issuable upon conversion of outstanding convertible notes. Assuming full conversion of the notes, the shares of common stock outstanding before and after the Offering would increase by 977,082 shares.

The information on our website is not part of this Offering Circular.

Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act upon filing a Form 8-A. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the rules of the SEC. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or Chief Executive Officer pay ratio disclosure; and may present only two years of audited financial statements.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent such attacks). Additionally, early-stage companies are inherently more risky than more developed companies, and the risk of business failure and complete loss of your investment capital is present. You should consider general risks as well as specific risks when deciding whether to invest.

Summary

•There is no guarantee that we will ever successfully develop the technology that is essential to our business.

•We may not raise enough capital in this offering to begin generating revenue.

•We are a comparatively early-stage technology company that has incurred operating losses in the past and may never achieve or maintain profitability.

•We operate in a highly competitive industry that is dominated by several very large, well-capitalized market leaders, and the size and resources of some of our competitors may allow them to compete more effectively than we can.

•We rely on third parties to provide services essential to the success of our business.  If the third parties we rely on to provide services necessary to our business become insolvent, it would be materially disruptive to our business, and we may incur high costs and time to secure alternative supply.

•Substantially all of our assets are pledged as collateral to a lender.

•We are controlled by our officers and directors.

•In certain circumstances, investors will not have dissenters’ rights.

•As of the date of this Offering Circular there was no market for our common stock.

•Our auditor included a “going concern” note in its audit report on our financial statements.

•Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements.

Risks Related to Our Company

Our ECOSolv Technology May Not Work as Expected.

The recovery of oil from our bitumen deposit and the process of recycling WAS is dependent on the viability of our proprietary technology which we refer to as the ECOSolv process. However, the ECOSolv technology has never been used on a commercial scale. If the ECOSolv technology does not perform as expected, our business plan is likely to fail.

We may not raise enough capital in this offering to begin generating revenue.

By the year ending December 31, 2023 the Company expects that a significant portion of its gross revenues will be derived from the operations of its PR Spring facility. However, the Company will need approximately $7,500,000 to retrofit the facility, and if less than $7,500,000 is raised in this offering, the Company will not have sufficient funds to retrofit the PR Spring facility. Similarly, by the year ending December 31, 2023 the Company expects that a significant portion of its gross revenues will be derived from recycling WAS at its PR Spring facility and at ASR facilities which the Company plans to construct at various locations in the United States. However, the Company will need approximately $8,000,000 to design, construct, and test the operational effectiveness of a pilot ASR facility. If less than $15,000,000 is raised in this offering the Company will not have sufficient funds to design, construct, and test this pilot facility.

We have a limited operating history upon which you can evaluate our performance and have a history of losses. Accordingly, our prospects must be considered in light of the risks that any new company encounters.

We were incorporated under the laws of Delaware on June 4, 2019. We have generated limited revenues and have a history of losses. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of a business, operation in a competitive industry, and the continued development of our technology and products. We anticipate that our operating expenses will increase for the near future, and there is no assurance that we will be profitable in the near future. You should consider our business, operations, and prospects in light of the risks, expenses, and challenges faced as an emerging growth company.

Our future operating results will depend on many factors, including:

•our ability to raise adequate working capital;

•the success of the development of our facilities;

•the level of our competition;

•our ability to attract and maintain key management and employees; and

our ability to efficiently develop and produce sufficient quantities of saleable products from waste asphalt shingles in a highly competitive and speculative environment while maintaining quality and controlling costs.

There is no minimum amount required to be raised in this offering.

We may not have enough funds to sustain our business until it becomes profitable, as we may not accurately anticipate how quickly we may use the funds that are raised in the offering and whether such funds are sufficient to bring our business to profitability. If we fail to raise sufficient capital from this offering, we intend to seek additional financing either through the sale of equity or loans from third parties. However, there can be no assurance that we will be able to obtain any additional capital.

Our auditors have expressed doubt as to our ability to continue in business.

The accompanying financial statements have been prepared assuming we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. We had an accumulated deficit of $(1,583,979) at September 30, 2021, had a net loss of $396,625 for the year ended December 31, 2020 and a net loss of $(1,266,475) for the nine months ended September 30, 2021. These matters, among others, raise substantial doubt about our ability to continue as a going concern.

Our future success is dependent on the continued service of our management team.

Our future success is dependent, in a large part, on retaining the services of our current management team. Our executive officers possess a unique and comprehensive knowledge of our industry, our technology and related matters that are vital to our success within the industry.  The knowledge, leadership and technical expertise of these individuals would be difficult to replace and the loss of one or more of our officers could have a material adverse effect on our operating and financial performance, including our ability to develop and execute our long term business strategy. We do not maintain a key person life insurance policy on any of the members of our senior management team. As a result, we would have no way to cover the financial loss if we were to lose the services of our directors or officers. Notwithstanding the above, none of our officers have any experience in recycling waste asphalt shingles.

Certain corporate actions need the consent of one of our principal shareholders.

JP Morgan Chase Bank owns approximately 20% of our outstanding shares of common stock. We have an agreement with JP Morgan which prohibits certain corporate actions without the consent of JP Morgan. See the section of this Offering Circular captioned "Business- Agreement with JP Morgan Chase Bank" for more information regarding this agreement.

We expect to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses.

To fund future growth and development, the Company will likely need to raise additional funds in the future by offering shares of its Common Stock and/or other classes of equity, or debt that convert into shares of Common Stock, any of which offerings would dilute the ownership percentage of investors in this offering. See “Dilution.” In order to issue sufficient shares in this regard, we may be required to amend our certificate of incorporation to increase our authorized capital stock, which would require us to obtain the consent of a majority of our shareholders. Furthermore, if the Company raises capital through debt, the holders of our debt would have priority over holders of Common Stock, and the Company may be required to accept terms that restrict its ability to incur more debt. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds, if raised, would be sufficient. The level and timing of future expenditure will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

Any valuation at this stage is difficult to assess.

The valuation for this Offering was established by the Company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially early-stage companies, is challenging to assess, and you may risk overpaying for your investment.

If we cannot raise sufficient funds, we may not succeed.

We are offering Units in this Offering on a best-efforts basis and may not sell all of the Units we are offering. Even if the maximum amount is raised, we are likely to need additional funds in the future to grow. The technology and products we are developing are highly sophisticated, and we may also encounter technical challenges that require more capital than anticipated by the management team to overcome. If we cannot raise those funds for whatever reason, including reasons relating to the Company itself or to the broader economy, the Company may not survive. If we raise a substantially lesser amount than the maximum raise, we will have to find other sources of funding for some of the plans outlined in “Use of Proceeds”.

Part of our asset base is currently pledged as collateral to a lender.

We have already entered into early financing arrangements with lenders that contain covenants that could limit our ability to engage in specified types of transactions. These covenants may limit our ability to, among other things, consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets.

A breach of any of the covenants with our lenders could result in a default under the terms of certain financings in which the lender could elect to declare all amounts outstanding thereunder to be immediately due and payable. If the current secured financial obligations are repaid, we may need to pledge all of our assets as collateral to secure additional financings in the future.

Acquisition opportunities may present themselves that in hindsight did not achieve the positive results anticipated by our management.

From time to time, acquisition opportunities may become available to the Company. Those opportunities may involve the acquisition of specific assets, such as intellectual property or inventory, or may involve the assumption of the business operations of another entity. Our goal with any future acquisition is that any acquisition should be able to contribute neutral to positive EBITDA to the Company after integration. To effect these acquisitions, we will likely be required to obtain lender financing or issue additional shares of stock in exchange for the shares of the target entity. If the performance of the acquired assets or entity does not produce positive results for the Company, the terms of the acquisition, whether it is interest rate on debt, or additional dilution of stockholders, may prove detrimental to the financial results of the Company, or the performance of your particular shares.

The novel coronavirus (COVID-19) pandemic may have an impact on our business, financial condition and results of operations.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described here under “Risk Factors,” including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

Our operations are currently geographically concentrated and therefore subject to regional economic, regulatory and capacity risks.

Initially, all of our operations will take place at our PR Spring facility in eastern Utah. As a result of this early geographic concentration, we may be disproportionately exposed to the effect of regional supply and demand factors, delays or interruptions in this area caused by governmental regulation, processing or transportation capacity constraints, market limitations, weather events or interruption of the processing or transportation of our products. Additionally, we may be exposed to additional risks, such as changes in laws and regulations that could limit our operations at PR Spring.

Risk Factors Related to Asphalt Shingles Recycling

The nature of our operations may involve various risks.

Our anticipated operations in asphalt shingle recycling and reclamation involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Furthermore, the marketability of any products produced from waste asphalt shingles will be affected by numerous factors beyond our control. These factors include, but are not limited to, price fluctuations, proximity and capacity of processing equipment, equipment and labor availability and government regulations (including, without limitation, regulations relating to prices, taxes, royalties, allowable production, importing and exporting of base components of asphalt cement, shingle granules, sand aggregate, limestone and fiberglass, land use and environmental protection). The extent of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

The viability of our business plan, business operations, and future operating results and financial condition are and will be exposed to fluctuating prices for our end-products.

Prices for asphalt cement, shingle granules, sand aggregate, limestone and fiberglass, and their related products are affected by supply and demand, which can fluctuate significantly. Factors that influence supply and demand include operational issues, natural disasters, weather, political instability or conflicts, and economic conditions. Price fluctuations can have a material effect on our ability to raise capital and fund our activities, our potential future earnings, and our financial condition.

Environmental and regulatory compliance may impose substantial costs on us.

Our operations are or will be subject to stringent federal, state and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.

Our activities are or will be subject to extensive laws and regulations governing our remediation, and recycling activities, as well as those governing exports, taxes, labor standards, occupational health, waste disposal, land use, protection and remediation of the environment, protection of endangered and protected species, operational safety, toxic substances and other matters. Generally, our activities and operations, may be subject to risks and liabilities associated with pollution of the environment and disposal of any waste products. Compliance with these laws and regulations may impose substantial costs on us and may subject us to potential liabilities. In addition, should there be changes to existing laws or regulations, our competitive position within the industry may be adversely affected, as many industry players may have greater resources than we do.

We may be exposed to third party liability and environmental liability in the operation of our business.

Our operations could result in liability for personal injuries, property damage, discharge of hazardous materials, remediation and clean-up costs and other environmental damage. We could be liable for environmental damages caused by previous owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, and the payment of such liabilities could have a material adverse effect on our financial condition and results of operations. The release of harmful substances in the environment or other environmental damages caused by our activities could result in us losing our operating and environmental permits or inhibit us from obtaining new permits or renewing existing permits. We currently have a limited amount of insurance and at such time as we commence operations we expect to be able to obtain and maintain additional insurance coverage for our operations, including limited coverage for sudden environmental damages. Accordingly, we could incur substantial costs to comply with environmental laws and regulations which could affect our ability to operate as planned.

Because of the speculative nature of asphalt shingle recycling, there is risk that our business may not succeed.

We cannot provide investors with any assurance that we will be able to obtain requisite amount of feed stock or asphalt shingles necessary for the success of our operations, which may force us to abandon or curtail our business plan and, as a result, any investment in us may become worthless.

The price for asphalt cement, shingle granules, sand aggregate, limestone and/or fiberglass is subject to a variety of factors that are beyond our control.

These factors include:

•consumer and/or industrial demand;

•supply of asphalt shingles;

•domestic governmental regulations and taxes;

•the price and availability of solvent materials and feedstocks;

•adverse weather conditions;

•worldwide economic conditions.

The market for asphalt cement, shingle granules, sand aggregate, limestone and/or fiberglass may be highly competitive, and intensely competitive pressures could force us to abandon or curtail our business plan.

The market for asphalt cement, shingle granules, sand aggregate, limestone and/or fiberglass products may be highly competitive, and we can only expect competition to intensify in the future. Numerous well-established companies are focusing significant resources on similar recycling and remediation activities and may be competing with us for opportunities.    Competitors include larger companies which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own marketing operations, which may give them a competitive advantage.  Actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  As a result, there can be no assurance that we will be able to compete successfully or that competitive pressures will not adversely affect our business, results of operations and financial condition. If we are not able to successfully compete in the marketplace, we could be forced to curtail or even abandon our current business plan, which could cause any investment in us to become worthless.

Decommissioning costs are unknown and may be substantial.  Unplanned costs could divert resources from other projects.

In the future, we may become responsible for costs associated with abandoning and reclaiming facilities which we use for recycling of asphalt shingles.  Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.” The use of funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.

We may have difficulty marketing or distributing the asphalt cement, shingle granules, sand aggregate, limestone and/or fiberglass we may produce, which could harm our financial condition.

In order to sell the finished asphalt cement, shingle granules, sand aggregate, limestone and fiberglass that we are able to produce from the asphalt shingles recycling process, if any, we must be able to make economically viable arrangements for the storage, transportation and distribution of these products to the market.  We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate.

Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of our products and in turn diminish our financial condition or ability to maintain our operations.

We rely on technology to conduct our business, and our technology could become ineffective or obsolete.

We rely on technology, including proprietary techniques, processes, and intellectual property, as well as closely-held economic models, to develop our plans and estimates and to guide our development, processing, and production activities.  We will be required to continually enhance and update our technologies in order to maintain its efficacy and to avoid obsolescence. As such, our business may carry with it a greater degree of technological risk than other projects that employ commercially proven technologies. If major process design changes are required, the costs of doing so may be substantial and may be higher than the costs that we anticipate for technology maintenance and development.  If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired.  Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.

We do not yet have a market for any of our recycled products.

There can be no assurance that a market will develop for our recycled products. We do not have any sales or supply agreements with any company for the byproducts of waste asphalt shingles.

Our shingle remediation activities will be dependent upon having an available supply of waste asphalt shingles from waste haulers, shingle manufacturers or other third parties.

As of the date of this Offering Circular we did not have any supply agreements with landfills and/or private waste haulers.

Risks Related to Oil Sands Exploration

We do not have any proven oil reserves.

As of the date of this Offering Circular our bitumen deposit did not have any proven oil reserves. If our oil sands do not contain economically recoverable heavy oil and bitumen, and/or we are unable to commercially extract such quantities, we may be forced to abandon or curtail our business plan and, as a result, any investment in us may become worthless.

The price of oil has historically been volatile.

Our future financial condition and results of operations will depend, in part, upon the price for oil. Oil prices historically have been volatile and likely will continue to be volatile in the future, especially given current world geopolitical conditions. Our cash flows from operations will be highly dependent on the prices that we receive for oil. This price volatility also affects the amount of our cash flows available for capital expenditures and our ability to borrow money or raise additional capital. The price for oil is subject to a variety of additional factors that are beyond our control. These factors include:

•the level of consumer and industrial demand for oil;

•the domestic and foreign supply of oil;

•the ability of the members of the Organization of Petroleum Exporting Countries (“OPEC”) to agree to and maintain oil price and production controls;

•domestic governmental regulations and taxes;

•adverse weather conditions;

•market uncertainty due to political conditions in oil and gas producing regions; and

•worldwide economic conditions.

These factors as well as the volatility of the energy markets generally make it extremely difficult to predict future oil price movements with any certainty. In a low oil price environment oil sands exploration and development may not be economically or financially viable or profitable. Prolonged periods of low oil prices, or rising costs, could result in our mining and processing operations being delayed or cancelled.

Furthermore, our ability to sell oil will be affected by numerous factors beyond our control. These factors include, but are not limited to, proximity and capacity of refineries and pipelines and processing equipment, equipment and labor availability and government regulations (including, without limitation, regulations relating to taxes, royalties, importing and exporting of oil, and land use and environmental protection). Weather conditions or natural disasters or labor disputes may impair the distribution of oil and in turn diminish our financial condition and our ability to maintain our operations.

Our operations are currently geographically concentrated and therefore subject to regional economic, regulatory and capacity risks.

Initially, all of our operations will be conducted at our PR Spring Facility in eastern Utah. As a result of this geographic concentration, we may be disproportionately exposed to the effect of regional supply and demand factors, delays or interruptions of production from oil sands caused by governmental regulation, processing or transportation capacity constraints, market limitations, or weather events.

Oil sands development involves many risks.

The oil sands development business involves a variety of operating hazards and risks such as explosions, fires, spills, pollution, release of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available to us and/or force us to expend substantial monies in connection with litigation or settlements.

Environmental and regulatory compliance may impose substantial costs on us.

Our operations will be subject to stringent federal, state and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.

Our oil production and processing activities will be subject to extensive laws and regulations governing development, production, taxes, labor standards, occupational health, waste disposal, land use, protection and remediation of the environment, protection of endangered and protected species, operational safety, toxic substances and other matters. Compliance with these laws and regulations, or changes to existing laws or regulations, will impose substantial costs on us and may subject us to significant potential liabilities.

We are required to obtain various regulatory permits and approvals in order to operate. There is no assurance that these regulatory approvals will be obtained at all or with terms and conditions acceptable to us.

We may be exposed to third party liability and environmental liability in the operation of our business.

Our operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damage. We could be liable for environmental damages caused by previous owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, and the payment of such liabilities could have a material adverse effect on our financial condition and results of operations. The release of harmful substances in the environment or other environmental damages caused by our activities could result in us losing our operating and environmental permits or inhibit us from obtaining new permits or renewing existing permits. We currently have a limited amount of insurance and, at such time as we commence operations, we expect to be able to obtain and maintain additional insurance coverage for our operations, including limited coverage for sudden environmental damages, but we do not believe that insurance coverage for environmental damage that occurs over time is available at a reasonable cost. Moreover, we do not believe that insurance coverage for the full potential liability that could be caused by environmental damage is available at a reasonable cost. Accordingly, we may be subject to liability in the event of certain environmental damage.

Decommissioning costs are unknown and may be substantial.  Unplanned costs could divert resources from other projects.

In the future, we may become responsible for costs associated with abandoning and reclaiming wells and facilities which we use for processing of oil sands.  Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning”. If decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs.  The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.

Risks Related to Our Common Stock

Investors in this offering may not be entitled to a jury trial with respect to certain claims which could result in less favorable outcomes to the plaintiff(s) in any action against us.

Investors in this offering will be bound by the Subscription Agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to these agreements. By signing this agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If the Company opposes a jury trial demand based on any waiver, a court would determine whether the waiver would be enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal laws. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the Federal securities laws has not been finally adjudicated by a Federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware and in the Court of Chancery in the State of Delaware, which governs the Subscription Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before signing the Subscription Agreement.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement, including claims under Federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Subscription Agreement with a jury trial. No condition, stipulation, or provision of the Subscription Agreement serves as a waiver by an investor, of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares that were in effect immediately prior to the transfer of the Shares, including but not limited to the Subscription Agreement.

Claims of U.S. civil liabilities may not be enforceable against our management.

Certain members of our Board of Directors and senior management are residents of Canada, and many of the assets of such persons are located outside the United States. As a result, it may not be possible to serve process on such persons in the United States or to enforce judgments obtained in U.S. courts against them based on civil liability provisions of the securities laws of the United States.

The United States and Canada do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Canada. In addition, uncertainty exists as to whether Canadian courts would entertain original actions brought in the United States against the Company’s Canadian directors or senior management predicated upon the securities laws of the United States or any state in the United States. Any final and conclusive monetary judgment for a definite sum obtained against us in U.S. courts would be treated by the courts of Canada as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that certain requirements are met. Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the U.S. securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision. If a Canadian court gives judgment for the sum payable under a U.S. judgment, the Canadian judgment will be enforceable by methods generally available for this purpose. These methods generally permit the Canadian court discretion to prescribe the manner of enforcement.

As a result, U.S. investors may not be able to enforce any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws, against the Company’s officers or directors who are residents of Canada

We may issue shares of preferred stock that would have a liquidation preference to our common stock.

Our articles of incorporation currently authorize the issuance of 25,000,000 shares of our preferred stock. The board has the power to issue shares without shareholder approval, and such shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. We presently have no commitments or contracts to issue any shares of preferred stock. Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of our company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of our common stock.

As of the date of this Offering Circular there was no market for our common stock.

If you want to sell your shares of common stock in the future, you may not be able to find a buyer. Although we intend to apply in the future for quotation of our common stock on the over-the-counter market there are several requirements that we may or may not be able to satisfy in a timely manner. Even if we obtain that quotation, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. In addition, should a market develop for our common stock in the future, many brokerage firms will not accept the deposit of microcap securities or the fees charged to deposit your securities with a broker may be high. You should assume that you may not be able to liquidate your investment for some time should a public market develop for our common stock.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity for our common stock if and when it is publicly traded.

Trades of the Company’s common stock, should a market ever develop, may be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

DILUTION

If you purchase Units in this offering, you will experience dilution to the extent of the difference between the public offering price of the Units and the net tangible book value per share of our common stock immediately after this offering.

The following table illustrates this dilution on a per share basis depending on the number of Units sold in this offering. For purposes of the dilution calculations below the price of a Unit was allocated to the offering price of our common stock:

	Units sold in this offering
	6,500,000	12,900,000	15,000,000

Public offering price per share	$1.25	$1.25	$1.25
Shares of common stock outstanding at September 30, 2021	31,615,545	31,615,545	31,615,545
Net tangible book value as of September 30, 2021	$1,323,731	$1,323,731	$1,323,731
Net tangible book value per share as of September 30, 2021	$0.04	$0.04	$0.04
Net offering proceeds	$7,631,750	$15,551,750	$18,150,500
As adjusted net tangible book value after giving effect to this offering	$8,955,481	$16,875,481	$19,474,231
Shares outstanding after this offering	38,115,545	44,515,545	46,615,545
As adjusted net tangible book value per share after giving effect to this offering	$0.27	$0.41	$0.45
Dilution per share to investors in this offering	$0.98	$0.84	$0.80
Increase in net tangible book value per share attributable to new investors	$0.23	$0.37	$0.40

Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of September 30, 2021.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants or the conversion of any notes. The exercise of outstanding options or warrants or the conversion of notes having an exercise/ conversion price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

USE OF PROCEEDS

The following table below sets forth the use of proceeds from this Offering depending on the number of Units sold.

Offering Proceeds
Units Sold	1,500,000	3,000,000	6,500,000
Gross Proceeds from this Offering (Units only)	$1,875,000	$3,750,000	$8,125,000
Offering Expenses (1)	$348,113	$366,439	$493,250

Total Offering Proceeds Available for Use	$1,526,887	$3,383,561	$7,631,750

Estimated Expenditures
PR Spring Facility
Capital Equipment Costs	$-	$-	$2,900,000
Development and Engineering Costs	$-	$-	$3,324,700
Commissioning and Startup Costs	$-	$-	$925,000
ASR Facility
Engineering & Design Costs		$-
Capital Equipment and Construction Costs	-	-	-
Commissioning and Startup Costs
General and Administration	$375,000	$375,000	$375,000
Total Expenditures	$375,000	$375,000	$7,524,700

Working Capital Reserves	$1,151,887	$3,008,561	$107,050

Offering Proceeds
Units Sold	12,900,000	15,000,000
Gross Proceeds from this Offering (Units only)	$16,125,000	$18,750,000
Offering Expenses (1)	$573,250	$599,500

Total Offering Proceeds Available for Use	$15,551,750	$18,150,500

Estimated Expenditures
PR Spring Facility
Capital Equipment Costs	$2,900,000	$2,900,000
Development and Engineering Costs	$3,324,700	$3,324,700
Commissioning and Startup Costs	$925,000	$925,000
ASR Facility
Engineering & Design Costs	$1,500,000	$1,500,000
Capital Equipment and Construction Costs	-	$6,500,000
Commissioning and Startup Costs		$800,000
General and Administration	$1,050,000	$1,450,000
Total Expenditures	$9,699,700	$17,399,700

Working Capital Reserves	$5,852,050	$750,800

(1)Includes fees and commissions payable to and legal, accounting, printing, due diligence, marketing, selling and other costs, including payments to Equifund, LLC. We will pay Equifund a one-time startup fee of $15,000 for its services in hosting the offering on its online platform. Further, we will also pay Equifund a technology and administration fee of $40 per investor when each investor deposits funds into the escrow account maintained for the offering. See "Plan of Distribution" for more information regarding our agreement with Equifund .  The budgeted amounts for the offering costs are an estimate only and the actual offering costs may differ.

If we sell at least 6,500,000 Units in this offering, we expect to have sufficient capital to complete the retrofit of the PR Spring Facility. If less than 6,500,000 Units are sold we intend to finance development of the PR Spring Facility through additional sales of equity or debt securities, borrowings from third party lenders, or joint ventures.

If we sell at least 12,900,000 Units in this offering, we expect to have sufficient capital to complete the retrofit of the PR Spring Facility and develop the ASR Facility.

If more than 6,500,000 Units, but less than 12,900,000 Units are sold in this offering we intend to finance the development of the ASR Facility through additional sales of equity or debt securities, borrowings from third party lenders, joint ventures or from revenues generated from the PR Spring Facility.

Construction of subsequent ASR Facilities is expected to be funded from available cash generated from the PR Spring Facility and from the first ASR Facility.

If we do not sell enough Units in this Offering to retrofit the PR Spring Facility and/or develop the ASR Facility, there can be no assurance that we will be able to raise additional capital from any source.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.  Until such time as the Company is able to generate sufficient revenue the Company will need to obtain additional financing to fund its operating losses.

Because the offering is a “best efforts,” we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations for the fiscal year ended December 31, 2020 and the nine months ended September 30, 2021 should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

The Company was incorporated in Delaware on June 4, 2019 as “Recoteq, Inc.” On April 22, 2020, the Company changed its name to “Sky Quarry Inc.”

The Company acquired 2020 Resources LLC on September 16, 2020. The assets of 2020 Resources include an oil sands remediation facility and a 100% interest in asphalt bitumen exploration leases covering approximately 5,930 acres in the PR Spring region in Utah. On September 16, 2020 the Company also acquired 2020 Resources (Canada) Ltd, an entity which is currently inactive.

Results of Operations

Year ended December 31, 2020 Compared to Year ended December 31, 2019

The Company is in an early stage of development and has a limited history of operation.  Our costs and expenses currently consist of general and administrative expenses primarily composed of travel, and office expenses of employees and contractors, software license fees, and other overhead expenses; finance costs related to debt service; and research and development related to the maintenance and filing of intellectual property. Costs and expenses increased, primarily due to:

●General and administrative expenses increased, due primarily to increases in fees incurred in connection with business investigation costs, travel, contract negotiation, software licenses and transaction fees with regard to the acquisition of 2020 Resources, LLC and 2020 Resources (Canada) Ltd.;

Finance costs increased, due to interest payments made in connection with the issuances of promissory notes and to bank charges.

Nine months ended September 30, 2021 compared to nine months ended September 30, 2020

The Company’s officers and directors voluntarily waived salaries and fees for the nine months ended September 30, 2021 and 2020 ..

Costs and expenses during the nine months ended September 30, 2021 consisted of professional fees related to the audit of the 2020 fiscal year and preparation of the Offering Circular; general and administrative expenses primarily composed of travel; office expenses of employees and contractors; insurance and other overhead expenses; and finance costs related to debt service.

Subsequent to September 30, 2021 our legal and professional, research and development, payments to contractors, and marketing and advertising expenses are expected to increase in connection with this Offering. Our expenses related to wages and payroll taxes have temporarily decreased due to key management voluntarily waiving wages. We expect wages and payroll tax expenses to increase following this Offering.  In addition, our future financial statements will show additional expenses related to the retrofit of the PR Spring facility and development of the ASR Facility portfolios.

Liquidity and Capital Resources

The Company has generated limited revenues and requires the continued infusion of new capital to continue business operations. Since its inception, the Company has funded operations through loans and the sale of equity securities. The Company will attempt to raise additional capital through the sale of its equity securities or loans. Absent additional capital, the Company may be forced to curtail its operations.

As of September 30, 2021 the Company had liabilities of $2,171,976 evidenced by promissory notes. Of these liabilities, $125,000 may be converted into 1,041,332 shares of our common stock.

The Company's capital requirements for the twelve month period following the date of this Offering Circular are:

•	Retrofit PR Spring Facility	$7,149,700
•	Design, engineer, and construct prototype ASR facility	$8,000,000
•	Commissioning and Startup	$800,000
•	Operating Expenses	$375,000-1,450,000

Seasonality

The Company anticipates that sales of asphalt paving aggregate and sales of heavy oil from the PR Spring Facility may to be subject to seasonality during the months from November to March due to potential difficulties in transportation of the product by truck during adverse weather conditions.

The Company does not expect commercial operations of oil sands remediation at the PR Spring Facility to be subject to seasonality, nor does the Company expect the operation of ASR Facilities to be subject to seasonality.

Subsequent Events

On November 22, 2021, the Company issued promissory notes in the amount of $100,000 to two arms’ length lenders, each with a term of twelve months and bearing interest at a rate of 15% per annum payable at maturity. All or any part of the principal and accrued interest due under the notes is convertible at the election of the holder during the term of the note into Common Shares at a conversion price of $1.25 per Common Share. As inducement for advancing the notes, the lenders were issued 100,000 share purchase warrants. The warrants are exercisable into Common Shares for a period of eighteen months with an exercise price of $0.50 per Common Share.

On November 22, 2021, the Company issued a promissory note to JPMorgan Chase in the amount of $25,000. The note has a term of twelve months and bears interest at a rate of 15% per annum payable at maturity. All or any part of the principal and accrued interest due under the note is convertible at the election of the holder during the term of the note into Common Shares at a conversion price of $1.25 per Common Share. As partial consideration for advancing the note, JPMorgan Chase was issued 25,000 share purchase warrants. The warrants are exercisable into Common Shares for a period of eighteen months with an exercise price of $0.50 per Common Share.

On November 22, 2021, the Company sold 703,000 Common Shares in a Private Offering to certain investors for gross proceeds of $231,990.

On November 22, 2021 the Company issued 175,750 Common Shares to JPMorgan Chase for conversion of debt in the amount of $57,997.50 at a conversion price of $0.33 per Common Share and 52,432 Common Shares for conversion of debt in the amount of $13,108 at a conversion price of $0.25 per Common Share

On December 9, 2021 the Company issued 209,731 Common Shares to an arms’ length lender for conversion of debt in the amount of $52,432.88 at a conversion price of $0.25 per Common Share.

On December 16, 2021 the Company sold 805,200 Units for gross proceeds of $1,006,500.00. Each Unit consisted of one Common Share and one warrant. The warrants are exercisable into Common Shares for a period of three years with an exercise price of $2.50 per Common Share. The Company also issued 8,052 Agent Warrants to Digital Offering LLC. The Agent Warrants are exercisable into Common Shares at an exercise price of $1.25 per Common Share and are subject to transfer, lock-up and exercise restrictions as set forth in Rule 5110 of the Financial Industry Regulatory Authority, Inc (“FINRA”), as applicable. Fees associated with this sale amounted to $42,281.73 for net proceeds of $964,218.27.

On December 27, 2021 the Company sold 532,652 Units for gross proceeds of $665,815.00. Each Unit consisted of one Common Share and one warrant. The warrants are exercisable into Common Shares for a period of three years with an exercise price of $2.50 per Common Share. The Company also issued 5,326 Agent Warrants to Digital Offering LLC. The Agent Warrants are exercisable into Common Shares at an exercise price of $1.25 per Common Share and are subject to transfer, lock-up and exercise restrictions as set forth in Rule 5110 of the Financial Industry Regulatory Authority, Inc (“FINRA”), as applicable. Fees associated with this sale amounted to $11,763.35 for net proceeds of $654,051.65.

BUSINESS

Sky Quarry is an environmental remediation company formed to deploy technologies to facilitate the recycling of waste asphalt shingles and remediation of oil-saturated sands and soils.  The recycling of asphalt shingles will reduce the dependence of the American economy on landfills for the removal of waste and will also reduce the economy’s dependence on virgin crude oil for industrial uses.

Sky Quarry was incorporated in Delaware on June 4, 2019 as “Recoteq, Inc.” On April 22, 2020, the Company changed its name to “Sky Quarry Inc.”

The Company acquired 2020 Resources LLC on September 16, 2020. The assets of 2020 Resources include an oil sands remediation facility (referred to in this Offering Circular as the “PR Spring Facility”) and a 100% undivided interest in asphalt bitumen exploration leases covering approximately 5,930 acres in the PR Spring region of Utah. On September 16, 2020, the Company also acquired 2020 Resources (Canada) Ltd., an entity which is currently inactive.

The Company intends to retrofit the PR Spring facility to:

•Utilize its proprietary waterless solvent-based oil separation process (“ECOSolv”) to recycle waste asphalt shingles, and

•Produce oil and asphalt paving aggregate from its bitumen deposit.

The Company also plans to develop a modular, asphalt shingle recycling facility which can be deployed in areas with high concentrations of waste asphalt shingles and near asphalt shingle manufacturing centers.

The ECOSolv Process

Under the ECOSolv process, the oil sands are mined, crushed and then mixed with a proprietary hydrocarbon-based waterless solvent and heated and agitated in a mixing vessel into a slurry. The solvent “washes” the sand clean and separates the sands from the pre-oil liquid asphalt. The created ‘pre-oil’ is then processed in the separation stage and various products can be produced – WTI market bitumen, heavy oil or heavy crude oil. The solvent is extracted by separation, distillation and evaporation processes and is captured for re-use in the closed loop system, leaving clean heavy oil ready for sale. Separation of the sand is done by mechanical drying units, which evaporate and capture the solvent for reuse, leaving behind environmentally clean sand.

In the case of processing WAS, the granules and fine powder are then cleaned, classified, separated and prepared for delivery to the customer. The asphalt bitumen is processed via Sky Quarry’s proprietary ECOSolv process.

Bench testing for waste asphalt shingles was performed using a sample containing 22% to 25% weight saturation asphalt bitumen content. The samples were processed using the Company's ECOSolv process and resulted in an end product containing, on average, 20.8% bitumen, implying a hydrocarbon recovery factor of 95% and solvent recovery of up to 99%.

The testing process consisted of the following steps.

1. Sample Preparation. Waste asphalt shingles were used as source materials for all tests. Samples were crushed and ground to approximately 1/2" size granules. A number of samples were heated to 650 Celsius in a retort test and weighed to serve as a reference for volumetric calculation of hydrocarbon loss.

2. Activation. Some samples were activated with specific solvents to initiate the process where hydrocarbons trapped in the inorganic matter are released. This stage changes the sample’s porosity structure thus improving oil extraction kinetics and making it possible to greatly improve hydrocarbon extraction.  It was noted that oil extraction from the activated samples increased up to 15% compared to non-activated samples.

3. Extraction. Sky Quarry’s proprietary ECOSolv solvent blend was then added and agitated using a vortex mixing system for a set period of time to extract oil from the activated samples. Different combinations of temperatures and resonance times were investigated to optimize the activation and extraction stages.

4. Solvent recovery. Solvent was separated from the sample using a heated vapor recovery module, captured via condensation and measured to calculate the recovery rate.

The test results, performed in-house in the 4th quarter of 2020 showed that waste asphalt shingles contained approximately 22% to 25% weight saturation measured hydrocarbons. Therefore, the percentage of hydrocarbons extracted from the activated waste asphalt shingles in Sky Quarry’s vortex mixing process would be close to the maximum oil content of approximately 22% approaching >90% yield.

The PR Spring Facility

The PR Spring Facility was completed in 2015 originally to utilize a hybrid water/biosolvent recovery system for the separation of oil from oily sands and asphalt sludge. This process has since been shown to be uneconomic in the current environment and to use significant amounts of water. The retrofitting of the facility to process both waste asphalt shingles and to remediate oil saturated surface oil sands will utilize a proprietary benign petroleum based solvent “ECOSolv” formulation for recovery, requiring very little to no water in the process. This same solvent process has been demonstrated in bench tests to be effective in the separation of waste asphalt shingles into its base components of oil, sand and fiberglass.

Asphalt Bitumen Leases

2020 Resources holds a 100% undivided interest in three contiguous asphalt bitumen leases the “PR Spring Leases”) covering approximately 5,930 acres in the PR Spring region in Utah. The leases were issued by the State of Utah’s School and Institutional Trust Land Administration (“SITLA”) and requires payment of annual rent of $6,380 per year and minimum royalties of $63,800 per year. Once production from the bitumen deposit begins production royalties will be 6.5% of gross sales per year.

The PR Spring oil sands deposit is located along the southeast flank of the Uinta Basin, formed during late Cretaceous and Early Tertiary Period. The deposit is within the Eocene-aged Green River Formation of the Douglas Creek Member. In general, the sands thicken to the southeast, closer to their source, becoming increasingly finer-grained and carbonate rich to the north and northwest.

The location of the project is amongst rugged topography, meaning the overburden thickness of the oil-saturated sands is highly variable. This variability directly effects the total volume to bitumen in-place calculations across the property. The target deposit is topographically high, which has resulted in erosion of much of the non-reservoir overburden. The mine pits have been proposed in an ideal location where the target resource is very shallow and thick, outcropping at the surface in some locations.

The reservoir is found within fluvial and lacustrine sand deposits, is oil-wet and quartz-rich, comprising of approximately 55 percent quartz, 25 to 35 percent feldspar, six to 13 percent carbonates and six percent clays, while accessory minerals comprise the remaining portion. The grains of sand within the deposit are consolidated (unlike McMurray sands found within Athabasca which are unconsolidated) with a combination of silica, carbonate, dolomite and ankerite (iron-magnesium rich carbonate) cements.

Lateral variability of ore bed characteristics is present due to the geologic nature of their deposition (inter-tongued/braided fluvial channels versus more laterally uniform lacustrine or marine sediments) increasing the possibility of discontinuous bedding or variations in bitumen saturation over comparatively shorter distances.

Five main oil-saturated sands are present: informally named A Bed at the base of the interval moving upsection to E Bed at the top (A Bed having the lowest average oil saturation and the uppermost E Bed being eroded from the project area). These sequences are separated by five carbonate markers consisting of mostly limestone, which have been correlated across the entire property. Multiple stacked oil saturated zones, separated by non-reservoir facies, will result in operationally complex handling of ore versus interburden material during mining operations. Ideal pit locations coincide with thick oil-saturated net pays, rich saturations and thin overburden. Multiple phases of mining have been identified for the project, with Phase 1 having the highest density of drilling and greatest availability of geological information.

Well data in the mine pits is very dense and high quality, with 70 core holes in the Phase 1 mine pit locations and over 180 cored wells across PR Spring acreage. A detailed understanding of the reservoir can be achieved by analysis of this data.

Revenue Streams – The PR Spring facility will have the following revenue streams:

a) Asphalt paving aggregate– Raw asphalt ore will be mined from the PR Spring mine site and crushed to produce asphalt paving aggregate.

b) Oil production from bitumen leases – Mined bitumen will be separated through use of the ECOSolv process into clean sand and a low-sulfur heavy oil product to be sold to local refiners. Due to the low sulfur content, the oil is ideal for diesel fractioning and in particular for use with marine tanker fuels.  The sand will be stockpiled for mine remediation or can be sold for use in construction materials.

By the year ending December 31, 2023 the Company expects that approximately 33% of its gross revenue will be derived from the sale of oil produced from its PR Spring facility. However, as of the date of this Offering Circular, the Company did not have any proven reserves on its bitumen leases, primarily due to the fact that its ECOSolv process, which the Company will use to produce oil from the bitumen leases, has not been used in a commercial setting.

c) Recycling of waste asphalt shingles (“WAS”) - Products derived from recycling of waste asphalt shingles include Asphalt Cement, Shingle Granules and Sand Aggregate, Limestone and Fiberglass which can be sold back to asphalt paving companies or shingle manufacturers.

Asphalt Cement (also referred to Tack Coat, Prime Coat, or Liquid Asphalt) is a bituminous asphalt binder applied between layers of new asphalt concrete or over existing road surfaces prior to adding overlay, or in the case of shingle manufacture, is applied between fiberglass and backing layers to provide a finished shingle product.

Shingle Granules are simply waste asphalt shingles milled to a consistency as coarse as 2" chunks or to as fine as coffee grounds depending on client requirements. Nails are electromagnetically separated during grinding. Adding Shingle granules to new hot-mix asphalt has been shown to provide some potential road benefits. Certain properties of asphalt pavement, specifically resistance to rutting and cracking, have been shown to improve with the addition of Shingle granules. Shingle granules can also improve the surfaces and durability of gravel roads. When added to gravel, Shingle granules can improve gravel road surface and durability and reduce gravel dust and road noise. Shingle Granules also works well as a stand-alone base for temporary roads and driveways. When mixed with recycled asphalt pavement and concrete, Shingle granules can serve as a sub-base for road construction.

Sand Aggregate and limestone will be clean and free of hydrocarbon residue and therefore suitable for construction applications. Fiberglass will be separated and sold for use as filler in artificial wood, cement, or asphalt production.

d) The PR Spring facility will charge a “tipping fee” to waste haulers or renovation contractors to drop off waste asphalt shingles.

e) WAS material can be ground to provide a blended paving aggregate or the ground product can be processed much the same as bitumen through the same ECOSolv separation process into its base components.

ASR Facility

The first asphalt shingle recycling facility (“ASR Facility”) is intended to be built in 2021 in proximity to a major shingle manufacturing plant. This will provide a steady supply of waste manufactured shingles and reduce transportation costs to a close cooperation customer. In addition, discussions with other suitable facilities with existing waste shingle stockpiles are underway.

The ASR Facility design will be capable of remediating waste asphalt shingles into their basic components – asphalt cement, shingle granules, sand aggregate, limestone and fiberglass – utilizing the ECOSolv and separation process. These components will be sold for use as for binding material and tar coat to the asphalt paving industry or to roofing shingle manufacturers. The Company’s plan of operations calls for the construction and operation of five or more ASR Facilities during the next five years.

Sky Quarry has identified target markets across the United States, with the potential to scale regionally to Virginia, Vermont, Alabama, Florida, and Maryland before addressing larger in markets such as Los Angeles, Portland, and Seattle.

Waste Asphalt Shingle Market

According to the Asphalt Roofing Manufacturers Association, approximately 13.2 million tons of asphalt roofing shingles are disposed of each year. About 1.2 million tons is waste produced by the roofing manufacturers and about 12 million tons is waste produced by residential tear-off shingles. Waste asphalt shingles amounts to about 8 percent of the nation’s total building-related waste. Over 93 percent of these waste shingles end up in landfills.

This waste stream is only going to increase. Considering that four out of five homes in the USA are roofed with asphalt shingles and that December 2020 saw the highest annualized housing starts (over 1.5 million single family dwellings) since 2006.  Also consider that on average, nearly 6 million homes are reroofed each year, each roof being comprised of 1 to 3 tons of asphalt shingles. U.S. demand for residential roofing is projected to rise 0.7% per year to reach 164.1 million squares in 2024.

Asphalt shingles cannot be composted. Because asphalt is manufactured from refined petroleum, incineration would result in the emission of gases hazardous to human health. By contrast, every ton of asphalt shingles that is recycled reduces the need for oil by 2 barrels.

States and local agencies around the USA are beginning to see the advantage of using recycled asphalt shingles ("RAS") in road infrastructure projects on county, city and state roads. They are using RAS in aggregate base courses and for granular base stabilization on local roads. Paving contractors in many states are using RAS for parking lots, private driveways and in HMA mixes for varied purposes such as patching and temporary roads. The most promising future market may be local governments. Over the last ten years, Minnesota DOT has been doing laboratory and field tests with RAS on hiking and biking trails and on town and county road sections, with positive results. Georgia DOT has also experienced good results using RAS on local roads to the extent that they have modified their HMA specifications to allow for 5 percent waste shingles in the total mix.

According to an industry survey conducted by the National Asphalt Pavement Association (NAPA), it was estimated that a total of 921,000 tons of RAS was used in asphalt mixtures in 2019. RAS usage during the 2019 construction season is estimated to have reduced the need for 184,200 tons (more than 1 million barrels) of asphalt binder and about 460,000 tons of aggregate with a total estimated value of more than $103 million. Reclaiming 611,000 tons of unprocessed RAS for future use saved about 370,000 cubic yards of landfill space, and more than $33 million in gate fees for disposal in landfills.

From 2018 to 2019, the estimated total amount of asphalt mixture produced in the United States increased from 389.3 million tons to 421.9 million tons, an increase of 7.7 percent.

The Oil Sands Market

As an unconventional hydrocarbon resource, oil sands (or bitumen) hold hundreds of billions of barrels of oil on a worldwide basis. Although Canada is the only country that is currently extracting large quantities of oil from its oil sands deposits, the United States also has large oil sands resources that can be developed. In a 2007 Report entitled “A Technical, Economic, and Legal Assessment of North American Oil Shale, Oil Sands, and Heavy Oil Resources In Response to Energy Policy Act of 2005 Section 369(p)” (September 2007), prepared by the Utah Heavy Oil Program, Institute For Clean and Secure Energy and The University of Utah for the U.S. Department of Energy (the

“2007 Report”), the authors reported the following estimates, which estimates were based upon source material published in 1979, 1987 and 1993:

•The United States has an estimated 76 billion barrels of oil-in-place (OIP) from bitumen and heavy oil contained in oil sands resources (OIP are not estimates of reserves or recoverable resources).

•In the United States, Utah is known to have the largest oil sands deposits, with total resource estimates ranging from 23 to 32 billion barrels of OIP from bitumen and heavy oil contained in oil sands formations and deposits.

A substantial part of the oil sands deposits in the PR Spring Leases are accessible through outcroppings or in shallow depths with limited or no overburden. In the Company's view, the location and accessibility of oil sands deposits at PR Spring create an opportunity for commercial development, supported by positive economics, using surface mining techniques and our extraction technology.

The worldwide growing demand for heavy crude oil and the recent decline in heavy crude oil production in countries such as Venezuela makes the high quality, low sulfur, heavy oil found in oil sands deposits in the United States a valuable resource that has been underdeveloped to date. The development of oil sands domestically has the potential to turn the United States into a major supplier of heavy oil to world markets. To date, oil sands development has been limited by the absence of a viable technology that can extract heavy oil and bitumen from the oil sands deposits in an economical and environmentally responsible manner. To that end, Sky Quarry aims to develop its oil sands leases in an economical and environmentally responsible manner.

Regulation

OSHA and Other Laws and Regulations.

We are subject to the requirements of the federal Occupational Safety and Health Act (“OSHA”), and comparable state laws. The OSHA hazard communication standard, the EPA community right-to-know regulations under the Title III of CERCLA and similar state laws require that we organize and/or disclose information about hazardous materials used or produced in our operations. Also, pursuant to OSHA, the Occupational Safety and Health Administration has established a variety of standards related to workplace exposure to hazardous substances and employee health and safety.

Oil Pollution Act.

The Federal Oil Pollution Act of 1990 (“OPA”) and resulting regulations impose a variety of obligations on responsible parties related to the prevention of oil spills and liability for damages resulting from such spills in waters of the United States. The term “waters of the United States” has been broadly defined to include inland water bodies, including wetlands and intermittent streams. The OPA assigns joint and several strict liability to each responsible party for oil removal costs and a variety of public and private damages. We believe that we are in compliance with the OPA and the federal regulations promulgated thereunder in the conduct of our operations.

Clean Water Act.

The Federal Water Pollution Control Act (“Clean Water Act”) and resulting regulations, which are primarily implemented through a system of permits, also govern the discharge of certain contaminants into waters of the United States. Sanctions for failure to comply strictly with the Clean Water Act are generally resolved by payment of fines and correction of any identified deficiencies. However, regulatory agencies could require us to cease construction or operation of certain facilities or to cease hauling wastewaters to facilities owned by others that are the source of water discharges. We believe that we substantially comply with the Clean Water Act and related federal and state regulations.

Intellectual Property

The Company holds the following patents and patent applications:

ID Type	Patent Name	Filing Date
Patent 2578873	Removal of hydrocarbons from particulate solids (CANADA)	2012-12-11
Patent 8758601B2	Removal of hydrocarbons from particulate solids (USA)	2014-07-24
Patent 10184084B2	Oilsands processing using inline agitation and an inclined plate separator (USA)	2019-01-22

Application 2964795	Method for producing pipeline specification bitumen from oil sands mining and extraction facilities (CANADA)	2017-04-21
Application 3028202	Method for producing pipeline specification bitumen from oil sands mining and extraction facilities using non-miscible solvents and centrifuge processing (CANADA)	2018-12-20
Application 2925007	Solvent addition in water based oil sands ore digestion and primary extraction (1) (CANADA)	2016-03-24
Application 2017 / 0306242 A1	Method for producing pipeline specification bitumen from oil sands mining and extraction facilities (USA)	2017-10-26

•Patent applications are currently under review and may not be renewed if they have no practical application under the new solvent based recovery system being contemplated.

Agreement with JP Morgan Chase Bank

On June 21, 2021, stockholders of the Company unanimously consented to terminate a Stockholders Agreement entered into by all of the stockholders and the Company on September 24, 2020 and approved a governance agreement between the Company and JPMorgan Chase Bank N.A. (“JPM”), which grants to JPM the following rights:

•a consent right with respect to certain business transaction matters, including: (a) material changes to the nature of the Company’s business, (b) a grant of certain stock options or restricted stock, (c) the Company’s entry into certain employment or compensation agreements, (d) the incurrence by the Company of more than $500,000 of debt, (e) the Company’s entry into a related party agreement, (f) a sale transaction, (g) a loan by the Company in excess of $500,000, (h) settlement of a lawsuit or other dispute in excess of $500,000 or (i) any investment by the Company in excess of $500,000;

•Board of Director observation rights;

•the right to receive approximately 125,000 additional shares of common stock, for a nominal consideration, upon the conversion of a promissory note with an unrelated third party;

•the right to receive certain quarterly and annual financial statements of the Company; and

•certain inspection rights so long as JPM owns at least 10% of the Company’s outstanding shares of common stock.

See "Description of Securities- Preferred Stock" for information concerning rights held by JPM as the holder of the Company's Series A Preferred Stock.

Other

The Company’s head office and mailing address are 136 E S Temple, Suite 1400, Salt Lake City, Utah, 84111. However, due to COVID-19 and geographic concerns, the executive management team presently works remotely.

The Company’s PR Spring facility is located at 67750 Seep Ridge Road, Bonanza, Utah.

The Company currently has 5 full-time employees that work remotely or out of our headquarters in Utah.  During retrofit construction and commissioning, it is expected that management will provide oversight and a combination of consultants and temporary contract labor will form the basis of the workforce. It is expected that 12 full-time employees will be required in Q3 2021 at the time the PR Spring Facility commences operations.

As initial engineering and construction is mobilized for the first ASR Facility an additional ten employees will be required for the start up and operation of each facility.

MANAGEMENT

Name	Position	Age	Date Appointed to Current Position
David Sealock	Chief Executive Officer and a Director	61	January 2020
Marcus Laun	Executive Vice President and a Director	52	January 2020
Darryl Delwo	Vice President, Finance	55	July 2020
Travis Schneider	Director	48	May 2020

David Sealock, CEO and Director

Mr. Sealock has served as our Chief Executive Officer and Chairman since January 1, 2020 and is a co-founder of the technology concepts and processes utilized by the Company. Previously from March 26, 2018 to January 2020, Mr. Sealock served as CEO for Petroteq Energy. From January 2015 until joining our company, Mr. Sealock also served as President of Autus Ventures, Inc. where he established equity financing processes for startup and intermediate oil and gas companies and managed strategic planning and portfolio optimization. Prior to that, from January 2017 until August 2017, he was Vice President of Research & Development at Petroleum Technology Alliance Canada (PTAC), a Canadian hydrocarbon industry association that serves as a neutral non-profit facilitator of collaborative R&D and technology development. There he managed the coordination and services to facilitate the implementation of specific methane related projects. From August 2014 until December 2015, Mr. Sealock served as President and Chief Operating Officer of Sulvaris. Inc. During his tenure at Sulvaris, he collaborated to deliver equity financing and JV financing to recommence project construction. From 2008 to 2014, Mr. Sealock was the Executive Vice President of Sunshine Oilsands, Ltd., and was promoted to President and Chief Executive Officer (Interim) from 2013 to 2014, where he managed daily operations for engineering, construction, technology, operations, regulatory, human resources, investor relations, health, safety & environment, marketing, supply chain management, IT & systems, and corporate governance. From 2007-2008 he was Vice President of MegaWest Energy Corp. (now Gravis Energy) and from 2006-2007 he was Senior Manager of Total E&P (formerly Deer Creek Energy, Ltd.), where he was charged with leading a large-scale business & digital transformation to integrate Deer Creek Energy’s technology infrastructure into Total’s enterprise-wide global infrastructure. Mr. Sealock holds a bachelor’s degree, Business Management and is a Registered Engineering Technologist with ASET.

Mr. Sealock brings a strong background in technology related startup operations, regulatory compliance and corporate governance to the Company, which qualifies him to be a director, and adds significant strategic, business and financial experience.

Marcus Laun, EVP and Director

Mr. Laun has spent the past twenty years as a founding principal or senior advisor to over fifteen publicly and privately held companies. Mr. Laun has served as CEO of GrowthCircle.com from May 2013 to present, a media company specializing in the production and distribution of short films for corporate clients. Mr. Laun also serves as CEO of Geopulse Exploration since August 2017 to present, and as Vice President for Net Cents Technology, Inc from March 2020 to present.

His experience includes advising and investing in an organic food brand company which eventually sold for $250mm. He has in depth knowledge of media content and distribution having been a senior advisor to Digital Development Group which has a distribution platform with over 10,000 titles.  Mr. Laun has also advised and raised capital for companies in the solar, wind, oil and gas and alternative fuel industries.

His extensive expertise in financing, which qualifies him to be a director, culminated as a Managing Director for Knight Capital Group (the largest market-maker of equities in the US) where he managed syndicates for over $300 million in financing. He has a BS in Hotel Management from Cornell, and an MBA from Columbia University.

Darryl Delwo, VP Finance

Mr. Delwo has served as VP Finance since July 1, 2020.  Previously, from 2018 to 2020, Mr. Delwo served as CFO of Noralta Technologies Inc., a SaaS based monitoring firm primarily servicing the oil & gas market.  From March 2016 to July 2018 Mr. Delwo was the consulting finance leader providing strategic financial and operational turnaround initiatives including to Trilogy Net, Fratello Group of Companies, and Planit Builders. From October 2014 to March 2016 Mr. Delwo was Controller and Acting CFO for the start-up company Sulvaris Inc. supporting the venture funding to recommence project construction.  Prior to that, from March 2012 to June 2014 Mr. Delwo served as Controller of Black Diamond Energy Services establishing the amalgamation of several acquisitions. From March 2010 to March 2012 Mr. Delwo was Assistant Controller of Wholesale Sports responsible for operational and financial results for Canadian and USA retail operations. From March 2006 to March 2010 Mr. Delwo served as Assistant Controller of Regus Canada, managing Regus’s Canadian marketplace expansion. Mr. Delwo holds a CPA, CMA designation and Bachelor of Commerce, Accounting Major from Athabasca University and was recently distinctly honored for his professional achievements, dedication and exceptional service to the CPA profession.

Travis Schneider, Independent Director, Audit Committee Chair

Travis Schneider has served as a member of the board since May 2020. Previously he served as a director of Petroteq Energy Inc, a publicly traded company on the TSX Venture Exchange from December 2011 to March

2020. Most recently he served as Manager of Corporate Affairs for AgriMarine Holdings Inc. from October 2008 to November 2020. AgriMarine was a publicly traded company on the TSXV and later on the Canadian Securities Exchange from 2009 until its acquisition by Dundee Corporation in 2015. During his time at AgriMarine Mr. Schneider coordinated reports to senior management and the board of directors, assisted with audit and financial reporting and business planning, and was directly responsible for corporate regulatory maintenance and compliance, maintenance of license and permits, liaison with legal counsel, and matters involving human resources and information technology.

Mr. Schneider brings a strong background in startup operations, regulatory compliance and corporate governance to the Company and adds significant strategic, business and financial experience, which qualifies him to be a director.

Of our Directors, only Travis Schneider is deemed “independent” as that term is defined in Section 803 of the NYSE American Company Guide.

We do not have a financial expert as that term is defined by the Securities and Exchange Commission.

The Company has an Audit Committee comprised of Messrs. Travis Schneider (Chair) and David Sealock.

JP Morgan Chase Bank hold one share of our Series A preferred stock. As the holder of this preferred share JP Morgan Chase Bank has the right to appoint one person to our Board of Directors. As of the date of this Offering Circular JP Morgan had not designated any person to be one of our Directors.

During the years ended December 31, 2020 and 2019 the Company did not compensate any person for serving as a director.

Executive Compensation

For the fiscal year ended December 31, 2020, we compensated our three highest-paid directors and executive officers as follows:

Name and Position	Cash compensation	Other compensation	Total compensation
David Sealock, CEO (1)	-	-	-
Marcus Laun, EVP (2)	-	-	-
Darryl Delwo, VP Finance (3)	-	-	-

(1) The Company has an employment agreement with David Sealock for an annual base salary of $120,000. In addition, Mr. Sealock is eligible to earn an annual bonus, subject to the achievement of certain performance goals, milestones and objectives, as established from time to time by an appropriate committee of the Company’s Board. Additionally, Mr. Sealock is entitled to severance payments by the Company equal to twelve months of his base salary at the time of his termination if he is terminated without cause. Mr. Sealock waived payment of his salary in 2020.

(2) The Company has an employment agreement with Marcus Laun for an annual base salary of $120,000. In addition, Mr. Laun is eligible to earn an annual bonus, subject to the achievement of certain performance goals, milestones and objectives, as established from time to time by an appropriate committee of the Company’s Board. Mr. Laun is entitled to severance payments by the Company equal to twelve months of his base salary at the time of his termination if he is terminated without cause. Mr. Laun waived payment of his salary in 2020.

(3) The Company has an executive agreement with Darryl Delwo for an annual base salary of $90,000. In addition, Mr. Delwo is eligible to earn an annual bonus, subject to the achievement of certain performance goals, milestones and objectives, as established from time to time by an appropriate committee of the Company’s Board. Mr. Delwo is entitled to severance payments equal to up to eighteen months of his base salary at the time of his termination if he is terminated without cause. Mr. Delwo waived payment of his salary in 2020.

Other than as set out above, no other compensation was paid to our executive officers or directors in their capacities as officers and/or directors.

The following shows the amounts we expect to pay to our officers during the twelve months ended December 31, 2021 and the amount of time these persons expect to devote to our business:

Name	Projected Compensation	Percent of time to be devoted to the Company’s Business
David Sealock	$120,000	100%
Marcus Laun	$120,000	100%
Darryl Delwo	$90,000	100%

The Company has a Stock Incentive Plan which reserves 5,000,000 shares of common stock for issuance under the plan. As of the date of this Offering Circular no options or shares have been granted pursuant to the Plan.

Transactions with Related Parties

On September 28, 2020, the Company issued a promissory note to David Sealock, a director and the CEO of the Company, in the principal amount of $19,489.90. This loan has subsequently been repaid in full.

On September 16, 2020, the Company issued a promissory note to JPMorgan Chase Bank N.A (“JPM”), a 20% shareholder of the Company, in the principal amount of $450,000. The note bears interest at 10% per annum with balance due and payable on September 16, 2023. On May 13, 2021 JPM converted $200,475.00 into 607,500 shares of our common stock. On September 29, 2021 JPM converted $111,375 into 337,500 shares of our common stock. On November 22, 2021 JPM converted $57,995.70 into 175,750 shares of our common stock and $13,108 into 52,432 shares of our common stock. In addition, on November 22, 2021 JPM was issued a convertible note in the amount of $25,000 in settlement of $25,000 of existing debt. The convertible note bears interest at 15% per annum, has a maturity of one year and is convertible into shares of our common stock at $1.25 per share. As incentive to advance the convertible note, JPM was issued warrants to purchase 25,000 shares of our common stock at an exercise price of $0.50 for a period of eighteen months.

See "Business-Agreement with JPMorgan Chase Bank" for information regarding the Company's agreement with JPMorgan Chase Bank.

On July 13, 2020, the Company issued a convertible promissory note to Marcus Laun, a director and the Executive Vice President of the Company in the principal amount of $25,000. The note bears interest at 4% per year with balance due and payable on July 13, 2021. All or any portion of the principal and accrued interest is payable at the option of the note holder at any time into shares of common stock of the Company at a conversion price of $0.0936 per share.

During the year ended December 31, 2020 the following officers, directors, and related parties purchased shares of our common stock as set forth below.

Subscriber	Issue Date	Shares	Price Paid	$ / share
Autus Ventures Ltd (1)	5/30/2020	2,400,000	240.00	$0.0001
David Sealock, CEO, Director	5/30/2020	3,000,000	300.00	$0.0001
Marcus Laun, EVP, Director	5/30/2020	3,000,000	300.00	$0.0001
Harrison Kordestani, General Counsel and Corporate Secretary	5/30/2020	600,000	60.00	$0.0001
Autus Ventures Ltd. (1)	8/1/2020	1,603,637	160.36	$0.0001
Darryl Delwo, VP Finance	8/1/2020	600,000	60.00	$0.0001
Travis Schneider, Director	8/1/2020	700,000	70.00	$0.0001
JPMorgan Chase Bank N.A.	9/16/2020	5,378,047	$807,244.85	$0.1501

(1) Autus Ventures Ltd. is a company controlled by David Sealock, our CEO and a director.

PRINCIPAL SHAREHOLDERS

The following table shows, as of the date of this Offering Circular, the voting securities of the Company that are owned by the Company's executive officers and directors, and other persons holding more than 5% of any class of the Company’s voting securities, or having the right to acquire those securities.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of the Company at 136 E S Temple, Suite 1400, Salt Lake City, UT 84111.

Name and Address of Beneficial Owner	Shares owned	Percent of class
David Sealock	5,484,137	16.08%
Autus Ventures Ltd. (1)	2,401,637	7.04%
Marcus Laun (2)	3,230,000	9.47%
Travis Schneider	775,000	2.27%
Darryl Delwo	675,000	1.98%
JPMorgan Chase Bank, N.A. 4 New York Plaza, 21st Floor New York, New York 10004 (3)	6,551,229	19.21%
Varie Asset Management (4) 18124 Wedge Parkway Ste 925 Reno, Nevada, USA	2,475,000	7.56%
All officers and directors as a group (4 persons)	10,164,137	29.81%

(1) Mr. Sealock holds 3,082,500 shares directly and 2,401,637 shares through Autus Ventures Ltd., a corporation of which he is the sole shareholder.

(2) Mr. Laun holds a promissory note issued on July 13, 2020 in the amount of $25,000 accruing interest at 4% per annum which is due and payable on July 13, 2021. At the holder’s election, a portion or all of the principal and interest is convertible into shares of common stock at a conversion price of $0.0936 per share. A total of 277,777 shares would be issued assuming full conversion of principal and accrued interest at maturity.

(3) JPMorgan Chase Bank, N.A. also holds warrants to purchase 25,000 shares and a promissory note convertible into 23,000 shares, assuming full conversion on maturity.

(4) Varie Asset Management holds a promissory note issued on April 23, 2020 in the amount of $50,000 accruing interest at 4% per annum which is due and payable on October 31, 2021. At the holder’s election, a portion or all of the principal and interest is convertible into shares of common stock at a conversion price of $0.0936 per share. A total of 550,847 shares would be issued assuming full conversion of principal and accrued interest at maturity. Ms. Janey Baker is the controlling person of Varie Asset Management.

PLAN OF DISTRIBUTION

The Company is offering up to 15,000,000 units (the "Units") on a “best efforts” basis at a cash price of $1.25 USD per Unit. Each Unit is comprised of one share of common stock (a "Common Share"), and one Common Share purchase warrant (a "Warrant"). Each Warrant allows the holder to purchase one additional Common Share (a "Warrant Share") at an exercise price of $2.50 USD per Warrant Share, subject to certain adjustments, over a 36-month exercise period following the date of issuance of the Warrant. The Units will not be issued or certificated. Instead, the Common Shares and the Warrants underlying the Units will be issued separately although they will have been purchased together in this Offering. The Common Shares and Warrants will be separately transferable.

The Units are being offered in the United States pursuant to Regulation A under the Securities Act and in jurisdictions outside the United States on a basis which does not require qualification or registration of such securities. There is no minimum offering amount; however, the minimum investment for each investor is $1,000.00, or 800 Units. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

We plan to market the securities in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular and other materials on an online investment platform.

The offering will terminate at the earliest of: (1) the date at which all Units offered are sold, (2) the date which is one year from the date this offering is qualified by the SEC, or (3) the date at which the offering is earlier terminated by us in our sole discretion.

The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. We are offering our Units in all states.

We reserve the right to offer the Units through broker-dealers who are registered with FINRA.

The Company has engaged Digital Offering, LLC ("Digital Offering"), a Delaware limited liability Company and broker-dealer registered with the SEC and a member of FINRA, to act as its managing broker-dealer and to provide broker-dealer coverage in all 50 states in connection with this Offering.  Digital Offering's services include the review of investor information as well as the review of subscription agreements. Digital Offering has agreed to use its best efforts to sell such Units in the offering. As such, Digital Offering is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act of 1933. Digital Offering is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. The term of the engagement agreement began on October 16, 2021 and will continue until the earlier of: (a) the date that either party gives the other at least ten (10) days written notice of the termination of the Agreement, which termination may occur with or without cause, (b) the date which is one year from the date of this offering being qualified by the Securities and Exchange Commission, or (c) the date that this Offering is completed. As compensation for these services, the Company has agreed to pay Digital Offering a one-time setup fee in the amount of $10,000 (detailed below), plus a 1% commission on the aggregate amount raised by the Company in this Offering in the specified states, as described in the Broker-Dealer Agreement between the Company and Digital Offering. More specifically, Digital Offering shall perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

•Review each investors subscription agreement to confirm such investors participation in the offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation.

As compensation to Digital Offering for its services hereunder, the Company has agreed to pay Digital Offering, concurrently with each closing of the Offering, a cash agent fee (the “Agent Fee”) equal to 1% of the gross proceeds of the Offering. In addition, on the date of each closing of the Offering, the Company will issue to Digital Offering warrants (the “Agent Warrants”) to purchase one common share for each 100 shares sold in this offering. The Agent Warrants will have an exercise price of $1.25. The Agent Warrants will contain customary terms and conditions, including without limitation, provisions for cashless exercise and the Agent Warrants will be registered under the offering statement for the Offering. In addition, the Company has paid Digital Offering a one-time advance set up fee of $10,000 to cover reasonable expenses actually anticipated to be incurred by Digital Offering, such as, among other things, preparing all necessary FINRA filings.

The Agent Warrants (a) are not exercisable or convertible more than five years from the qualification date of the offering circular pursuant to FINRA Rule 5110(g)(8)(A); (b) comply with lock-up restrictions pursuant to FINRA

Rule 5110(e)(1)(A); and (c) comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2). For the avoidance of doubt, Digital Offering (the “Holder”) agrees that, during the Lock-Up Period (as defined below) contained in Rule 5110(e)(1) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), it will not (a) sell, transfer, assign, pledge, hypothecate or otherwise transfer the Warrant (including any Warrant Stock issued or issuable thereunder) other than to a bona fide officer or partner of the Holder or any selected dealer in connection with the offering contemplated by the Company, in each case in accordance with FINRA Conduct Rule 5110(e)(1), or (b) cause the Warrant or any Warrant Stock issued or issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Warrant or any Warrant Stock issued or issuable hereunder, except as provided for in FINRA Rule 5110(e)(2). As used herein, the term “Lock-Up Period” means the period beginning on the date that the offering circular registering the Warrant is qualified by the Securities and Exchange Commission (the “Effective Date”) and ending on the one hundred eighty day (180) anniversary of the Effective Date. In addition, notwithstanding the other terms of the Warrant or any agreement between the Company and the Holder, the Holder agrees that, as required by FINRA Rule 5110(g)(8): (i) the Warrant may not be exercised more than five (5) years from the Effective Date;  (ii) the Holder shall not have the right to demand registration of the Warrant or the Warrant Stock; (iii) the Holder shall not have the right to piggyback registration with respect to the Warrant or the Warrant Stock; (iv) the Warrant may not have anti-dilution terms that allow the Holder and related persons to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; and (v) the Warrant may not have anti-dilution terms that allow the Holder and related persons to receive or accrue cash dividends prior to the exercise or conversion of the security.

The Company estimates that total fees due to pay Digital Offering would be $197,500 for a fully subscribed offering.

The Company has engaged the Creative Direct Marketing Group, Inc. (“CDMG”) to design and carry out an integrated marketing strategy for this offering including branding, direct mail, digital market integration, social media, video, TV and radio. We have agreed to pay CDMG approximately $258,200 for these services.

We entered into an engagement agreement with Equifund LLC, or Equifund pursuant to which we will pay Equifund a one-time startup fee of $15,000 for its services in hosting the offering on its online platform. Further, we will pay Equifund a technology and administration fee of $40 per investor when each investor deposits funds into the escrow account maintained for the offering. The aforementioned fees are due to Equifund regardless of the success of the Offering.

In consideration for such fees, Equifund LLC will be providing the following services:

•Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks.

•Contact and/or notify the potential investor, if needed, to gather additional information or clarification to complete the subscription;

•Coordinate with issuer’s counsel, escrow agent and third party service providers to ensure adequate review and compliance.

 Equifund shall not provide any investment advice or any investment recommendations to any investor.  Equifund does not directly solicit or communicate with investors with respect to offerings posted on its site, although it does advertise the existence of its platform, which may include identifying issuers listed on the platform.

This Offering Circular will be available to prospective investors in this Offering at www.equifund.com.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

Process of Subscribing

If you decide to subscribe for the common stock in this offering, you should complete the following steps:

1.	Go to www.equifund.com/skyquarry, click on the “Invest Now” button
2.	Complete the online investment form.
3.	Deliver funds directly by check, wire, credit card, or electronic funds transfer via ACH to the specified account
4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor.

5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a subscription agreement.

Interested investors will be required to complete a subscription agreement in order to invest. The subscription agreement is available at www.equifund.com/skyquarry. The subscription agreement must be delivered to us or through equifund.com and the investor may transfer funds for the subscribed amount in accordance with the instructions stated in the subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Digital Offering will review all subscription agreements completed by the investor.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, Digital Offering will have up to three days to ensure all the documentation is complete. Digital Offering will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

The funds tendered by potential investors will be held in a separate bank account maintained by Prime Trust, LLC, as escrow agent. Upon each closing, the proceeds collected for such closing will be disbursed to us and the shares for each closing will be issued to investors.

The investor may remit payment for shares via ACH, Wire, or by mail via check/money order.  All funds tendered by investors will be deposited into an escrow account at the Escrow Agent for the benefit of the company and the selling shareholders. All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into an account at the Escrow Agent.

Please be advised that different payment methods take different amounts of time to clear.

•Wires — 24 hours (one business day) following receipt of funds;

•Checks — 10 days following deposit of funds to the Escrow Account;

•ACH — 10 days following receipt of funds;

•Credit and Debit Cards – 24 hours (one business day) following receipt of funds.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests, in the event an investor fails to provide requested follow up information to complete potential background checks or fails background checks, and in the event the offering is oversubscribed in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, there is no maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest.

All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). As a result, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth. For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in this offering.

In order to purchase the shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Pricing of the Offering

As of the date of this Offering Circular, there was no public market for our securities. The initial public offering price of the Units was determined by our board of directors in its sole discretion without the input of an investment bank or other third party.  The principal factors considered in determining the initial public offering price include:

•the information set forth in this offering circular;

•our history and prospects and the history of and prospects for the industry in which we compete;

•our past and present financial performance;

•our prospects for future earnings and the present state of our development;

•the general condition of the securities markets at the time of this offering;

•the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•other factors deemed relevant by us.

Investment Limitations

If you are not an accredited investor, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A of the Securities and Exchange Commission.

The only investor exempt from this 10% limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares of our common stock in the offering;

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of shares of our common stock in the offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue the subscribed Units to the investor. The Transfer Agent will notify an investor when the Units are ready to be issued or transferred and the Transfer Agent has set up an account for the investor.

Escrow Agent

Following qualification, the company will enter into an Escrow Services Agreement with Prime Trust, LLC (the “Escrow Agent”). Investor funds will be held in an account by the Escrow Agent pending closing or termination of the offering. While funds are held the escrow account and prior to a closing of the sale of shares in bona fide transactions that are fully paid and cleared, (i) the escrow account and escrowed funds will be held for the benefit of the investors, (ii) the neither the company nor any selling security holder is entitled to any funds received into the escrow account, and (iii) no amounts deposited into the escrow account shall become the property of company, any selling shareholder or any other entity, or be subject to any debts, liens or encumbrances of any kind of the company, any selling shareholder or any other entity. No interest shall be paid on balances in the escrow account.

The Company will pay the Escrow Agent the following fees for its services under the Escrow Services Agreement:

•$500 per month escrow account fee for so long as the offering is being conducted

•escrow disbursement fee of $150

•a transaction fee of 3.8% when an investor uses a credit card

•a fee of 0.50% of funds received from this Offering for fund reconciliation and cash management not to exceed $3,000

Provisions in Our Subscription Agreement

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement. By signing the subscription agreement, the investor warrants that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation, or provision of the subscription agreement serves as a waiver by us, or by any investor, of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

DESCRIPTION OF SECURITIES

We are offering up to 15,000,000 Units at a price of $1.25 USD per Unit. Each Unit is comprised of one share of common stock, and one Common Share purchase warrant.

Common Stock

We are authorized to issue 100,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Most holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Warrants

Each Warrant allows the holder to purchase one additional Common Share (a "Warrant Share") at an exercise price of $2.50 USD per Warrant Share, subject to certain adjustments, over a 36-month exercise period following the date of the issuance of the Warrant.

Other provisions of the Warrants:

1. Unless exercised within the time provided for exercise, the warrants will automatically expire.

2. The exercise price of the warrants may not be increased during the term of the warrants, but the exercise price may be decreased at the discretion of the Company’s Board of Directors by giving each warrant holder notice of such decrease.  The exercise period for the warrants may be extended by the Company’s Board of Directors giving notice of such extension to each warrant holder of record.

3. There is no minimum number of shares which must be purchased upon exercise of the warrants.

4. The exercise price of the warrants, as well as the shares issuable upon the exercise of the warrants, will be proportionately adjusted in the event of any stock split, stock dividend, reclassification, capital reorganization or merger.

5. The holders of the warrants have no voting power and are not entitled to dividends.  In the event of the liquidation or dissolution of the Company, holders of the warrants will not be entitled to participate in the distribution of the Company’s assets.

Preferred Stock

The Company’s Articles of Incorporation currently authorize the issuance of 25,000,000 shares of preferred stock. The Company’s directors have the power to issue shares without shareholder approval, and such shares can be issued with such rights, preferences, and limitations as may be determined by the Company’s board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future.

Although the Company presently has no commitments or contracts to issue any shares of preferred stock, authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of the Company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of the Company’s common stock.

On June 21, 2021, the Company issued one share of Series A Preferred Stock to JPMorgan Chase Bank N.A. (“JPM”). JPM, as the sole holder of the Series A Preferred Stock, is entitled to elect one member to the Company’s Board of Directors so long as it holds at least 15% of the outstanding shares of the Company’s common stock, and is entitled to certain protective rights and certain preemptive rights upon the issuance of new securities (including the Units being offered pursuant to this Offering Circular), in each case consistent with the terms of the Certificate of Designation.

Transfer Agent

The Company’s Transfer Agent is Colonial Stock Transfer Company, Inc., 66 Exchange Place, 1st floor, Salt Lake City, UT 84111. Colonial's telephone number is 801-355-5740.

INDEMNIFICATION

Our Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to these provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The Offering Statement may also be reviewed at the website maintained by the SEC: www.sec.gov

●FINANCIAL STATEMENTS

Consolidated Financial Statements of

SKY QUARRY INC.

formerly, Recoteq Inc.

For the years ended December 31, 2020 and 2019

INDEPENDENT AUDITOR’S REPORT

December 27, 2021

To: Board of Directors, Sky Quarry Inc.

Re: 2020 consolidated Financial Statement audit

We have audited the accompanying consolidated financial statements of Sky Quarry Inc. (the “Company”), which comprise the balance sheet as of December 31, 2020 and 2019, and the related statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for the calendar year period ended 2020 and the inception period of June 4, 2019 through December 31, 2019, and the related notes to such consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations, shareholder equity and its cash flows for the calendar year ended 2020 and the inception period from June 4,

2019 through December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

December 27, 2021

We have served as the Company's auditor since January 18, 2021

SKY QUARRY INC.

Consolidated Balance Sheets

As at December 31, 2020 and 2019

See auditor’s report

Expressed in US dollars

	Note	2020	2019

ASSETS

Current assets:
Cash		$135,787	$-
Trade receivables	5	29,168	-
Prepaid expenses and other receivables		910,547	-
Inventory	6	96,287	-
Total Current Assets		1,171,789	-

Non-Current assets:
Property, plant and equipment	8	344,079	-
Oil and gas properties	9	2,135,420	-
Total Non-Current Assets		2,479,499	-

TOTAL ASSETS		$3,651,288	$-

LIABILITIES AND EQUITY

Current liabilities:
Accrued payable and accrued liabilities	10	$265,287	$838
Notes payable current portion	11,12	1,244,490	-
Total Current Liabilities		1,509,777	-

Non-Current Liabilities:
Notes payable non-current portion	11,12	1,388,403	-
Total Non-Current Liabilities		1,388,403	-

Total Liabilities		$2,898,180	$838

SHAREHOLDERS’ EQUITY:
Share capital	4,14	1,149,733	-
Retained deficit		(317,503)	(838)
Accumulated other comprehensive income (loss)		(79,122)	-
Total Shareholders’ Equity		753,108	(838)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$3,651,288	$(838)

The accompanying notes are an integral part of these consolidated financial statements.

SKY QUARRY INC.

Consolidated Statements of Loss and Comprehensive Loss

For the year ended December 31, 2020 and period of inception (June 4, 2019 through December 31, 2019)

See auditor’s report

Expressed in US dollars

	2020	2019

Revenue
Sale, net	$99,227	$-
Cost of Sales	-	-
Gross Profit	99,227	-

Expenses:
Research & development	4,467	-
General and administrative	345,160	838
Finance costs	61,981	-
Foreign exchange	4,284	-

Total Expenses	415,892	838

Net loss before income taxes
Income tax expense	-	-
Net Loss	(316,665)	(838)
Other Comprehensive Loss (Gain)
Exchange loss (gain) on translation of foreign operations	79,122	-

Net loss and Comprehensive loss	$(395,787)	$(838)

The accompanying notes are an integral part of these consolidated financial statements.

SKY QUARRY INC.

Consolidated Statements of Changes in Shareholders’ Equity

For the years ended December 31, 2020 and 2019

See auditor’s report

Expressed in US dollars

	Number of Shares Outstanding	Share Capital	Deficit	Accumulated Other Comprehensive Loss	Total
Balance at June 4, 2019 (inception)		-	-	-	-
Net Loss and Comprehensive Loss		-	(838)	-	(838)
Balance December 31, 2019		-	(838)	-	(838)
Common share subscription	26,890,235	1,149,733	-	-	1,149,733
Net Loss and Comprehensive Loss		-	(316,665)	(79,122)	(395,787)
Balance December 31, 2020	26,890,235	$ 1,149,733	$ (317,503)	$ (79,122)	753,108

The accompanying notes are an integral part of these consolidated financial statements.

SKY QUARRY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ending December 31, 2020 and 2019

See auditor’s report

Expressed in US dollars

	Note	2020	2019

CASH FLOWS FROM OPERATION ACTIVITIES
Net loss		$(316,665	$(838)
Changes in operating assets and liabilities:
Accounts receivable		(29,168)	-
Prepaid expenses and deposits		(910,547)	-
Inventory		(96,287)	-
Accounts payable and accrued liabilities	10	264,450	838
Net cash from Operating Activities		(1,088,217)	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds on equity private placement		1,149,733	-
Proceeds of debt		2,632,893	-
Net cash generated by financing activities		3,782,626	-

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of oil and gas properties	4	(2,113,421)	-
Acquisition of property, plant, and equipment, net	4	(344,079)	-
Additions to oil and gas properties		(21,999)
Net cash generated by investing activities		(2,479,499)	-

Effects of exchange rate changes on cash and cash equivalents		(79,122)	-

Increase (decrease) in cash		$135,787	$-
Cash, beginning of the period		-	-

Cash, end of the period		$135,787	$0

The accompanying notes are an integral part of these consolidated financial statements.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

1.NATURE OF OPERATIONS

Sky Quarry Inc. and subsidiaries (Sky Quarry, SQI or the “Company”) are collectively a development-stage environmental remediation company formed to deploy technologies to facilitate the recycling of waste asphalt shingles and remediation of oil-saturated soils.  The recycling of asphalt shingles will reduce the dependence of the American economy on landfills for the removal of waste and will also reduce the economy’s dependence on virgin crude oil for industrial uses.

The Company’s head office is located at #1400 136 East South Temple, Salt Lake City, Utah 84111. The Company’s registered office is located at The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

The Company was incorporated as Recoteq Inc. on June 4, 2019 in the state of Delaware and changed its name to Sky Quarry Inc. on April 22, 2020. As set out in Note 5 “Acquisitions” below, on September 16, 2020 the Company acquired a 100% interest in two companies, 2020 Resources LLC (referred to herein as “2020 Utah”) and 2020 Resources (Canada) Ltd. (referred to herein as “2020 Canada”).

2020 Resources (Canada) Ltd. (formerly, USO (Canada) Ltd.) was incorporated on April 26, 2018 in the province of Alberta under the Canada Business Corporations Act. 2020 Resources LLC (formerly, US Oil Sands (Utah) LLC and USO (Utah) LLC) was incorporated on November 2, 2017 in the state of Delaware.

2020 Canada is currently inactive and 2020 Utah is engaged in the exploration and development of oil sands properties using the proprietary solvent extraction technology. Through 2020 Utah, the Company has a 100% working interest in bitumen leases covering 5,930 acres of land in the state of Utah in the PR Spring area. The Company has not earned significant revenues as it is in the pre-production stage.

The consolidated financial statements of the Company as at and for the period from the date of acquisition of operations, September 16, 2020 to December 31, 2020 consist of 2020 Resources (Canada) Ltd., which acts as the Company’s main Canadian operating entity, and 2020 Resources LLC, which acts as the United States operating entity.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)Basis of preparation

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting policies (“US GAAP”) and have been prepared on a historical cost basis except for certain financial assets and financial liabilities which are measured at fair value. The Company’s reporting currency and the functional currency of all of its operations is the U.S. dollar, as it is the principal currency of the primary economic environment in which the Company operates.

(b)Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries in which it has at least a majority voting interest. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

These financial statements have been prepared on a consolidated basis whereby the assets, liabilities and results of Sky Quarry, 2020 Canada and 2020 Utah have been combined. There was no activity in either entity until commencement of research and development and commissioning operations on July 27, 2018. Share capital refers to

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

capital contributions in the form of cash provided by previous shareholders to 2020 Canada. Member’s interest refers to cash provided by previous shareholders to 2020 Utah. Both entities were under common control throughout the period July 27, 2018 to September 15, 2020, the date of acquisition by Sky Quarry Inc.

(c)Basis of presentation

The combined financial statements have been prepared under the historical cost convention.

(d)Foreign currency translation adjustments

The Company’s reporting currency and the functional currency of all its operations is the U.S. dollar. Assets and liabilities of the Canadian subsidiary company are translated to U.S. dollars using the applicable exchange rate as of the end of a reporting period. Income, expenses and cash flows are translated using an average exchange rate during the reporting period. Since the reporting currency as well as the functional currency of all entities is the U.S. Dollar there is no translation difference recorded.

(e)Revenue recognition

The Company recognizes revenue in terms of ASC 606 – Revenue from Contracts with  Customers (ASC 606).

Revenue transactions are assessed using a five-step revenue recognition model to depict the transfer of goods or services to customers in an amount that reflects the consideration in exchange for those goods or services. The five steps are as follows:

i.identify the contract with a customer;

ii.identify the performance obligations in the contract;

iii.determiner the transaction price;

iv.allocate the transaction price to performance obligations in the contract; and

v.recognize revenue as the performance obligation is satisfied.

(f)Cash and cash equivalents

The Company considers all highly liquid investments with original contractual maturities of three months or less to be cash equivalents.

(g)Accounts receivable

The Company had sales of $99,227 during the period of with a total of $29,168 accounts receivable balance.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(h)Oil and gas property and equipment

The Company under ASC 932 follows the successful efforts method of accounting for its oil and gas properties. Acquisition costs associated with the acquisition of leases are capitalized.  Exploration costs, such as exploratory geological and geophysical costs, and costs associated with delay rentals and exploration overhead are charged against earnings as incurred. Costs of successful exploratory efforts along with acquisition costs and the costs of development of surface mining sites are capitalized. Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas area are capitalized.

Site development costs are initially capitalized, or suspended, pending the determination of proved reserves. If proved reserves are found, site development costs remain capitalized as proved properties. Costs of unsuccessful site developments are charged to exploration expense. For site development costs that find reserves that cannot be  classified as proved when development is completed, costs continue to be capitalized as suspended exploratory site development costs if there have been sufficient reserves found to justify completion as a producing site and sufficient progress is being made in assessing the reserves and the economic and operating viability of the project. If management determines that future appraisal development activities are unlikely to occur, associated suspended exploratory development costs are expensed. In some instances, this determination may take longer than one year. The Company reviews the status of all suspended exploratory site development costs quarterly.

Capitalized costs of proved oil and gas properties are depleted by an equivalent unit-of-production method. Proved leasehold acquisition costs, less accumulated amortization, are depleted over total proved reserves, which includes proved undeveloped reserves. Capitalized costs of related equipment and facilities, including estimated asset retirement costs, net of estimated salvage values and less accumulated amortization are depreciated over proved developed reserves associated with those capitalized costs. Depletion is calculated by applying the DD&A rate (amortizable base divided by beginning of period proved reserves) to current period production.

Costs associated with unproved properties are excluded from the depletion calculation until it is determined whether or not proved reserves can be assigned to such properties. The Company assesses its unproved properties for impairment annually, or more frequently if events or changes in circumstances dictate that the carrying value of those assets may not be recoverable.

Proved properties will be assessed for impairment annually, or more frequently if events or changes in circumstances dictate that the carrying value of those assets may not be recoverable. Individual assets are grouped for impairment purposes based on a common operating location. If there is an indication the carrying amount of an asset may not be recovered, the asset is assessed for potential impairment by management through an established process. If, upon review, the sum of the undiscounted pre-tax cash flows is less than the carrying value of the asset, the carrying value is written down to estimated fair value. Because there is usually a lack of quoted market prices for long-lived assets, the fair value of impaired assets is typically determined based on the present values of expected future cash flows using discount rates believed to be consistent with those used by principal market participants or by comparable transactions. The expected future cash flows used for impairment reviews and related fair value calculations are typically based on judgmental assessments of future production volumes, commodity prices, operating costs, and capital investment plans, considering all available information at the date of review.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Gains or losses are recorded for sales or dispositions of oil and gas properties which constitute an entire common operating field or which result in a significant alteration of the common operating field’s DD&A rate. These gains and losses are classified as asset dispositions in the accompanying consolidated statements of loss and comprehensive loss. Partial common operating field sales or dispositions deemed not to significantly alter the DD&A rates are generally accounted for as adjustments to capitalized costs with no gain or loss recognized.

The Company capitalizes interest costs incurred and attributable to material unproved oil and gas properties and major development projects of oil and gas properties.

(i)Other property and equipment

Other property, plant and equipment, consisting of research and development equipment and mining equipment, is measured at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures directly attributable to the acquisition of the asset. When parts of an item have different useful lives, they are accounted for as a separate component. At December 31, 2020, none of the assets were available for use and no depreciation has been recorded on the assets.

(j)Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Liabilities for environmental remediation or restoration claims resulting from allegations of improper operation of assets are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. Expenditures related to such environmental matters are expensed or capitalized in accordance with the Company’s accounting policy for property and equipment.

(k)Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then assets are written down. The impairment loss is the excess of the carrying amount of the asset group over its fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. Due to lack of supported future utilization plan of property, plant and equipment, impairment to the carrying values occurred at the date of acquisition, utilizing the basis of a loan agreement which provided documented Forced Liquidation Value of assets.

(l)Fair value measurement

Certain of the Company’s assets and liabilities are measured at fair value at each reporting date. Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants. This price is commonly referred to as the “exit price.” Fair value measurements are classified according to a hierarchy that prioritizes the inputs underlying the valuation techniques. This hierarchy consists of three broad levels:

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

●Level 1 – Inputs consist of unadjusted quoted prices in active markets for identical assets and liabilities and have the highest priority. When available, the Company measures fair value using Level 1 inputs because they generally provide the most reliable evidence of fair value.

●Level 2 – Inputs consist of quoted prices that are generally observable for the asset or liability. Common examples of Level 2 inputs include quoted prices for similar assets and liabilities in active markets or quoted prices for identical assets and liabilities in markets not considered to be active.

●Level 3 – Inputs are not observable from objective sources and have the lowest priority. The most common Level 3 fair value measurement is an internally developed cash flow model.

(m)Comparative amounts

The comparative amounts presented in these consolidated financial statements have been reclassified where necessary to conform to the presentation used in the current year.

3.GOING CONCERN

These consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes that the Company will be able to realize its assets and satisfy its liabilities in the normal course of business for the foreseeable future. Management is aware, in making its going concern assessment, of material uncertainties related to events and conditions that may cast significant doubt upon the Company’s ability to continue as a going concern. As at December 31, 2020 the Company has an accumulated deficit of $321,527 and has not yet been able to generate cash flows from operations.

Whether and when the Company can generate sufficient operating cash flows to pay for its expenditures and settle its obligations as they fall due subsequent to December 31, 2020 is uncertain. Until this time, management will have to raise funds by way of debt or equity issuances or improve profitability. The Company will closely monitor its cash and will take the necessary measures to preserve cash, such as reducing spending as needed until the Company succeeds in proving its extraction technology viable in the open market.

These consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and statement of financial position classifications that would be necessary were the going concern assumption inappropriate. These adjustments could be material.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

4.ACQUISITIONS

On September 16, 2020, Sky Quarry entered into a membership and share purchase agreement to acquire all of the membership interests of 2020 Resources LLC and all the shares of 2020 Resources (Canada) Inc. for total consideration of $2,648,349, paid by issue of a $300,000 promissory note to the seller, $807,245 in share issuance to seller’s creditor (5,378,047 shares) in total satisfaction of sellers debt and $1,541,104 in cash (see note 11 below). The share purchase agreement closed on September 16, 2020. The values assigned to property, plant, and equipment were determined by reference to third party valuations. The values assigned to oil and gas properties, including the Company’s extraction technology, were determined by the residual value of assets acquired.

The acquisition did not meet the definition of a business combination as (i) the PR Spring properties are at the exploration stage with no defined mineral reserves, and (ii) assets acquired did not contain any business processes. Consequently, the transaction was not characterized as a business combination, and was accounted for as an acquisition of assets.

The fair value of the assets acquired are as follows:

Recognized amounts of identifiable net assets & liabilities acquired	$
Cash & Deposits	821,272
Inventory	96,287
Property, plant, and equipment, net	21,112
Oil and gas properties	2,113,421
Liabilities	(403,743)
Total acquired	2,648,349

Consideration for the acquisition
Cash paid	1,541,104
Note payable	300,000
Share issuance (sellers debt)	807,245

5.ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of:

	December 31, 2020	December 31, 2019
Trade receivables	$29,168	$0
Balance, December 31, 2019	$29,168	$0

Information about the Company’s exposure to credit risks for trade receivables is included in Note 20(a).

6.INVENTORY

During the year ended December 31, 2020, the Company acquired 2020 Resources LLC.  This acquisition included inventory of chemicals used in the bitumen extraction process and have been recorded at cost.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

7.MINERAL LEASES

	SITLA Mineral Lease	Total
Cost
January 1, 2019	$ 63,800	$ 63,800
Additions
December 31, 2019	63,800	63,800
Additions	-	-
December 31, 2020	$ 63,800	$ 63,800

Accumulated Amortization
December 31, 2020 and 2019	$ 0	$ 0

Carrying Amounts
December 31, 2019	$ 63,800	$ 63,800
December 31, 2020	$ 63,800	$ 63,800

SITLA Mineral Lease (2020 Resources LLC mineral lease)

Through its acquisition of 2020 Utah, the Company indirectly acquired certain mineral rights under three mineral leases entitled “Utah State Mineral Lease for Bituminous-Asphaltic Sands” between the State of Utah’s School and Institutional Trust Land Administration (“SITLA”), as lessor, and 2020 Utah, as lessee, covering certain lands in the PR Spring Area largely adjacent to each other (the “SITLA Leases”). At this time, the Company (through its subsidiaries) holds mineral leases (or the operating rights under leases) covering approximately 5,930.3 net acres within the State of Utah. Terms of the SITLA Leases are set forth in the table below.

Reference	Gross Acres	Net Acres	Lease Start Date	Lease Expiry Date (1)	Annual Rent (2)	Annual Advance Minimum Royalty (3)	Production Royalty Rate
ML-49579	50.42	50.42	1/1/2005	12/31/2024	$ 500	$ 5,000	6.5%
ML-49927	4,319.87	4,319.87	6/1/2005	5/31/2025	4,320	43,200	6.5%
ML-51705	1560	1560	2/1/2010	1/31/2020	1,560	15,600	8%

Total	5,930.3	5,930.3			$ 6,380	$ 63,800

Notes:

1.Leases may be extended past expiry date by continued payment of annual rent and annual advance minimum royalty.

2.Annual rent may be credited against production royalties payable during the year.

3.Annual advance minimum royalty may be credited against production royalties payable during the year.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

8.PROPERTY, PLANT AND EQUIPMENT

	Shop & Laboratory Equipment	Mining Equipment	Corporate and Other	Total
Cost
As at January 1, 2019	$0	$0	$0	$0
Additions	-	-	-	-
Disposals	-	-	-	-
As at December 31, 2019	$0	$0	$0	$0
Additions	267,979	75,124	976	344,079
Disposals	-	-	-	-
As at December 31, 2020	$267,979	$75,124	$976	$344,079

Property, plant and equipment consist of research and development equipment and mining equipment. Each class of property, plant and equipment is estimated to have a useful life of 5 years and will be amortized over a straight line basis.

In accordance with ASC 932, as the property, plant and equipment was not available for use as at December 31, 2020, no accumulated depreciation has been recorded within the statement of loss and comprehensive loss.

9.OIL AND GAS PROPERTIES

Oil and gas properties are comprised of the following:

	Note	December 31, 2020	December 31, 2019
Balance, beginning of period	4	$0	$0
Additions		2,135,420	0
Balance, December 31, 2020		$2,135,420	$0

Oil and gas properties include undeveloped lands, unproved properties and seismic costs where management has not fully evaluated for technical feasibility and commercial viability.

Additions during the year ended December 31, 2020 relate to acquisition of the land and mine in the PR Spring area.

10.ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable as at December 31, 2020 and 2019 consist primarily of amounts outstanding for operating expenses that are non-interest bearing and are normally due on 30 to 60 day terms.

Accrued expenses as at December 31, 2020 and 2019 consist primarily of other operating expenses.

Information about the Company’s exposure to liquidity risk is included in Note 20(c).

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

11.DEBT

Lender	Maturity Date	Interest Rate	Principal Balance December 31, 2020	Principal Balance December 31, 2019

Private Lenders*	March 16, 2021		100,000	-
Private Lender*	December 15, 2020		200,000	-
ACMO USOS LLC	March 15, 2021	10%	300,000	-
Private Lender*	February 28, 2021		500,000	-
David Sealock	On Demand	0%	19,490	-
JPMorgan Chase	September 28, 2023	10%	450,000	-
Govt of Canada**	December 31, 2025	nil	31,416	-
Loeb Term Solutions	September 1, 2024	11%	906,987	-
			$ 2,507,893	$ -

* Note - Set interest charge amount versus interest rate.

The maturity date of debt is as follows:

	December 31, 2020	December 31, 2019
Principal classified as repayable within one year	$1,119,490	$-
Principal classified as repayable later than one year	1,388,403	-
Balance, December 31, 2020	$2,507,893	$-

(a)Private lenders – presented sequentially as above.

(i)On September 17, 2020, the Company received an advance from two private lenders in aggregate amount of $100,000 bearing a flat interest charge at 25% repayable on March 16, 2021.

(ii)On September 17, 2020, the Company received a $200,000 advance from a private lender bearing a flat interest charge of 10% and repayable on December 15, 2020. The maturity date of the note is currently being renegotiated.

(iii)On September 16, 2020, the Company entered into a promissory note for $300,000 from ACMO USOS LLC which formed part of the Share Purchase Agreement (see Note 5 Acquisitions).  The promissory note matures on December 15, 2020 and bears an interest at 10% per annum. On December 13, 2020, the interest rate was increased to 15% thereafter and the maturity date of the note was extended to March 16, 2021.

(iv)On August 28, 2020 the Company entered into a promissory note for $500,000 from a private lender bearing a flat interest charge of 25% and repayable on February 28, 2021.

(v)On September 28, 2020, the Company received a $19,490 advance from David Sealock, a director and CEO of the Company, bearing interest at 0% per annum and repayable on demand.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

(vi)On September 16, 2020, the Company entered into a promissory note for $450,000 from JPMorgan Chase Bank N.A..  The promissory note matures on September 28, 2023 and bears interest at 10% per annum.

(vii)2020 Resources (Canada) Ltd. received a Canadian Emergency Business account loan (“CEBA”) in the amount of CDN $40,000 from the Canadian Federal Government in November 2020. The CEBA loan is interest free with no principal payments until December 31, 2022. If the Company repays $30,000 of the total loan prior to December 31, 2022 then the balance of $10,000 will be forgiven. If the balance is not paid by December 31, 2022 then the balance of the loan is converted to a three (3) year term loan with interest at 5% starting on January 1, 2023. The balance of the loan must be paid no later than December 31, 2025. The note was converted to USD $31,416 using the exchange rate quoted by the Bank of Canada as at December 31, 2020, being 0.7854:1.

(viii)On August 31, 2020, the Company entered into a promissory note for $1,000,000 from Loeb Term Solutions LLC. The note ranks senior to all debt and is secured against all of the assets of the Company and of its subsidiaries.  The note matures on September 1, 2024 and bears interest at 14.25% per annum. Terms of the note includes a mandatory repayment against principal of $20,000 per monthly instalment. The principal outstanding under the note as at December 31, 2020 is $ 906,986.81.

12.CONVERTIBLE DEBENTURES

Lender	Maturity Date	Interest Rate	Principal due December 31, 2020	Principal Due December 31, 2019

Private Lender	April 23, 2021	4%	50,000	-
Private Lender	July 21, 2021	4%	-	-
Marcus Laun	July 13, 2021	4%	25,000	-
Private Lender	September 12, 2021	4%	50,000	-
			$ 125,000	$ -

The maturity date of debt is as follows:

	December 31, 2020	December 31, 2019
Principal classified as repayable within one year	$125,000	$-
Principal classified as repayable later than one year	-	-
Balance, December 31, 2020	$125,000	$-

(a)Private Lender

On April 23, 2020, the Company issued a promissory note in the amount of $50,000, convertible at the election of the holder into shares of common stock at an exercise price of $0.0936 per share with a maturity date of April 23, 2021. The note has a term of twelve months and bears interest at a rate of 4% per annum payable at maturity.

(b)Private Lender

On April 28, 2020, the Company issued a promissory note in the amount of $50,000, convertible at the election of the holder into shares of common stock at an exercise price of $0.0936 per

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

share. The note has a term of twelve months and bears interest at a rate of 4% per annum payable at maturity. On August 7, 2020 at the election of the lender the note was converted into 534,188 shares of common stock of the Company in full and final satisfaction of the note.

(c)Marcus Laun

On July 13, 2020, the Company issued a promissory note in the amount of $25,000 to Marcus Laun, a director of the Company, convertible at the election of the holder into shares of common stock at an exercise price of $0.0936 per share with a maturity date of July 13, 2021. The note has a term of twelve months and bears interest at a rate of 4% per annum payable at maturity.

(d)Private Lender

On September 21, 2020, the Company issued a promissory note in the amount of $50,000, convertible at the election of the holder into shares of common stock at an exercise price of $0.25 per share. The note has a term of twelve months and bears interest at a rate of 4% per annum payable at maturity.

13.INCOME TAXES

As at December 31, 2019, and December 31, 2020, the Company has incurred losses and does not meet the standard to carry forward any non-capital losses.

14.SHARE STRUCTURE

COMMON SHARES

Authorized 50,000,000 common shares with par value of $0.0001

Issued26,890,235 common shares as of December 31, 2020

PREFERRED SHARES

Authorized 25,000,000 preferred shares with par value of $0.001 per share

Issued0 preferred shares as of December 31, 2020

(a)Changes to share structure

On April 14, 2020 the Company authorized an amendment to its Certificate of Incorporation which amended its authorized share structure by, (a) fixing the authorized common shares issuable at a maximum of 50,000,000 and (b) fixing the par value of its common shares at $0.0001 (one hundredth of one cent).

(b)Common share subscriptions

On June 30, 2020, the Company issued 11,400,000 common shares to certain investors for net proceeds of $1,140 at an issue price of $0.0001 per share.

On August 2, 2020 the Company issued 7,988,637 common shares to certain investors for net proceeds of $799 at an issue price of $0.0001 per share.

On September 16, 2020 the Company issued 6,967,410 common shares to certain investors for net proceeds of $1,097,795 at an average issue price of $0.157 per share.

(c)Debt conversions

On September 16, 2020 the Company issued 534,188 common shares for conversion of debt in the amount of $50,000 at a conversion price of $0.0936 per share.

15.STOCK OPTION PLAN

On March 27, 2020 the Company adopted an incentive stock option plan (the “Plan”). The Plan

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

allows the Board of Directors of the Company to grant options to acquire common shares of the Company to directors, officers, key employees and consultants. The option price, term and vesting periods are determined at the discretion of the Board of Directors, subject to certain restrictions as required by the policies of Section 422 of the Internal Revenue Code. The stock option plan is a fixed number plan with a maximum of 5,000,000 common shares reserved for issue at December 31, 2020.

During the twelve months ended December 31, 2020 and the period ended December 31, 2019, the Company did not grant any stock options to directors, officers and consultants of the Company.

During the years ended December 31, 2020 and December 31, 2019, there was no share-based compensation expense.

16.RELATED PARTY TRANSACTIONS

Related party transactions not otherwise separately disclosed in these consolidated financial statements are:

(a)Key management personnel and director compensation

As at December 31, 2020 there was $0 due to members of key management and directors for unpaid salaries, expenses and director fees (2019 - $0) as salaries and fees were voluntarily waived for FY 2020.

(b)Transactions with related parties

During the year ended December 31, 2020 the following officers, directors, and related parties subscribed for common shares as set forth below.

Subscriber	Issue Date	Shares	Price	$ / share
Autus Ventures Ltd (1)	5/30/2020	2,400,000	240.00	$0.0001
David Sealock, CEO, Director	5/30/2020	3,000,000	300.00	$0.0001
Marcus Laun, EVP, Director	5/30/2020	3,000,000	300.00	$0.0001
Harrison Kordestani, Corporate Secretary	5/30/2020	500,000	50.00	$0.0001
Autus Ventures Ltd. (1)	8/1/2020	1,603,637	160.36	$0.0001
Darryl Delwo, VP Finance	8/1/2020	600,000	60.00	$0.0001
Travis Schneider, Director	8/1/2020	700,000	70.00	$0.0001
JPMorgan Chase Bank N.A. (2)	9/16/2020	5,378,047	$807,244.85	$0.1501

Notes:

1.Autus Ventures Ltd. is a company controlled by David Sealock, CEO and a director.

2.With this subscription, JPMorgan Chase Bank N.A. acquired a 20% stake in the Company.

As disclosed in Note 11 above, on September 16, 2020 the Company issued a promissory note to JPMorgan Chase, N.A, in the amount of $450,000.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

(c)Due to/from director

As disclosed in Note 11 above, on September 28, 2020, the Company received an advance from David Sealock, a director and CEO of the Company, in the amount of $19,490 bearing interest at 0% per annum and repayable on demand.

As disclosed in Note 12(c) above, on July 13, 2020, the Company issued a promissory note in the amount of $25,000 to Marcus Laun, a director of the Company, convertible at the election of the holder into shares of common stock at an exercise price of $0.0936 per share. The note has a term of twelve months and bears interest at a rate of 4% per annum payable at maturity.

17.SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative expenses consist of the following:

	December 31, 2020	December 31, 2019
Insurance	$105,675	$0
		0
Professional fees	124,913	0
Salary and wages	31,821	0
Travel expenses	60,748	0
Other	22,003	838
	$345,160	$838

18.COMMITMENTS AND CONTINGENCIES

The Company is not party to any contractual commitments other than as disclosed elsewhere herein.

19.MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern and to maintain a flexible capital structure which optimizes the costs of capital. The Company considers its capital for this purpose to be its shareholders’ equity and debt and convertible debentures.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may seek additional financing or dispose of assets.

In order to facilitate the management of its capital requirements, the Company monitors its cash flows and credit policies and prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. The budgets are approved by the Board of Directors. There are no external restrictions on the Company’s capital.

20.MANAGEMENT OF FINANCIAL RISKS

The risks to which the Company’s financial instruments are exposed to are:

(a)Credit risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet contractual obligations. The Company is exposed to credit risk through its

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

cash held at financial institutions, trade receivables from customers and notes receivable.

The Company has cash balances at various financial institutions. The Company has not experienced any loss on these accounts, although balances in the accounts may exceed the insurable limits. The Company considers credit risk from cash to be minimal.

Credit extension, monitoring and collection are performed for each of the Company’s business segments. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current creditworthiness, as determined by a review of the customer’s credit information.

Accounts receivable, collections and payments from customers are monitored and the Company maintains an allowance for estimated credit losses based upon historical experience with customers, current market and industry conditions and specific customer collection issues.

At December 31, 2020 and 2019, the Company had $29,168 and $0, respectively in trade and other receivables. The Company considers its maximum exposure to credit risk to be its trade and other receivables and notes receivable. The Company expects to collect these amounts in full and has not provided an expected credit loss allowance against these amounts.

(b)Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities as they become due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses.

(c)Currency risk

Currency risk is the risk that the value of financial assets and liabilities denominated in currencies, other than the functional currency of the Company, will fluctuate due to changes in foreign currency exchange rates. As at December 31, 2020, the Company’s exposure to currency risk is limited to cash and equivalents denominated in Canadian dollars in the amount of CAD $20,882, accounts payable and accrued liabilities denominated in Canadian dollars in the amount of CAD $30,845. A 1% change in the exchange rate between the US and Canadian dollar would have a $100 impact on the net loss and cash flows of the Company.

(d)Interest rate risk

Interest rate risk is the risk that changes in interest rates will affect the fair value or future cash flows of the Company’s financial instruments. The Company is exposed to interest rate risk as a result of holding fixed rate obligations of varying maturities as well as through certain floating rate instruments. The Company considers its exposure to interest rate risk to be minimal.

21.SUBSEQUENT EVENTS

Except as disclosed elsewhere herein and below, no material events occurred subsequent to March 31, 2021 the date of presentation of these financial statements.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the years ending December 31, 2020 and 2019

Expressed in US dollars

Consolidated Financial Statements of

SKY QUARRY INC.

formerly, Recoteq Inc.

For the nine months ended September 30, 2021 and 2020

NOTICE OF NO AUDITOR REVIEW OF INTERIM FINANCIAL RESULTS

The accompanying unaudited consolidated interim financial statements of the Company as at, and for the nine months ended September 30, 2021 and 2020, have been prepared in accordance with United States generally accepted accounting practices (“US GAAP”) and are the responsibility of the Company’s management. The interim financial statements and related financial reporting matters have been reviewed and approved by the Audit Committee.

The Company’s independent auditor has not performed a review of the interim financial statements for the period ending September 30, 2021.

SKY QUARRY INC.

Consolidated Balance Sheets
As at September 30, 2021 and 2020
Unaudited
Expressed in US dollars

	Note	2021	2020

ASSETS

Current assets:
Cash		$181,475	$95,304
Trade receivables	5	138,600	-
Prepaid expenses and other receivables	14	865,321	1,104,649
Inventory	6	96,287	96,287
Total Current Assets		1,281,684	1,296,240

Non-Current assets:
Property, plant and equipment	8	344,079	344,079
Oil and gas properties	9	2,232,508	2,108,795
Total Non-Current Assets		2,576,587	2,452,874

TOTAL ASSETS		$3,858,271	$3,749,114

LIABILITIES AND EQUITY

Current liabilities:
Accrued payable and accrued liabilities	10	$237,564	$355,807
Notes payable current portion	11,12	1,196,329	1,272,427
Total Current Liabilities		1,433,892	1,628,234

Non-Current Liabilities:
Notes payable non-current portion	11,12	1,100,647	1,233,074
Total Non-Current Liabilities		1,100,647	1,233,074

Total Liabilities		$2,534,540	$2,861,308

SHAREHOLDERS’ EQUITY:
Share capital	4,14	3,038,987	1,112,103
Retained deficit		(1,583,979)	(125,557)
Accumulated other comprehensive income (loss)		(131,277)	(98,740)
Total Shareholders’ Equity		1,323,731	887,706

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$3,858,271	$3,749,114

The accompanying notes are an integral part of these consolidated financial statements.

SKY QUARRY INC.

Consolidated Statements of Loss and Comprehensive Loss
For the months ended September 30,
Unaudited
Expressed in US dollars

	2021	2020

Revenue
Sale, net	$20,000	$-
Cost of Sales	-	-
Gross Profit	20,000	-

Expenses:
Research & development	24,320	710
General and administrative	909,416	119,724
Finance costs	352,787	-
Foreign exchange	(48)	4,285

Total Expenses	1,286,475	124,719
Net loss before income taxes
Income tax expense	-	-
Net Loss	(1,266,475)	(124,719)
Other Comprehensive Loss (Gain)
Exchange loss (gain) on translation of foreign operations	131,277	98,740

Net loss and Comprehensive loss	$(1,397,752)	$(223,459)

The accompanying notes are an integral part of these consolidated financial statements.

SKY QUARRY INC.

Consolidated Statements of Changes in Shareholders’ Equity
For the months ended September 30, 2021 and 2020
Unaudited
Expressed in US dollars

	Number of Shares Outstanding	Share Capital	Deficit	Accumulated Other Comprehensive Loss	Total
Balance January 1, 2020	-	-	(838)	-	(838)
Common share subscription	25,433,135	1,112,103	-	-	1,112,103
Net Loss and Comprehensive Loss		-	(124,719)	(98,740)	(223,459)
Balance September 30, 2020	25,433,135	1,112,103	(124,719)	(98,740)	887,806
Balance January 1, 2021	26,890,235	1,149,733	(317,503)	(79,122)	753,109
Common share subscription	4,725,310	1,889,254	-	-	1,889,254
Net Loss and Comprehensive Loss		-	(1,266,475)	(52,156)	(1,318,632)
Balance September 30, 2021	31,615,545	$3,038,987	($1,583,979)	($131,277)	1,323,731

The accompanying notes are an integral part of these consolidated financial statements.

SKY QUARRY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the months ending September 30, 2021 and 2020
Unaudited
Expressed in US dollars
	Note	2021	2020

CASH FLOWS FROM OPERATION ACTIVITIES
Net loss		$(1,266,475)	$(124,719)
Changes in operating assets and liabilities:
Accounts receivable		(109,432)	-
Prepaid expenses and deposits		45,226	(1,104,649)
Inventory		-	-
Accounts payable and accrued liabilities	10	(27,723)	354,969
Net cash from Operating Activities		(1,358,404)	(970,685)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds on equity private placement		1,889,254	1,112,103
Proceeds of debt		(335,917)	2,505,501
Net cash generated by financing activities		1,553,337	3,617,604

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of property, plant, and equipment, net	4	-	(344,079)
Acquisition of oil and gas properties		-	(2,108,795)
Additions to property, plant, and equipment, net	4	-	-
Additions to oil and gas properties		(97,088)	-
Net cash generated by investing activities		(97,088)	(2,452,874)

Effects of exchange rate changes on cash and cash equivalents		(52,156)	(98,740)

Increase (decrease) in cash		$45,689	$95,304
Cash, beginning of the period		135,787	-

Cash, end of the period		$181,475	$95,304

The accompanying notes are an integral part of these consolidated financial statements.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

1.NATURE OF OPERATIONS

Sky Quarry Inc. and subsidiaries (Sky Quarry, SQI or the “Company”) are collectively a development-stage environmental remediation company formed to deploy technologies to facilitate the recycling of waste asphalt shingles and remediation of oil-saturated soils.  The recycling of asphalt shingles will reduce the dependence of the American economy on landfills for the removal of waste and will also reduce the economy’s dependence on virgin crude oil for industrial uses.

The Company’s head office is located at #1400 136 East South Temple, Salt Lake City, Utah 84111. The Company’s registered office is located at The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

The Company was incorporated as Recoteq Inc. on June 4, 2019 in the state of Delaware and changed its name to Sky Quarry Inc. on April 22, 2020. As set out in Note 5 “Acquisitions” below, on September 16, 2020 the Company acquired a 100% interest in two companies, 2020 Resources LLC (referred to herein as “2020 Utah”) and 2020 Resources (Canada) Ltd. (referred to herein as “2020 Canada”).

2020 Resources (Canada) Ltd. (formerly, USO (Canada) Ltd.) was incorporated on April 26, 2018 in the province of Alberta under the Canada Business Corporations Act. 2020 Resources LLC (formerly, US Oil Sands (Utah) LLC and USO (Utah) LLC) was incorporated on November 2, 2017 in the state of Delaware.

2020 Canada is currently inactive and 2020 Utah is engaged in the exploration and development of oil sands properties using the Company’s proprietary solvent extraction technology. Through 2020 Utah, the Company has a 100% working interest in bitumen leases covering 5,930 acres of land in the PR Spring area of Utah. The Company has not earned significant revenues as it is in the pre-production stage.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)Basis of preparation

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting practices (“US GAAP”) and have been prepared on a historical cost basis except for certain financial assets and financial liabilities which are measured at fair value. The Company’s reporting currency and the functional currency of all of its operations is the U.S. dollar, as it is the principal currency of the primary economic environment in which the Company operates.

(b)Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries in which it has at least a majority voting interest. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

These financial statements have been prepared on a consolidated basis whereby the assets, liabilities and results of Sky Quarry, 2020 Canada and 2020 Utah have been combined. There was no activity in either entity until commencement of research and development and commissioning operations on July 27, 2018. Share capital refers to capital contributions in the form of cash provided by previous shareholders to 2020 Canada. Member’s interest refers to cash provided by previous shareholders to 2020 Utah. Both entities were under common control throughout the period July 27, 2018 to September 15, 2020, the date of acquisition by Sky Quarry Inc.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(c)Basis of presentation

The combined financial statements have been prepared under the historical cost convention.

(d)Foreign currency translation adjustments

The Company’s reporting currency and the functional currency of all its operations is the U.S. dollar. Assets and liabilities of the Canadian subsidiary company are translated to U.S. dollars using the applicable exchange rate as of the end of a reporting period. Income, expenses and cash flows are translated using an average exchange rate during the reporting period. Since the reporting currency as well as the functional currency of all entities is the U.S. Dollar there is no translation difference recorded.

(e)Revenue recognition

The Company recognizes revenue in terms of ASC 606 – Revenue from Contracts with Customers (ASC 606).

Revenue transactions are assessed using a five-step revenue recognition model to depict the transfer of goods or services to customers in an amount that reflects the consideration in exchange for those goods or services. The five steps are as follows:

i.identify the contract with a customer;

ii.identify the performance obligations in the contract;

iii.determine the transaction price;

iv.allocate the transaction price to performance obligations in the contract; and

v.recognize revenue as the performance obligation is satisfied.

(f)Cash and cash equivalents

The Company considers all highly liquid investments with original contractual maturities of three months or less to be cash equivalents.

(g)Accounts receivable

Accounts receivable with short maturities are stated at carrying values as it approximates fair value. The current accounts receivable is recorded and valued at fair value with no impairment.

(h)Oil and gas property and equipment

The Company under ASC 932 follows the successful efforts method of accounting for its oil and gas properties. Acquisition costs associated with the acquisition of leases are capitalized.  Exploration costs, such as exploratory geological and geophysical costs, and costs associated with delay rentals and exploration overhead are charged against earnings as incurred. Costs of successful exploratory efforts along with acquisition costs and the costs of development of surface mining sites are capitalized. Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing the oil and gas are capitalized.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Site development costs are initially capitalized, or suspended, pending the determination of proved reserves. If proved reserves are found, site development costs remain capitalized as proved properties. Costs of unsuccessful site developments are charged to exploration expense. For site development costs that find reserves that cannot be classified as proved when development is completed, costs continue to be capitalized as suspended exploratory site development costs if there have been sufficient reserves found to justify completion as a producing site and sufficient progress is being made in assessing the reserves and the economic and operating viability of the project. If management determines that future development activities are unlikely to occur, associated suspended exploratory development costs are expensed. In some instances, this determination may take longer than one year. The Company reviews the status of all suspended exploratory site development costs quarterly.

Capitalized costs of proved oil and gas properties are depleted by an equivalent unit-of-production method. Proved leasehold acquisition costs, less accumulated amortization, are depleted over total proved reserves, which includes proved undeveloped reserves. Capitalized costs of related equipment and facilities, including estimated asset retirement costs, net of estimated salvage values and less accumulated amortization are depreciated based on proved developed reserves associated with those capitalized costs. Depletion is calculated by applying the DD&A rate (amortizable base divided by beginning of period proved reserves) to current period production.

Costs associated with unproved properties are excluded from the depletion calculation until it is determined whether or not proved reserves can be assigned to such properties. The Company assesses its unproved properties for impairment annually, or more frequently if events or changes in circumstances dictate that the carrying value of those assets may not be recoverable.

Proved properties will be assessed for impairment annually, or more frequently if events or changes in circumstances dictate that the carrying value of those assets may not be recoverable. Individual assets are grouped for impairment purposes based on a common operating location. If there is an indication the carrying amount of an asset may not be recovered, the asset is assessed for potential impairment by management through an established process. If, upon review, the sum of the undiscounted pre-tax cash flows is less than the carrying value of the asset, the carrying value is written down to estimated fair value. Because there is usually a lack of quoted market prices for long-lived assets, the fair value of impaired assets is typically determined based on the present values of expected future cash flows using discount rates believed to be consistent with those used by principal market participants or by comparable transactions. The expected future cash flows used for impairment reviews and related fair value calculations are typically based on judgmental assessments of future production volumes, commodity prices, operating costs, and capital investment plans, considering all available information at the date of review.

Gains or losses are recorded for sales or dispositions of oil and gas properties which constitute an entire common operating field or which result in a significant alteration of the common operating field’s DD&A rate. These gains and losses are classified as asset dispositions in the accompanying consolidated statements of loss and comprehensive loss. Partial common operating field sales or dispositions deemed not to significantly alter the DD&A rates are generally accounted for as adjustments to capitalized costs with no gain or loss recognized.

The Company capitalizes interest costs incurred and attributable to material unproved oil and gas properties and major development projects of oil and gas properties.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(i)Other property and equipment

Other property, plant and equipment, consisting of research and development equipment and mining equipment, is measured at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures directly attributable to the acquisition of the asset. When parts of an item have different useful lives, they are accounted for as a separate component. At September 30, 2021, none of the assets were available for use and no depreciation has been recorded on the assets.

(j)Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Liabilities for environmental remediation or restoration claims resulting from allegations of improper operation of assets are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. Expenditures related to such environmental matters are expensed or capitalized in accordance with the Company’s accounting policy for property and equipment.

(k)Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then assets are written down. The impairment loss is the excess of the carrying amount of the asset group over its fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. Impairment to the carrying values of property, plant and equipment was established and recorded at the date of acquisition, using a third-party Forced Liquidation Value appraisal.

(l)Fair value measurement

Certain of the Company’s assets and liabilities are measured at fair value at each reporting date. Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants. This price is commonly referred to as the “exit price.” Fair value measurements are classified according to a hierarchy that prioritizes the inputs underlying the valuation techniques. This hierarchy consists of three broad levels:

●  Level 1 – Inputs consist of unadjusted quoted prices in active markets for identical assets and liabilities and have the highest priority. When available, the Company measures fair value using Level 1 inputs because they generally provide the most reliable evidence of fair value.

●  Level 2 – Inputs consist of quoted prices that are generally observable for the asset or liability. Common examples of Level 2 inputs include quoted prices for similar assets and liabilities in active markets or quoted prices for identical assets and liabilities in markets not considered to be active.

●  Level 3 – Inputs are not observable from objective sources and have the lowest priority. The most common Level 3 fair value measurement is an internally developed cash flow

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

model.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(m)Comparative amounts

The comparative amounts presented in these consolidated financial statements have been reclassified where necessary to conform to the presentation used in the current year.

3.GOING CONCERN

These consolidated financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes that the Company will be able to realize its assets and satisfy its liabilities in the normal course of business for the foreseeable future. Management is aware, in making its going concern assessment, of material uncertainties related to events and conditions that may cast significant doubt upon the Company’s ability to continue as a going concern. As at September 30, 2021 the Company has an accumulated deficit of $1,583,979 and has not yet been able to generate cash flows from operations.

Whether and when the Company can generate sufficient operating cash flows to pay for its expenditures and settle its obligations as they fall due subsequent to September 30, 2021 is uncertain. Until this time, management will have to raise funds by way of debt or equity issuances or become profitable. The Company will closely monitor its cash and will take the necessary measures to preserve cash, such as reducing spending as needed until the Company succeeds in proving that its extraction technology is viable.

These consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and statement of financial position classifications that would be necessary were the going concern assumption inappropriate. These adjustments could be material.

4.ACQUISITIONS

On September 16, 2020, Sky Quarry entered into a membership and share purchase agreement to acquire all of the membership interests of 2020 Resources LLC and all the shares of 2020 Resources (Canada) Inc. for total consideration of $2,648,349, issue of a $300,000 promissory note to the seller (see note 11 below), $807,245 in share issuance to seller’s creditor (5,378,047 shares) in total satisfaction of sellers debt and $1,541,104 in cash, $100,000 of which was a prepaid deposit. The share purchase agreement closed on September 16, 2020. The values assigned to property, plant, and equipment were determined by reference to third party valuations. The values assigned to oil and gas properties, including the Company’s extraction technology, were determined by the residual value of assets acquired.

The acquisition did not meet the definition of a business combination as (i) the PR Spring properties are at the exploration stage with no defined mineral reserves, and (ii) assets acquired did not contain any business processes. Consequently, the transaction was not characterized as a business combination, and was accounted for as an acquisition of assets.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

The fair value of the assets acquired are as follows:

Recognized amounts of identifiable net assets & liabilities acquired	$
Cash & Deposits	821,272
Inventory	96,287
Property, plant, and equipment, net	21,112
Oil and gas properties	2,113,421
Liabilities	(403,743)
Total acquired	2,648,349

Consideration for the acquisition
Cash paid	1,541,104
Note payable	300,000
Share issuance (sellers debt)	807,245

5.ACCOUNTS RECEIVABLE

The Company’s accounts receivable consists of:

	September 30, 2021	September 30, 2020
Trade receivables	$ 138,600	$ -
Balance, September 30, 2021	$ 138,600	$ -

Information about the Company’s exposure to credit risks for trade receivables is included in Note 20(a).

6.INVENTORY

During the year ended December 31, 2020, the Company acquired 2020 Resources LLC.  This acquisition included inventory of chemicals used in the bitumen extraction process and have been recorded at cost.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

7.MINERAL LEASES

	SITLA Mineral Lease	Total
Cost
January 1, 2020	$ 63,800	$ 63,800
Additions
December 31, 2020	63,800	63,800
Additions	-	-
September 30, 2021	$ 63,800	$ 63,800

Accumulated Amortization
September 30, 2021 and 2020	$ -	$ -

Carrying Amounts
September 30, 2020	$ 63,800	$ 63,800
September 30, 2021	$ 63,800	$ 63,800

SITLA Mineral Lease (2020 Resources LLC mineral lease)

Through its acquisition of 2020 Utah, the Company indirectly acquired certain mineral rights under three mineral leases entitled “Utah State Mineral Lease for Bituminous-Asphaltic Sands” between the State of Utah’s School and Institutional Trust Land Administration (“SITLA”), as lessor, and 2020 Utah, as lessee, covering certain lands in the PR Spring Area largely adjacent to each other (the “SITLA Leases”). At this time, the Company (through its subsidiaries) holds mineral leases (or the operating rights under leases) covering approximately 5,930.3 net acres within the State of Utah. Terms of the SITLA Leases are set forth in the table below.

Reference	Gross Acres	Net Acres	Lease Start Date	Lease Expiry Date (1)	Annual Rent (2)	Annual Advance Minimum Royalty (3)	Production Royalty Rate
ML-49579	50.42	50.42	1/1/2005	12/31/2024	$ 500	$ 5,000	6.5%
ML-49927	4,319.87	4,319.87	6/1/2005	5/31/2025	4,320	43,200	6.5%
ML-51705	1560	1560	2/1/2010	1/31/2020	1,560	15,600	8%

Total	5,930.3	5,930.3			$ 6,380	$ 63,800

Notes:

1.Leases may be extended past expiry date by continued payment of annual rent and annual advance minimum royalty.

2.Annual rent may be credited against production royalties payable during the year.

3.Annual advance minimum royalty may be credited against production royalties payable during the year.

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

8.PROPERTY, PLANT AND EQUIPMENT

	Shop & Laboratory Equipment	Mining Equipment	Corporate and Other	Total
Cost
As at January 1, 2020	$ 0	$ 0	$ 0	$ 0
Additions	267,979	75,124	976	344,079
Disposals	-	-	-	-
As at December 31, 2020	$ 267,979	$ 75,124	$ 976	$ 344,079
Additions	-	-	-	-
Disposals	-	-	-	-
As at September 30, 2021	$ 267,979	$ 75,124	$ 976	$ 344,079

Property, plant and equipment consist of research and development equipment and mining equipment. Each class of property, plant and equipment is estimated to have a useful life of 5 years and will be amortized over a straight line basis.

In accordance with ASC 932, as the property, plant and equipment were not available for use as at September 30, 2021, no accumulated depreciation has been recorded within the statement of loss and comprehensive loss.

9.OIL AND GAS PROPERTIES

Oil and gas properties are comprised of the following:

	Note	September 30, 2021	September 30, 2020
Balance, beginning of period	4	$ 2,135,420	$ 0
Additions		97,088	-
Balance, September 30, 2021		$ 2,232,508	$ 0

Oil and gas properties include undeveloped lands, unproved properties and seismic costs where management has not fully evaluated for technical feasibility and commercial viability.

Additions during the months ended September 30, 2021 relate to development of the land and mine in the PR Spring area.

10.ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable as at September 30, 2021 and 2020 consist primarily of amounts outstanding for operating expenses that are non-interest bearing and are normally due on 30 to 60 day terms.

Accrued expenses as at September 30, 2021 and 2020 consist primarily of other operating expenses.

Information about the Company’s exposure to liquidity risk is included in Note 20(c).

SKY QUARRY INC.

Notes to the Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

11.DEBT

Lender	Maturity Date	Interest Rate	Principal Balance September 30, 2021	Principal Balance September 30, 2020
David Sealock	On Demand		-	19,490
Private Lender*	March 16, 2021		25,000	25,000
Private Lender*	October 31, 2021		75,000	75,000
Private Lender*	June 30, 2021		134,630	200,000
ACMO USOS LLC	March 15, 2021	10%	211,699	300,000
Private Lender*	September 30, 2021		625,000	500,000
JPMorgan Chase	September 28, 2023	10%	177,083	450,000
Govt of Canada**	December 31, 2025		31,395	-
USA SBA			152,200	-
Loeb Term Solutions	September 1, 2024	14.25%	740,000	811,011
			$ 2,171,976	$ 2,380,501

* Note - Set interest charge amount versus interest rate.

SKY QUARRY INC.

Notes to the Unaudited Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

The maturity date of debt is as follows:

	September 30, 2021	September 30, 2020
Principal classified as repayable within one year	$ 1,071,329	$ 1,119,490
Principal classified as repayable later than one year	1,100,647	1,261,011
Balance, September 30, 2021	$ 2,171,976	$ 2,380,501

(a)Private lenders – presented sequentially as above.

(i)On September 28, 2020, the Company entered into a promissory note for $19,490 from David Sealock, a director and CEO of the Company. The note is unsecured, bears no interest and is repayable on demand. On March 26, 2021 the amount was repaid in full.

(ii)On September 17, 2020, the Company entered into a promissory note for $25,000 from a private lender. The note is unsecured, bears a flat interest charge at 25% and matured on March 16, 2021. The maturity date of the note is currently being renegotiated.

(iii)On September 17, 2020, the Company entered into a promissory note for $75,000 from a private lender. The note is unsecured, bears a flat interest charge at 25% and matured on March 16, 2021. The maturity date was subsequently extended to October 31, 2021.

(iv)On September 17, 2020, the Company entered into a promissory note for $200,000 from a private lender. The note is unsecured, bears a flat interest charge of 10% and matured on June 30, 2021. The maturity date of the note is currently being renegotiated.

(v)On September 16, 2020, the Company entered into a promissory note for $300,000 from ACMO USOS LLC which formed part of the Share Purchase Agreement (see Note 5 Acquisitions).  The note matured on December 15, 2020 and bears an interest rate at 10% per annum. On December 13, 2020, the interest rate was increased to 15% thereafter and the maturity date of the note was extended to March 16, 2021. The maturity date of the note is currently being renegotiated.

(vi)On August 28, 2020, the Company entered into a promissory note for $500,000 from a private lender. The note was amended on August 16, 2021 with the principal fixed at $625,000, maturing extended to September 30, 20201. The note is unsecured, bears a flat interest charge at $50,000. The maturity date of the note is currently being renegotiated.

(vii)On September 16, 2020, the Company entered into a promissory note for $450,000 from JPMorgan Chase Bank N.A. (“JPM”).  The note is unsecured, bears interest at 10% per annum and matures on September 28, 2023.

(viii)2020 Resources (Canada) Ltd. received a Canadian Emergency Business Account loan (“CEBA”) in the amount of CDN $40,000 from the Canadian Federal Government on November 27, 2020. The CEBA loan is interest free with no principal payments until December 31, 2022. If the Company repays $30,000 of the total loan prior to December 31, 2022 then the balance of $10,000 will be forgiven. If the balance is not paid by December 31, 2022 then the balance of the loan is converted to a three (3)

SKY QUARRY INC.

Notes to the Unaudited Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

year term loan with interest at 5% starting on January 1, 2023. The balance of the loan must be paid no later than December 31, 2025. The note was converted to USD $31,416 using the exchange rate quoted by the Bank of Canada as at September 30, 2021, being 0.7849:1.

(ix)On March 1, 2021 2020 Resources LLC received a loan in the amount of $152,200 through the Payroll Protection Program (PPP) loan from the U.S. Small Business Administration. The loan carries an interest rate of 1%, has a two-year term with no principal payments for 12 months, and which can be forgiven in full if the Company applies for forgiveness and documents that it spent proceeds on allowed expenditures, including payroll cost. Full loan forgiveness if at least 60% of loan proceeds are spent on payroll costs. The Company believes this loan will be forgiven in full.

(x)On August 31, 2020, the Company entered into a promissory note for $1,000,000 from Loeb Term Solutions LLC. The note ranks senior to all debt and is secured against all of the assets of the Company and of its subsidiaries.  The note matures on September 1, 2024 and bears interest at 14.25% per annum. Terms of the note includes a mandatory repayment against principal of $20,000 per monthly instalment. The principal outstanding under the note as at September 30, 2021 is $740,000.

12.CONVERTIBLE DEBENTURES

Lender	Maturity Date	Interest Rate	Principal Due September 30, 2021	Principal Due September 30, 2020

Private Lender	April 23, 2021	4%	50,000	50,000
Private Lender	July 21, 2021	4%	-	-
Marcus Laun	July 13, 2021	4%	25,000	25,000
Private Lender	September 12, 2021	4%	50,000	50,000
			$ 125,000	$ 125,000

The maturity date of debt is as follows:

	September 30, 2021	September 30, 2020
Principal classified as repayable within one year	$ 125,000	$ 125,000
Principal classified as repayable later than one year	-	-
Balance, September 30, 2021	$ 125,000	$ 125,000

(a)Private Lender

On April 23, 2020, the Company issued a promissory note in the amount of $50,000, convertible at the election of the holder into shares of common stock at an exercise price of $0.0936 per share with a maturity date of April 23, 2021. The note has a term of twelve months and bears interest at a rate of 4% per annum payable at maturity. The maturity date of the note is being renegotiated.

SKY QUARRY INC.

Notes to the Unaudited Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

(b)Private Lender

On April 28, 2020, the Company issued a promissory note in the amount of $50,000, convertible at the election of the holder into shares of common stock at an exercise price of $0.0936 per share. The note has a term of twelve months and bears interest at a rate of 4% per annum payable at maturity. On August 7, 2020 at the election of the lender the note was converted into 534,188 shares of common stock of the Company in full and final satisfaction of the note.

(c)Marcus Laun

On July 13, 2020, the Company issued a promissory note in the amount of $25,000 to Marcus Laun, a director of the Company, convertible at the election of the holder into shares of common stock at an exercise price of $0.0936 per share with a maturity date of July 13, 2021. The note has a term of twelve months and bears interest at a rate of 4% per annum payable at maturity.  The maturity date of the note is being renegotiated.

(b)Private Lender

On September 21, 2020, the Company issued a promissory note in the amount of $50,000, convertible at the election of the holder into shares of common stock at an exercise price of $0.25 per share. The note has a term of twelve months and bears interest at a rate of 4% per annum payable at maturity.  The maturity date of the note is being renegotiated.

13.INCOME TAXES

As at September 30, 2021, and September 30, 2020, the Company has incurred losses and does not meet the standard to carry forward any non-capital losses.

14.SHARE STRUCTURE

COMMON SHARES

Authorized 100,000,000 shares of common stock (“Shares”) with par value of $0.0001

Issued31,615,545 Shares as of September 30, 2021

PREFERRED SHARES

Authorized 25,000,000 preferred shares with par value of $0.001 per share

Issued1 preferred share as of September 30, 2021

(a)Changes to share structure

On April 14, 2020 the Company authorized an amendment to its Certificate of Incorporation which amended its authorized share structure by, (a) fixing the authorized shares of common stock (“Shares”) issuable at a maximum of 50,000,000 and (b) fixing the par value of said Shares at $0.0001 (one hundredth of one cent).

On April 20, 2021 the Company authorized an amendment to its Certificate of Incorporation which amended its authorized share structure by fixing the authorized shares of common stock issuable at a maximum of 100,000,000 with no change to the par value.

On June 21, 2021 the Company authorized an amendment to its Certificate of Incorporation

SKY QUARRY INC.

Notes to the Unaudited Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

which amended the terms regarding the issue of preferred stock to include “Blank-Check” provisions, specifically, authorizing its board of directors to provide, out of the unissued shares of authorized preferred stock, one or more classes of preferred stock or one or more series of preferred stock within any class thereof, and to set the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, which may differ from those of any and all other issuances, of each class of preferred stock or series of preferred stock within any class thereof, in accordance with the General Corporation Law of Delaware.

(b)Common share issuances

On June 30, 2020, the Company closed an offering of 11,400,000 Shares to certain investors for net proceeds of $1,140 at an issue price of $0.0001 per Share.

On August 2, 2020 the Company closed an offering of 7,988,637 Shares to certain investors for net proceeds of $799 at an issue price of $0.0001 per Share.

On September 16, 2020 the Company closed an offering of 6,967,410 Shares to certain investors for net proceeds of $1,097,795 at an average issue price of $0.157 per Share.

On February 12, 2021, 1,000,000 Shares were returned to treasury.

On May 25, 2021 the Company closed an offering of 3,066,804 Shares of common stock for gross proceeds of $1,012,046.32. Fees in connection with this offering amounted to $3,795, resulting in net proceeds of $1,008,251.32.

On July 25, 2021, 303,030 Shares were returned to treasury.

On July 25, 2021 the Company closed an offering of 302,900 Shares to certain investors for gross proceeds of $99,957. Fees in connection with this offering amounted to $4,997.85, resulting in net proceeds of $94,959.15

On September 29, 2021 the Company closed an offering of 930,000 Shares to certain investors for net proceeds of $306,900.

In addition, the Company had received irrevocable subscription agreements in the amount of $138,600 for a further 420,000 Shares which remained outstanding as at September 30, 2021. These Shares have not and will not be issued until payment is received. As of September 30, 2021 these amounts have been booked as an account receivable.

(c)Preferred share issuances

On June 21, 2021 the Company issued one “Series A” preferred share to JPM for net proceeds of $1. The holder of the Series A Preferred Share is entitled to elect one member to the Company’s Board of Directors so long as it holds at least 15% of the outstanding shares of the Company’s common stock, and is entitled to certain protective rights and certain pre-emptive rights upon the issuance of new securities.

The Series A Preferred Share is redeemable at cost on the earlier of a) the election of the holder or b) that date on which the Company receives approval for an initial public offering on a US stock exchange.

SKY QUARRY INC.

Notes to the Unaudited Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

(d)Debt conversions

On September 16, 2020 the Company issued 534,188 Shares to an arms’ length lender for conversion of debt in the amount of $50,000 at a conversion price of $0.0936 per Share.

On May 13, 2021 the Company issued 607,500 Shares to JPM for conversion of debt in the amount of $200,475 at a conversion price of $0.33 per Share.

On May 25, 2021 the Company issued 363,636 Shares to an arms’ length lender for conversion of debt in the amount of $120,000 at a conversion price of $0.33 per Share.

On September 29, 2021 the Company issued 337,500 Shares to JPM for conversion of debt in the amount of $111,375 at a conversion price of $0.33 per Share.

(e)Shares reserved for issuance

The table below sets forth the Shares reserved by the Company for future potential issuance.

Maximum Issuable
Company Stock Option Plan (1)	5,000,000
Conversion of Debt (2)	1,041,332
Share Issuable under JPM Agreement (3)	111,111
Shares and Warrant Shares issuable under the Offering (4)	30,000,000
Broker Warrants under Regulation A (5)	187,500
TOTAL SHARES RESERVED FOR ISSUANCE	36,339,943

Notes:

1.The Company has reserved a maximum of 5,000,000 Shares issuable in connection with grants made under the Company’s Stock Option Plan (see Note 15).

2.The Company has reserved a total of 1,041,332 Shares issuable in connection with the issue of certain convertible debt notes (see Note 12), as set forth below.

	Principal Amount	Amount Due at Maturity	Shares Issuable on Conversion
Private Lender	$50,000	$52,000	555,555
Marcus Laun	$25,000	$26,000	277,777
Private Lender	$50,000	$52,000	208,000

3.The Company has reserved a maximum of 111,111 Shares in connection with certain share issue rights issuable conditional on conversion of debt by a third party as set forth in the JPM Agreement (see Note 16(b)), assuming full conversion.

4.On September 29, 2021 the SEC qualified an offering of securities submitted by the Company under Regulation A (the “Offering”). Under the Offering, the Company is proposing to sell up to 15 million units (“Units”) at a price of $1.25 per Unit. Each Unit is comprised of one share of common stock (an “Offering Share”) and one warrant to purchase an additional Share (an “Offering Warrant”) at a price of $2.50 for a period of three years from issue. The Company has reserved a maximum of 15,000,000 Shares issuable under the Offering, assuming full subscription, and a maximum of 15,000,000 Shares issuable on exercise of the Offering Warrants (”Warrant Shares”) issued in connection with the Offering, assuming full subscription and full exercise.

SKY QUARRY INC.

Notes to the Unaudited Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

5.On August 16, 2021 the Company entered into an Engagement Agreement with Digital Offering, LLC to provide broker-dealer services in connection with the Offering. Under the terms of the Engagement Letter, the Company will issue a warrant to purchase one Share of the Company (an “Agent Warrant”) for each 100 Shares sold to investors under the Offering at an exercise price of $1.25 and subject to transfer, lock-up and exercise restrictions as set forth in Rule 5110 of the Financial Industry Regulatory Authority, Inc (“FINRA”), as applicable. Accordingly, the Company has reserved a maximum of 187,500 Shares issuable on exercise of the Agent Warrants issuable to Digital Offering, LLC in connection with its services under the Offering, assuming full subscription of the Offering and full exercise of the Agent Warrants.

15.STOCK OPTION PLAN

On March 27, 2020 the Company adopted an incentive stock option plan (the “Plan”). The Plan allows the Board of Directors of the Company to grant options to acquire common shares of the Company to directors, officers, key employees and consultants. The option price, term and vesting periods are determined at the discretion of the Board of Directors, subject to certain restrictions as required by the policies of Section 422 of the Internal Revenue Code. The Plan is a fixed number plan with a maximum of 5,000,000 Shares reserved and available for issue as at September 30, 2021.

During the nine months ended September 30, 2021 and the period September 30, 2020, the Company did not grant any stock options to directors, officers and consultants of the Company.

During the months ended September 30, 2021 and September 30, 2020, there was no share-based compensation expense.

16.RELATED PARTY TRANSACTIONS

Related party transactions not otherwise separately disclosed in these consolidated financial statements are:

(a)Key management personnel and director compensation

As at September 30, 2021 there was $0 due to members of key management and directors for unpaid salaries, expenses and director fees (2020 - $0) as salaries and fees were voluntarily waived for the months to date of 2021.

(b)Transactions with related parties

As disclosed in Note 11 above, on September 16, 2020 the Company issued a promissory note to JPM, in the amount of $450,000. JPM is a related party as a significant shareholder.

On June 21, 2021, stockholders of the Company unanimously consented to terminate a Stockholders Agreement entered into by all of the stockholders and the Company on September 24, 2020 and approved a governance agreement between the Company and JPMorgan Chase Bank N.A. (“JPM”), which grants to JPM the following rights:

•a consent right with respect to certain business transaction matters, including: (a) material changes to the nature of the Company’s business, (b) a grant of certain stock options or restricted stock, (c) the Company’s entry into certain employment or compensation agreements, (d) the incurrence by the Company of more than $500,000 of debt, (e) the Company’s entry into a related party agreement, (f) a sale transaction, (g) a loan by the Company in excess of $500,000, (h) settlement of a lawsuit or other dispute in excess o$500,000 or (i) any investment by the Company

SKY QUARRY INC.

Notes to the Unaudited Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

in excess of $500,000;

•Board of Director observation rights;

•upon the conversion of a promissory note with an unrelated third party;

•the right to receive certain quarterly and annual financial statements of the Company; and

•certain inspection rights so long as JPM owns at least 10% of the Company’s outstanding shares of common stock.

As disclosed in Note 14(b) above, on May 13, 2021 JPM converted $200,475 of debt for the issuance of 607,500 Shares and on September 29, 2021 converted $111,375 of debt for the issuance of 337,500 Shares, each converted at a deemed price of $0.33 per Share. These amounts have been applied first against the accrued interest and against the principal owing under the promissory note disclosed in Note

(c)Due to/from director

On September 28, 2020, the Company received an advance from David Sealock, a director and CEO of the Company, in the amount of $19,490 bearing interest at 0% per annum and repayable on demand. On March 26, 2021 the amount was settled in full and final satisfaction.

As disclosed in Note 12(c) above, on July 13, 2020, the Company issued a promissory note in the amount of $25,000 to Marcus Laun, a director of the Company, convertible at the election of the holder into shares of common stock at an exercise price of $0.0936 per share. The note has a term of twelve months and bears interest at a rate of 4% per annum payable at maturity. The maturity date of the note is being renegotiated.

17.  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative expenses consist of the following:

	September 30, 2021	September 30, 2020
Insurance	$ 386,608	$ 20,283
Professional fees	450,204	61,813
Salary and wages	23,847	91
Travel expenses	35,338	29,223
Other	13,418	8,314
	$ 909,416	$ 119,724

18. COMMITMENTS AND CONTINGENCIES

The Company is not party to any contractual commitments other than as disclosed elsewhere herein.

SKY QUARRY INC.

Notes to the Unaudited Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

19.MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern and to maintain a flexible capital structure which optimizes the costs of capital. The Company considers its capital for this purpose to be its shareholders’ equity and debt and convertible debentures.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may seek additional financing or dispose of assets.

In order to facilitate the management of its capital requirements, the Company monitors its cash flows and credit policies and prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. The budgets are approved by the Board of Directors. There are no external restrictions on the Company’s capital.

20.MANAGEMENT OF FINANCIAL RISKS

The risks to which the Company’s financial instruments are exposed to are:

(a)Credit risk

Credit risk is the risk of unexpected loss if a customer or third party to a financial instrument fails to meet contractual obligations. The Company is exposed to credit risk through its cash held at financial institutions, trade receivables from customers and notes receivable.

The Company has cash balances at various financial institutions. The Company has not experienced any loss on these accounts, although balances in the accounts may exceed the insurable limits. The Company considers credit risk from cash to be minimal.

Credit extension, monitoring and collection are performed for each of the Company’s business segments. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current creditworthiness, as determined by a review of the customer’s credit information.

Accounts receivable, collections and payments from customers are monitored and the Company maintains an allowance for estimated credit losses based upon historical experience with customers, current market and industry conditions and specific customer collection issues.

At September 30, 2021 and 2020 the Company had $138,600 and $0, respectively in trade and other receivables. The Company considers its maximum exposure to credit risk to be its trade and other receivables and notes receivable. The Company expects to collect these amounts in full and has not provided an expected credit loss allowance against these amounts.

(b)Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities as they become due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses.

SKY QUARRY INC.

Notes to the Unaudited Consolidated Financial Statements

For the months ending September 30, 2021 and 2020

Expressed in US dollars

(c)Currency risk

Currency risk is the risk that the value of financial assets and liabilities denominated in currencies, other than the functional currency of the Company, will fluctuate due to changes in foreign currency exchange rates. As at September 30, 2021, the Company’s exposure to currency risk is limited to cash and equivalents denominated in Canadian dollars in the amount of CAD $21,457, accounts payable and accrued liabilities denominated in Canadian dollars in the amount of CAD $36,488. A 1% change in the exchange rate between the US and Canadian dollar would have a $150 impact on the net loss and cash flows of the Company.

(d)Interest rate risk

Interest rate risk is the risk that changes in interest rates will affect the fair value or future cash flows of the Company’s financial instruments. The Company is exposed to interest rate risk as a result of holding fixed rate obligations of varying maturities as well as through certain floating rate instruments. The Company considers its exposure to interest rate risk to be minimal.

21.SUBSEQUENT EVENTS

Except as disclosed elsewhere herein and below, no material events occurred subsequent to October 15, 2021 the date of presentation of these financial statements.

2020 Resources (Canada) Ltd. (formerly, USO (Canada) Ltd.) and 2020 Resources, LLC (formerly, US Oil Sands (Utah) LLC and USO (Utah) LLC)
Combined Financial Statements
For the years ended December 31, 2019 and 2018

INDEPENDENT AUDITOR’S REPORT

December 27, 2021

To: Board of Directors, 2020 Resources (Canada) Ltd. and 2020 Resources LLC

Re: 2019-2018 Combined Financial Statement audit

We have audited the accompanying combined financial statements of 2020 Resources (Canada) Ltd. and 2020 Resources LLC (together, the “Company”), which comprise the combined statements of financial position as of December 31, 2019 and 2018, and the related combined statement of loss and comprehensive loss, combined statement of changes in equity, and combined statements of cash flows for the calendar year periods ended December 31, 2019 and 2018, and the related notes to such combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations, shareholder equity and its cash flows for the calendar year periods thus ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

December 27, 2021

We have served as the Company's Auditor since January 18, 2021.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Combined Statement of Financial Position

($USD)

As of December 31,

	Note	2019	2018

ASSETS

Current assets:
Cash		$1,381,996	$746,957
Accounts receivable	6	1,217,221	0
Prepaid expenses and deposits		1,032,388	886,793
Inventory		276,373	0
Total Current Assets		3,907,978	1,633,749
Property, plant and equipment	7	3,532,715	3,533,824
Oil and gas properties	8	12,903,111	4,885,957
Intangible assets	9	19,422	8,186

TOTAL ASSETS		$20,363,226	$10,061,716

LIABILITIES AND EQUITY

Current liabilities:
Accrued payable and accrued liabilities	10	$2,474,024	$157,400
Total Liabilities		2,474,024	157,400

Equity:
Share capital	12	3,831,744	1,311,744
Member’s interest in LLC	12	17,300,381	10,125,381
Retained earnings		(1,507,354)	0
Accumulated other comprehensive income (loss)		(78,313)	(25,455)
Deficit		(1,657,256)	(1,507,354)
Total Equity		17,889,202	9,904,316

TOTAL LIABILITIES AND EQUITY		$20,363,226	$10,061,716

See also the auditor’s report.

The accompanying notes are an integral part of the combined financial statements.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Combined Statement of Loss and Comprehensive Loss

For the periods ended December 31,

($USD)

	2019	2018

Revenue
Sale	$0	$0
Cost of Sales	0	0
Gross Profit	0	0

Expenses:
Research & development	351,095	184,200
General and administrative	1,425,062	1,348,477
Total Expenses	1,776,156	1,532,677
Other (income) Expense
Finance expense	(1,370)	(671)
Foreign exchange	(117,531)	(24,653)
Total Expenses	(118,901)	(25,324)

Net Loss	(1,657,256)	(1,507,354)
Other Comprehensive Loss (Gain)
Exchange loss (gain) on translation of foreign operations	(78,313)	(25,454)
Comprehensive Loss	$(1,735,569)	$(1,532,808)

See also the auditor’s report.

The accompanying notes are an integral part of the combined financial statements.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Combined Statement of Changes in Equity

For the periods ended December 31,

($USD)

	Share Capital	Members Interest in LLC	Deficit	Accumulated Other Comprehensive Loss	Total
Balance, date of commencement of operations, July 27, 2018	-	-	-	-	-
Capital contributions	1,311,744	10,125,381	-	-	11,437,125
Net Loss and Comprehensive Loss	-	-	(1,507,354)	(25,455)	(1,532,809)
Balance December 31, 2018	1,311,744	10,125,381	(1,507,354)	(25,455)	9,904,316
Balance, January 1, 2019	1,311,744	10,125,381	(1,507,353)	(25,454)	9,904,318
Capital contributions	2,520,000	7,175,000	-	-	9,695,000
Net Loss and Comprehensive Loss	-	-	(1,657,256)	(52,858)	(1,710,114)
Balance December 31, 2019	3,831,744	17,300,381	(3,164,610)	(78,313)	17,889,202

See also the auditor’s report.

The accompanying notes are an integral part of the combined financial statements.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Combined Statements of Cash Flows

For the periods ended December 31,

($USD)

	Note	2019	2018

CASH FLOWS FROM OPERATION ACTIVITIES
Net loss		$(1,657,256)	$(1,507,354)
Changes in non-cash working capital items:
Accounts receivables		(1,217,221)	0
Prepaid expenses and deposits		(145,596)	(84,728)
Inventory		(276,373)	0
Accounts payable and accrued liabilities	10	2,316,624	157,399
Net Cash from Operating Activities		(979,821)	(1,434,682)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash contributions from parent	12	9,695,000	11,437,125
Net cash generated by financing activities		9,695,000	11,437,125

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of oil and gas properties	5	0	(5,552,350)
Acquisition of property, plant, and equipment, net	5	0	(3,447,650)
Additions to oil and gas properties	8	(8,017,154)	(135,672)
Additions to property, plant, and equipment	7	1,109	0
Additions to intangible assets	9	(11,236)	(8,186)
Net cash generated by investing activities		(8,027,281)	(9,143,858)

Effect of change in foreign exchange rates on cash		52,858	111,628

Net increase in cash, and cash equivalents, end of period		$635,039	$746,956

See also the auditor’s report.

The accompanying notes are an integral part of the combined financial statements.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

1.NATURE OF OPERATIONS

USO (Canada) Ltd. was incorporated on April 26, 2018 under the Canada Business Corporations Act and on November 8, 2019 changed its corporate name to 2020 Resources (Canada) Ltd. US Oil Sands (Utah) LLC was formed on November 2, 2017 in the state of Delaware and on December 4, 2017 changed its name to USO (Utah) LLC, and on November 6, 2019 changed its name to 2020 Resources LLC.

Together, 2020 Resources (Canada) Ltd. and 2020 Resources LLC comprise “the Company” or “2020 Resources.” The Company had no financial activity until commencement of operations on July 27, 2018.

2020 Resources (Canada) Ltd. and 2020 Resources LLC are engaged in the exploration and development of oil sands properties and proprietary technology. Through 2020 Resources LLC, the Company has a 100% working interest in bitumen leases covering 5,930 acres of land in the state of Utah in the PR Spring area. The Company has not earned significant revenues as it is in the pre-production stage. The Company’s head office is located at 521 3rd Avenue SW, Calgary, Alberta, Canada, T2P 3T3.

The combined financial statements of the Company as at and for the period from the date of commencement of operations, July 27, 2018, to December 31, 2019 consist of 2020 Resources (Canada) Ltd., which acts as the Company’s main Canadian operating entity, and 2020 Resources LLC, which acts as the United States operating entity.

The Company is managed by its parent Anchorage Capital Partners, L.P. (“Anchorage”), a private Delaware based company. Anchorage manages the business and affairs of 2020 Resources and provides cash contributions to fund development and operations.

2.BASIS OF PRESENTATION

(a)Basis of combination

As described in note 1, 2020 Resources (Canada) Ltd. and 2020 Resources LLC are managed by a single parent entity, Anchorage Capital Partners L.P. These financial statements have been prepared on a combined basis whereby the assets, liabilities and results of 2020 Resources (Canada) Ltd. and 2020 Resources LLC have been combined. There was no activity in either entity until commencement of operations on July 27, 2018.  Share capital refers to capital contributions in the form of cash provided by Anchorage to 2020 Resources (Canada) Ltd. Member’s interest refers to cash contributions provided by Anchorage to 2020 Resources LLC. Both entities were under common control throughout the period from inception through to December 31, 2019.

All intercompany balances, income and expenses and unrealized gains and losses resulting from intercompany transactions are eliminated.

(b)Basis of presentation

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting policies (“US GAAP”) and have been prepared on a historical cost basis except for certain financial assets and financial liabilities which are measured at fair value. The Company’s reporting currency and the functional currency of all of its operations is the U.S. dollar, as it is the principal currency of the primary economic environment in which the Company operates.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

(c)Functional and presentation currency

These combined financial statements are presented in US dollars, which is the functional currency of 2020 Resources LLC. The functional currency of 2020 Resources (Canada) Ltd. is the Canadian dollar.

(d)Going concern

These combined financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes that 2020 Resources will be able to realize its assets and satisfy its liabilities in the normal course of business for the foreseeable future. Management is aware, in making its going concern assessment, of material uncertainties related to events and conditions that may cast significant doubt upon the Company’s ability to continue as a going concern. As at December 31, 2019 the Company has an accumulated deficit of $3,164,610, and has not yet been able to generate cash flows from operations.

Whether and when the Company can generate sufficient operating cash flows to pay for its expenditures and settle its obligations as they fall due subsequent to December 31, 2019 is uncertain. Until this time, management will have to raise funds by way of debt or equity issuances or improve profitability. The Company will closely monitor its cash and will take the necessary measures to preserve cash, such as reducing spending as needed until the Company succeeds in proving its extraction technology viable in the open market.

These combined financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and statement of financial position classifications that would be necessary were the going concern assumption inappropriate. These adjustments could be material.

3.SIGNIFICANT ACCOUNTING POLICIES

The accounting policies set out below have been applied consistently to all periods presented in these combined financial statements.

(a)Research and development:

Research costs are expensed when incurred. Internally-generated research and development costs, including technology and patent costs, are capitalized as intangible assets when the Company can demonstrate that the technical feasibility of the project has been established; the Company intends to complete the asset for use or sale and has the ability to do so; the asset can generate probable future economic benefits; the technical and financial resources are available to complete the development; and the Company can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally-generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life of 5 years.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

(b)Leases:

Leases are classified as either finance or operating leases. Leases that effectively transfer substantially all the risks and rewards of ownership to the Company are finance leases and are accounted for as an acquisition of an asset and an assumption of an obligation at the inception of the lease, measured at the lower of the fair value or the present value of the minimum lease payments. Obligations recorded under finance leases are reduced by the lease payments, net of imputed interest. All other leases are accounted for as operating leases and rental payments are recorded as expenses on a straight-line basis over the term of the related lease.

(c)Foreign currency translation:

Foreign currency transactions are initially recorded in the individual company's functional currency at the transaction date exchange rate. At year end, monetary assets and liabilities denominated in a foreign currency are translated into the functional currency at the year end exchange rate. All foreign currency adjustments are recognized in profit or loss.

Financial statements of companies for which the functional currency is not the presentation currency are translated into US dollars. All asset and liability accounts are translated at the year end exchange rate and all earnings and expense accounts and cash flow statement items are translated at average exchange rates for the year. The resulting translation gains and losses are recorded as foreign currency translation adjustments in other comprehensive income or loss.

(d)Financial instruments:

Financial instruments are measured at fair value on initial recognition, which is typically the transaction price unless a significant financing component is present. Subsequent measurement is dependent on whether the instrument is classified as “amortized cost”, “fair value through profit or loss” or “fair value through other comprehensive income”. The classification of financial assets is determined by their characteristics and their context in the Company's business model.

The Company classifies financial assets and liabilities as follows:

(i)Amortized cost: Cash, accounts payable and accrued liabilities are held by the Company to collect or pay contractual cash flows and are measured at amortized cost. Financial instruments measured at amortized cost are recognized initially at fair value, adjusted for any directly attributable transaction costs. Subsequent to initial recognition, these financial instruments are measured at amortized cost using the effective interest rate method, less any impairment losses.

(ii)Fair value through profit or loss: The Company has no financial instruments held to both collect contractual cash flows and to sell the asset, and accordingly, no financial instruments are measured at fair value through profit or loss.

(iii)Fair value through other comprehensive income: The Company has no financial instruments that do not meet the criteria to be measured at amortized cost or fair value through profit or loss and, accordingly, no financial instruments are measured at fair value through other comprehensive income.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

The Company derecognizes a financial asset when the contractual right to the cash flow expires, or the right to receive the contractual cash flows from the financial asset and substantially all the risks and rewards of ownership of the financial asset are transferred. The Company derecognizes a financial liability when the contractual obligations are discharged, cancelled or expired.

(g)Equity:

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all its liabilities. Capital contributions are classified as equity and represent cash contributions to 2020 Resources (Canada) Ltd. and 2020 Resources LLC made by the parent. Incremental costs directly attributable to the issue of equity are recognized as a deduction from equity, net of tax.

(h)Bitumen interests:

(i) Recognition and measurement

Oil and gas properties:

Pre-license costs incurred before the Company has attained legal rights to explore an area are recognized in profit or loss.

Exploration and evaluation costs, including the costs of acquiring leases and licenses, technical services and studies, geophysical and geological activities, seismic acquisition, exploration drilling and testing are initially capitalized as oil and gas properties. The costs are accumulated in cost centres by exploration area pending determination of technical feasibility and commercial viability.  Assets classified as oil and gas properties are not depleted or depreciated until after these assets are reclassified to property, plant and equipment.

Oil and gas properties are assessed for impairment if (i) sufficient data exists to determine technical feasibility and commercial viability, or (ii) facts and circumstances suggest that the carrying amount exceeds the recoverable amount. When an oil and gas properties is determined not to be technically feasible or commercially viable, or the Company decides not to continue with its activity, the unrecoverable exploration and evaluation costs are charged to profit or loss as exploration and evaluation expense.

The technical feasibility and commercial viability of extracting resources is considered to be determinable when proved and/or probable reserves are determined to exist. A review of each exploration license or field is carried out, at least annually, to ascertain whether proved and/or probable reserves have been discovered. Upon determination of proved and/or probable reserves, oil and gas properties attributable to those reserves are first tested for impairment and then reclassified from oil and gas properties to a separate category within property, plant and equipment referred to as oil and natural gas interests.

Exchanges, swaps and farm-outs that involve only oil and gas properties are accounted for at cost.  Any gains or losses from the disposal of oil and gas properties are recognized in profit or loss.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

Property, plant and equipment:

All costs directly associated with the development and production of bitumen interests are capitalized on an area-by-area basis as bitumen interests if they extend or enhance the recoverable reserves of the underlying assets. Items of property, plant and equipment, which include bitumen development assets, are measured at cost less accumulated depletion and depreciation and accumulated impairment losses.  Development costs include expenditures for areas where technical feasibility and commercial viability has been determined. These costs include property acquisitions with contingent resources, development drilling, completion, gathering and infrastructure, decommissioning costs and transfers of oil and gas properties. The costs of the day-to-day servicing of property, plant and equipment are recognized in profit or loss as incurred.

Other property, plant and equipment, consisting of research and development equipment and mining equipment, is measured at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures directly attributable to the acquisition of the asset. When parts of an item have different useful lives, they are accounted for as a separate components. At December 31, 2019, none of the assets were available for use and no depreciation has been recorded on the assets.

Gains and losses on disposal of property, plant and equipment, property swaps and farm-outs, are determined by comparing the proceeds or fair value of the asset received or given up with the carrying amount of property, plant and equipment and are recognized in profit or loss.  Exchanges of properties are measured at fair value, unless the transaction lacks commercial substance or fair value cannot be reliably measured. Where the exchange is measured at fair value, a gain or loss is recognized in profit or loss.

(i)Impairment:

The carrying amounts of the Company’s property, plant and equipment and oil and gas properties are reviewed at each reporting date to determine whether there is any indication of impairment. These indicators include, but are not limited to, extended decreases in prices or margins for oil and natural gas commodities or products, a significant downward revision in estimated reserves, an upward revision in future development costs, significant decrease in fair values of undeveloped lands in close proximity to lands held by the Company or management’s decision to no longer pursue certain evaluation projects.  If any such indication exists, then the asset’s recoverable amount is estimated.

For the purpose of impairment testing, oil and gas properties and property, plant and equipment are tested separately and are grouped into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets or reporting units.  Geological formation, product type, geography and internal management operations and processes are key factors considered when grouping the Company’s oil and natural gas interests into reporting units.

The recoverable amount of an asset or a reporting unit is the greater of its value in use and its fair value less costs of disposal.  Fair value is determined to be the amount for which the asset could be sold in an arm’s-length transaction between knowledgeable and willing parties. Unless indicated otherwise, the recoverable amount used in assessing impairment losses is fair value less costs of disposal.  The Company estimates fair value less cost of disposal using discounted future net cash flows of contingent resources based on forecast prices and costs and including future development costs. The cash flows are discounted at an appropriate discount rate which would be applied by a market participant. Value in use is determined by estimating the present value of the future net cash flows to be derived from

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

the continued use of the reporting unit in its present form. These cash flows are discounted at a rate based on the time value of money and risks specific to the reporting unit.

An impairment loss is recognized if the carrying amount of an asset or its reporting unit exceeds its estimated recoverable amount.  Impairment losses are recognized in profit or loss. An impairment loss in respect of property, plant and equipment recognized in prior years, is assessed at each reporting date for any indications that the loss has decreased or no longer exists.  An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount.  An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depletion and depreciation, if no impairment loss had been recognized.

(j)Taxation and tax credits:

The income tax provision includes current and deferred tax. This expense is recognized in profit or loss, except for income tax related to the components of other comprehensive income or equity. In these specific cases, the income tax expense is recognized in other comprehensive income or equity, respectively.

Deferred taxes are accounted for using the liability method. Under this approach, deferred tax assets and liabilities are determined based on the differences between the carrying amounts and the tax bases of assets and liabilities and are measured using the enacted or substantively enacted tax rates and laws. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

Deferred tax assets are recognized to the extent that it is probable there will be sufficient taxable profits against which to utilize the benefits in the future. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Income tax receivables and payables are obligations or claims for the current and prior periods to be paid to (or recovered from) taxation authorities that are still outstanding at the end of the reporting period. Current tax is computed based on tax profit which differs from net profit. This calculation was made using tax rates and laws which are enacted or substantively enacted at the end of the reporting period.

Tax credits, including research and development tax credits, are not recognized until there is reasonable assurance that the Company will meet the eligibility criteria of the credits and that they will be received. Tax credits are recognized as a deduction to the related expenses.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

(k)Fair value measurement:

A number of the Company's accounting policies and disclosures require the determination of fair value for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining the fair values is disclosed in the notes specific to that asset or liability.

The Company classifies the fair value of financial instruments according to the following hierarchy based on the amount of observable inputs used to value the instruments:

Level 1: Values based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets and liabilities.

Level 2: Values based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability.

Level 3: Values based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

4.SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

The preparation of the combined financial statements in conformity with GAAP requires management to make judgments in applying its accounting policies and estimates and assumptions about the future. These judgments, estimates, and assumptions affect the reported amounts of assets, liabilities at the reporting date and reported amounts of expenses during the reporting period. Estimates and judgments are continuously evaluated and are based on management's experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The following discusses the most significant accounting judgments, estimates and assumptions that the Company has made in the preparation of its combined financial statements.

(a)Areas of judgment

i.Going concern

Determining if the Company has the ability to continue as a going concern is dependent on its ability raise additional financing and to achieve profitable operations. Certain judgments are made when determining if the Company will be able to continue as a going concern. Further disclosure is included in note 2(d).

ii.Asset acquisition

The application of the Company’s accounting policy for asset acquisitions requires judgment to determine the type and amount of assets to be recognized. Furthermore, judgment is required to determine whether future economic benefits are likely, from either future exploitation or sale, or whether activities have not reached a stage that permits a reasonable assessment of the existence of reserves. Relatively significant costs may be incurred when evaluating, pursuing and completing an acquisition, with such costs often included amongst legal and advisory fees incurred as part of more general consultation and advisory services. Pursuant accounting provisions, only those direct, incremental costs of any such acquisition can be deferred; accordingly, judgment is required in determining which of the expenditures are eligible for deferral. Upon review of the related costs paid by the Company as part of the transaction, all  costs

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

related to expenses incurred by the seller on behalf of the Company and were not directly attributable to the asset acquisition (note 5). The value of consideration reflects the aggregate value of the Cash Payment for the assets acquired. Consideration is allocated to exploration property interests acquired principally on the residual basis for property acquired.

iii.Identification of reporting units

The Company’s oil interests is aggregated into a reporting unit, for the purposes of calculating impairment, based on their ability to generate largely independent cash flows. The classification of assets into reporting units required significant judgement and interpretations with respect to the integration between assets, the existence of active markets, external users, shared infrastructures and the way in which management monitors the Company’s operations. The Company has identified PR Spring as its core reporting unit.

iv.- Oil and gas properties

The application of the Company’s accounting policy for oil and gas properties requires management to make certain judgments as to future events and circumstances as to whether economic quantities of contingent resources have been found in assessing economic viability and technical feasibility.

v. Deferred taxes

The Company follows the liability method for calculating deferred taxes. Judgment is required in the calculation of current and deferred taxes in applying tax laws and regulations, estimating the timing of the reversals of temporary differences and estimating the realizability of deferred tax assets.

vi.Functional currency

The functional currency of each entity is the currency of the primary economic environment in which the entity operations. Assessment of functional currency involved certain judgements to determine the primary economic environment. ASC 830, Foreign currency translation adjustments, sets out a number of factors that are used in the determination of functional currencies. Where the indicators are mixed and the functional currency is not obvious, management uses judgement to determine the functional currency that most faithfully represents the economic effects of the underlying transactions, events and conditions of its operating entities. Each entity reconsiders their functional currency if there is a change in events and conditions which determined the primary economic environment.

vii.Assets acquisitions / business combinations

Management estimates the relative fair value of the acquired identifiable net assets at the date of acquisition and specifically in identifying and valuing the oil and gas properties, property, plant and equipment acquired in acquisitions. The relative fair values assigned to the allocation of the purchase price to net assets is based on numerous estimates that affect the valuation of certain assets and liabilities acquired including the discount rates, estimates of contingent resources, estimates of fair values of oil and gas properties including undeveloped lands, estimate of realization of deferred tax assets, future oil and natural gas prices and other factors.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

(b)Assumptions and critical estimates

i.Contingent Resources

The assessment of reported recoverable quantities of contingent resources include estimates regarding production volumes, commodity prices, exchange rates, remediation costs, timing and amount of future development costs, and production, transportation and marketing costs for future cash flows. It also requires interpretation of geological and geophysical models in anticipated recoveries.  The economical, geological and technical factors used to estimate contingent resources may change from period to period.  Changes in reported contingent resources can impact the carrying values of the Company’s oil and natural gas properties and equipment.

ii.Tax assets and liabilities

Provisions for income taxes are made using the best estimate of the amount expected to be paid or recovered based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of each reporting period. However, it is possible that at some future date an additional liability could result from audits by tax authorities. Where the outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

Deferred tax assets and liabilities contain estimates about the nature and timing of future permanent and temporary differences as well as the future tax rates that will apply to those differences. Changes in tax laws and rates as well as changes to the expected timing of reversals may have a significant impact on the amounts recorded for deferred tax assets and liabilities. Management closely monitors current and potential changes to tax law and bases its estimates on the best available information at each reporting date.

5.ACQUISITIONS

On February 5, 2018, US Oil Sands (Utah) LLC entered into an asset purchase agreement to acquire all of the assets of US Oil Sands Inc. and US Oilsands (Utah) Inc. through FTI Consulting (the “Receiver”) in the PR Spring area in the state of Utah and the research and development facility in the province of Alberta, for total cash consideration of $9,000,000. The asset purchase agreement closed on July 27, 2018. The values assigned to property, plant, and equipment were determined by reference to third party valuations. The values assigned to oil and gas properties, including the Company’s extraction technology, were determined by the residual value of assets acquired.

The acquisition did not meet the definition of a business combination as (i) the PR Spring properties are at the exploration stage with no defined mineral reserves, and (ii) assets acquired did not contain any business processes. Consequently, the transaction was not characterized as a business combination, and was accounted for as an acquisition of assets.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

The fair value of the assets acquired are as follows:

Recognized amounts of identifiable net assets acquired	$
Deposits	802,065
Property, plant, and equipment, net	3,447,650
Oil and gas properties	4,750,285
Total assets acquired	9,000,000

Consideration for the acquisition
Cash paid	9,000,000

6.TRADE ACCOUNTS RECEIVABLES

The Company’s accounts receivables consist of:

	December 31, 2019	December 31, 2018
Trade receivables	$1,217,221	$0
Balance, December 31, 2019	1,217,221	0

Information about the Company’s exposure to credit risks for trade receivables is included in Note 16(b).

7.PROPERTY, PLANT AND EQUIPMENT

	December 31, 2019	December 31, 2018
Balance, beginning of period	$3,533,824	$0
Additions	(1,109)	3,533,824
Balance, December 31, 2019	3,532,715	3,533,824

Property, plant and equipment consists of research and development equipment and mining equipment. Each class of property, plant and equipment is estimated to have a useful life of 5 years and will be amortized over a straight line basis.

In accordance with ASC 932, as the property, plant and equipment was not available for use as at December 31, 2019, no accumulated depreciation has been recorded within the statement of loss and comprehensive loss.

8.OIL AND GAS PROPERTIES

Oil and gas properties are comprised of the following:

	Note	December 31, 2019	December 31, 2018
Balance, beginning of period	5	$4,885,957	$0
Additions		8,017,154	4,885,957
Balance, December 31, 2019		12,903,111	4,885,957

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

Oil and gas properties include undeveloped lands, unproved properties and seismic costs where management has not fully evaluated for technical feasibility and commercial viability.

Additions during the year ended December 31, 2019 relate to technical feasibility and commercial viability assessments in the PR Spring area.

9.INTANGIBLE ASSETS

Intangible assets are comprised of the following:

	December 31, 2019	December 31, 2018
Balance, beginning of period	$8,186	$0
Additions	11,236	8,186
Balance, December 31, 2019	19,422	8,186

Additions during the year relate to technology patents relating to research and development activities in the province of Alberta and carry a useful life of 20 years that will be amortized on a straight line basis.

10.ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As at December 31, 2019, the entire $2,474,024 balance within accounts payable and accrued liabilities relates to trade accounts payables primarily for construction and expansion of PR Springs facility. Trade accounts payable are non-interest bearing and are normally due on 30 to 60 day terms. As at December 31, 2019, the Company has $1,137,820 in trade accounts payable beyond 60 days.

Information about the Company’s exposure to credit risks for trade payables is included in Note 16(c).

     11.INCOME TAXES

The income tax provision differs from the amount that would be computed by applying the statutory income tax rates to profit or loss before income taxes.

The reconciliation of the differences is as follows:

	December 31, 2019	December 31, 2018
Loss before income taxes	$(1,657,256)	$(1,507,353)
Weighted average statutory income tax rate	25.32%	25.32%
Expected income tax recovery	(419,617)	(381,662)
Change in deferred taxes not recognized	419,617	381,662
Income tax recovery	0	0

The net deferred tax asset is comprised of the following temporary differences:

	December 31, 2019	December 31, 2018
Non-capital losses	(419,614)	(381,662)
Deferred taxes not recognized	419,614	381,662
Deferred tax asset	0	0

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

12. CAPITAL CONTRIBUTIONS

During the period ended December 31, 2019, Anchorage contributed a total of $7,175,000 to 2020 Resources LLC in the form of membership interest in LLC and a total of $2,520,000 to 2020 Resources (Canada) Ltd. in the form of share capital. Capital contributions were provided to the companies to complete the asset acquisition (note 5), assist with development of oil and gas properties and proprietary technology, and fund day to day operations.

As at December 31, 2019, Anchorage owned the sole outstanding interest in the companies. There are no minimum annual contributions required.

13.RELATED PARTY TRANSACTIONS

During the period ended December 31, 2019, the Company received advances from a related party (note 12) to purchase net assets and to begin operations (note 5) totaling $9,695,000.

Key management is comprised of the Manager, VP of Technology Development, and VP of Operations. Key management compensation is comprised of salary and wages. During the period ended December 31, 2019, key management compensation amounted to $483,076 and is included within general and administrative expense on the statement of loss and comprehensive loss. Key management personnel have accounts payable owing from the Company in the amount of $4,497 at December 31, 2019 relating to reimbursable expenses.

14.COMMITMENTS AND CONTINGENCIES

(a)Commitments

The Company is committed under a lease on office space, terminating May 31, 2020 for future minimum rental payments exclusive of occupancy costs. These payments are as follows:

	December 31, 2019	December 31, 2018
Commitments	18,552	35,145

15.  CAPITAL MANAGEMENT

The Company optimizes its capital structure with a view to ensure a strong financial position to support its operations and growth strategies. The Company’s capital structure is made up items that assist in funding operations and include investments from related parties comprised of share capital, accumulated other comprehensive income, and deficit. The Company strives to maximize the value associated with its capital. To maintain or adjust its capital structure, the Company may from time to time adjust its spending.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

As at December 31, 2019, the Company’s capital consists of:

	December 31, 2019	December 31, 2018
Member’s interest in LLC (note 12)	$17,300,381	$10,125,381
Share capital (note 12)	3,831,744	1,311,744
Accumulated other comprehensive income	(78,313)	(25,455)
Retained Earnings	(1,507,354)
Deficit	(1,657,256)	(1,507,354)
Balance, December 31, 2019	17,889,202	9,904,316

The Company is not subject to externally imposed capital requirements and the Company’s overall strategy with respect to capital risk management remained unchanged during the period presented.

16.   FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company’s risk management policies are established to identify, analyze and manage the risks faced by the Company and to implement appropriate procedures to monitor risks and adherence to established controls. Risk management policies and systems are reviewed periodically in response to the Company’s activities and to ensure applicability.

In the normal course of business, the main risks arising from the Company’s use of financial instruments include credit risk, liquidity risk, market risk and currency risk. These risks, and the actions taken to manage them, include:

(a)Fair value

Due to the short-term nature of cash and accounts payable and accrued liabilities, the Company determined that the carrying amounts of these financial instruments approximate their fair value.

(b)Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations. Credit risk arises from cash held with banks and financial institutions and accounts receivable. The maximum exposure to credit risk is equal to the carrying value of the Company’s cash and cash equivalents.

The Company minimizes credit risk associated with its cash balance substantially by dealing with major financial institutions in Canada and the United States.

(c)Liquidity risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations as they come due. As at December 31, 2019 the Company has cash of $1,381,996. Additionally, as at December 31, 2019 the Company has a positive net working capital position of $1,434,144. The Company has an accumulated deficit of $3,164,610 as at December 31, 2018. As the Company is currently not generating revenue or cash flows from operations, the Company will closely monitor its cash and will take the necessary measures to manage its liquidity risk, such as reducing spending or raising funds as needed.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements

For the period ending December 31, 2019

($USD)

(d)Currency risk

Currency risk is the risk that the value of financial assets and liabilities denominated in currencies, other than the functional currency of the Company, will fluctuate due to changes in foreign currency exchange rates. As at December 31, 2019, the Company’s exposure to currency risk is limited to cash and equivalents denominated in Canadian dollars in the amount of CAD $549,873, accounts payable and accrued liabilities denominated in Canadian dollars in the amount of CAD $1,266,574. A 1% change in the exchange rate between the US and Canadian dollar would have a $7,167 impact on the net loss and cash flows of the Company.

(e)Interest rate risk

Interest rate risk is the risk that the fair value and cash flows associated with the Company’s interest bearing financial assets and liabilities will fluctuate due to changes in market interest rates. As at December 31, 2019, the Company is not exposed to this risk as all liabilities are non-interest bearing.

17.   SUBSEQUENT EVENTS

The Company has evaluated subsequent material events that occurred after December 31, 2019 through March 31, 2021, the issuance date of these financial statements.

Material events occurring during the subsequent period include:

•Sky Quarry Inc, a Delaware corporation, entered into a Share Purchase Agreement with 2020 Resources Holdings LLC, the sole member of 2020 Resources LLC and the sole shareholder of 2020 Resources (Canada) Ltd.

•On September 16, 2020, the transaction was closed. Under the agreement, Sky Quarry Inc acquired a 100% membership interest in 2020 Resources LLC and acquired a 100% shareholder interest in 2020 Resources (Canada) Ltd.

2020 Resources (Canada) Ltd. (formerly, USO (Canada) Ltd.) and 2020 Resources, LLC (formerly, US Oil Sands (Utah) LLC and USO (Utah) LLC)
Unaudited Combined Financial Statements
For the months ended June 30, 2020 and 2019

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Combined Statement of Financial Position (unaudited)

($USD)

As of June 30,

	Note	2020	2019

ASSETS

Current assets:
Cash		$38,121	$1,841,056
Prepaid expenses and deposits		857,200	998,613
Inventory		97,143	0
Total Current Assets		992,464	2,839,669
Property, plant and equipment	7	3,517,011	3,523,624
Oil and gas properties	8	16,247,688	5,113,809
Intangible assets	9	19,221	17,697

TOTAL ASSETS		$20,776,384	$11,494,799

LIABILITIES AND EQUITY

Current liabilities:
Accrued payable and accrued liabilities	10	$217,677	$842,815
Total Liabilities		217,677	842,815

Equity:
Share capital	12	4,501,744	1,491,744
Member’s interest in LLC	12	20,713,435	11,245,381
Retained earnings		(3,164,610)	(1,507,354)
Accumulated other comprehensive income (loss)		(168,960)	(646,492)
Deficit		(1,322,902)	68,705
Total Equity		20,558,707	10,651,985

TOTAL LIABILITIES AND EQUITY		$20,776,384	$11,494,799

Unaudited.

The accompanying notes are an integral part of the combined financial statements.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Combined Statement of Loss and Comprehensive Loss (unaudited)

For the six months ended June 30,

($USD)

	2020	2019

Revenue
Sale	$-	$-
Cost of Sales	-	-
Gross Profit	-	-

Expenses:
Research & development	185,723	203,112
General and administrative	1,137,789	443,381
Total Expenses	1,323,512	646,493
Other (income) Expense
Finance expense	(0)	(1)
Interest income	610	0

Total Expenses	(0)	(1)

Net Loss	(1,322,902)	(646,492)
Other Comprehensive Loss (Gain)
Exchange loss (gain) on translation of foreign operations	(168,960)	68,706
Comprehensive Loss	$(1,491,862)	$(577,786)

Unaudited.

The accompanying notes are an integral part of the combined financial statements.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Combined Statement of Changes in Equity (unaudited)

For the six months ended June 30,

($USD)

	Share Capital	Members Interest in LLC	Deficit	Accumulated Other Comprehensive Loss	Total
Balance, date of commencement of operations, January 1, 2019	1,311,744	10,125,381	(1,507,353)	(25,454)	9,904,318
Capital contributions	180,000	1,120,000	-	-	1,300,000
Net Loss and Comprehensive Loss	-	-	(646,492)	94,160	(552,332)
Balance June 30, 2019	1,491,744	11,245,381	(2,153,845)	68,705	10,651,985
Balance, January 1, 2020	3,831,744	17,300,381	(3,164,610)	(78,313)	17,889,202
Capital contributions	670,000	3,413,054	-	-	4,083,054
Net Loss and Comprehensive Loss	-	-	(1,322,902)	(90,647)	(1,413,549)
Balance June 30, 2020	4,501,744	20,713,435	(4,487,512)	(168,960)	20,558,707

Unaudited.

The accompanying notes are an integral part of the combined financial statements.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

Combined Statements of Cash Flows (unaudited)

For the six months ended June 30,

($USD)

	Note	2020	2019

CASH FLOWS FROM OPERATION ACTIVITIES
Net loss		$(1,322,902)	$(646,493)
Interest Income		(610)	-
Changes in non-cash working capital items:
Accounts receivables		1,217,221	-
Prepaid expenses and deposits		175,189	(111,820)
Inventory		179,231	-
Accounts payable and accrued liabilities	10	(2,256,347	685,417
Net Cash from Operating Activities		(2,008,218)	(72,896)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash contributions from parent	12	4,083,054	1,300,000
Net cash generated by financing activities		4,083,054	1,300,000

CASH FLOWS FROM INVESTING ACTIVITIES

Interest Received	610	-
Acquisition of oil and gas properties	5	-	-
Acquisition of property, plant, and equipment, net	5	-	-
Additions to oil and gas properties	8	(3,344,578)	(227,852)
Additions to property, plant, and equipment	7	15,703	10,199
Additions to intangible assets	9	202	(9,511)
Net cash generated by investing activities		(3,328,063)	(227,164)

Effect of change in foreign exchange rates on cash		90,647	(94,160)

Net increase in cash, and cash equivalents, end of period		$(1,343,874)	$1,094,100

Unaudited.

The accompanying notes are an integral part of the combined financial statements.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

1.NATURE OF OPERATIONS

USO (Canada) Ltd. was incorporated on April 26, 2018 under the Canada Business Corporations Act and on November 8, 2019 changed its corporate name to 2020 Resources (Canada) Ltd. US Oil Sands (Utah) LLC was formed on November 2, 2017 in the state of Delaware and on December 4, 2017 changed its name to USO (Utah) LLC, and on November 6, 2019 changed its name to 2020 Resources LLC.

Together, 2020 Resources (Canada) Ltd. and 2020 Resources LLC comprise “the Company” or “2020 Resources.” The Company had no financial activity until commencement of operations on July 27, 2018.

2020 Resources (Canada) Ltd. and 2020 Resources LLC are engaged in the exploration and development of oil sands properties and proprietary technology. Through 2020 Resources LLC, the Company has a 100% working interest in bitumen leases covering 5,930 acres of land in the state of Utah in the PR Spring area. The Company has not earned significant revenues as it is in the pre-production stage. The Company’s head office is located at 521 3rd Avenue SW, Calgary, Alberta, Canada, T2P 3T3.

The combined financial statements of the Company as at and for the period from the date of commencement of operations, July 27, 2018, to June 30, 2020 consist of 2020 Resources (Canada) Ltd., which acts as the Company’s main Canadian operating entity, and 2020 Resources LLC, which acts as the United States operating entity.

The Company is managed by their parent Anchorage Capital Partners, L.P. (“Anchorage”), a private Delaware based company. Anchorage manages the business and affairs of 2020 Resources and provides cash contributions to fund development and operations.

2.BASIS OF PRESENTATION

(a)Basis of combination

As described in note 1, 2020 Resources (Canada) Ltd. and 2020 Resources LLC are managed by a single parent entity, Anchorage Capital Partners L.P. These financial statements have been prepared on a combined basis whereby the assets, liabilities and results of 2020 Resources (Canada) Ltd. and 2020 Resources LLC have been combined. There was no activity in either entity until commencement of operations on July 27, 2018. Share capital refers to capital contributions in the form of cash provided by Anchorage to 2020 Resources (Canada) Ltd. Member’s interest refers to cash contributions provided by Anchorage to 2020 Resources LLC. Both entities were under common control throughout the period from inception through to June 30, 2020.

All intercompany balances, income and expenses and unrealized gains and losses resulting from intercompany transactions are eliminated.

(b)Basis of presentation

The consolidated financial statements have been prepared in accordance with United States generally accepted accounting policies (“US GAAP”) and have been prepared on a historical cost basis except for certain financial assets and financial liabilities which are measured at fair value. The Company’s reporting currency and the functional currency of all of its operations is the U.S. dollar, as it is the principal currency of the primary economic environment in which the Company operates.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

(c)Functional and presentation currency

These combined financial statements are presented in US dollars, which is the functional currency of 2020 Resources LLC. The functional currency of 2020 Resources (Canada) Ltd. is the Canadian dollar.

(d)Going concern

These combined financial statements have been prepared on the basis that the Company will continue as a going concern, which assumes that 2020 Resources will be able to realize its assets and satisfy its liabilities in the normal course of business for the foreseeable future. Management is aware, in making its going concern assessment, of material uncertainties related to events and conditions that may cast significant doubt upon the Company’s ability to continue as a going concern. As at June 30, 2020 the Company has an accumulated deficit of $4,487,511, and has not yet been able to generate cash flows from operations.

Whether and when the Company can generate sufficient operating cash flows to pay for its expenditures and settle its obligations as they fall due subsequent to June 30, 2020 is uncertain. Until this time, management will have to raise funds by way of debt or equity issuances or improve profitability. The Company will closely monitor its cash and will take the necessary measures to preserve cash, such as reducing spending as needed until the Company succeeds in proving its extraction technology viable in the open market.

These combined financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and statement of financial position classifications that would be necessary were the going concern assumption inappropriate. These adjustments could be material.

3.SIGNIFICANT ACCOUNTING POLICIES

The accounting policies set out below have been applied consistently to all periods presented in these combined financial statements.

(a)Research and development:

Research costs are expensed when incurred. Internally-generated research and development costs, including technology and patent costs, are capitalized as intangible assets when the Company can demonstrate that the technical feasibility of the project has been established; the Company intends to complete the asset for use or sale and has the ability to do so; the asset can generate probable future economic benefits; the technical and financial resources are available to complete the development; and the Company can reliably measure the expenditure attributable to the intangible asset during its development. After initial recognition, internally-generated intangible assets are recorded at cost less accumulated amortization and accumulated impairment losses. These costs are amortized on a straight-line basis over the estimated useful life of 5 years.

(b)Leases:

Leases are classified as either finance or operating leases. Leases that effectively transfer substantially all the risks and rewards of ownership to the Company are finance leases and are accounted for as an acquisition of an asset and an assumption of an obligation at the inception of the lease, measured at the lower of the fair value or the present value of the minimum lease payments. Obligations recorded under finance leases are reduced by the lease payments, net of imputed interest. All other leases are accounted for as operating leases and rental payments are recorded as expenses on a straight-line basis over the term of the related lease.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

(c)Foreign currency translation:

Foreign currency transactions are initially recorded in the individual company's functional currency at the transaction date exchange rate. At year end, monetary assets and liabilities denominated in a foreign currency are translated into the functional currency at the year end exchange rate. All foreign currency adjustments are recognized in profit or loss.

Financial statements of companies for which the functional currency is not the presentation currency are translated into US dollars. All asset and liability accounts are translated at the year end exchange rate and all earnings and expense accounts and cash flow statement items are translated at average exchange rates for the year. The resulting translation gains and losses are recorded as foreign currency translation adjustments in other comprehensive income or loss.

(d)Financial instruments:

Financial instruments are measured at fair value on initial recognition, which is typically the transaction price unless a significant financing component is present. Subsequent measurement is dependent on whether the instrument is classified as “amortized cost”, “fair value through profit or loss” or “fair value through other comprehensive income”. The classification of financial assets is determined by their characteristics and their context in the Company's business model.

The Company classifies financial assets and liabilities as follows:

i.Amortized cost: Cash, accounts payable and accrued liabilities are held by the Company to collect or pay contractual cash flows and are measured at amortized cost. Financial instruments measured at amortized cost are recognized initially at fair value, adjusted for any directly attributable transaction costs. Subsequent to initial recognition, these financial instruments are measured at amortized cost using the effective interest rate method, less any impairment losses.

ii.Fair value through profit or loss: The Company has no financial instruments held to both collect contractual cash flows and to sell the asset, and accordingly, no financial instruments are measured at fair value through profit or loss.

iii.Fair value through other comprehensive income: The Company has no financial instruments that do not meet the criteria to be measured at amortized cost or fair value through profit or loss and, accordingly, no financial instruments are measured at fair value through other comprehensive income.

The Company derecognizes a financial asset when the contractual right to the cash flow expires, or the right to receive the contractual cash flows from the financial asset and substantially all the risks and rewards of ownership of the financial asset are transferred. The Company derecognizes a financial liability when the contractual obligations are discharged, cancelled or expired.

(e)Equity:

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all its liabilities. Capital contributions are classified as equity and represent cash contributions to 2020 Resources (Canada) Ltd. and 2020 Resources LLC made by the parent. Incremental costs directly attributable to the issue of equity are recognized as a deduction from equity, net of tax.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

(f)Bitumen interests:

(i) Recognition and measurement

Oil and gas properties:

Pre-license costs incurred before the Company has attained legal rights to explore an area are recognized in profit or loss.

Oil and gas properties costs, including the costs of acquiring leases and licenses, technical services and studies, geophysical and geological activities, seismic acquisition, exploration drilling and testing are initially capitalized as oil and gas properties. The costs are accumulated in cost centres by geographic area pending determination of technical feasibility and commercial viability.  Assets classified as oil and gas properties are not depleted or depreciated until after these assets are reclassified to property, plant and equipment.

Oil and gas properties are assessed for impairment if (i) sufficient data exists to determine technical feasibility and commercial viability, or (ii) facts and circumstances suggest that the carrying amount exceeds the recoverable amount. When an oil and gas properties asset is determined not to be technically feasible or commercially viable, or the Company decides not to continue with its activity, the unrecoverable exploration and evaluation costs are charged to profit or loss as exploration expense.

The technical feasibility and commercial viability of extracting resources is considered to be determinable when proved and/or probable reserves are determined to exist. A review of each exploration license or field is carried out, at least annually, to ascertain whether proved and/or probable reserves have been discovered. Upon determination of proved and/or probable reserves, oil and gas properties attributable to those reserves are first tested for impairment and then reclassified from oil and gas properties to a separate category within property, plant and equipment referred to as oil and natural gas interests.

Exchanges, swaps and farm-outs that involve only oil and gas properties are accounted for at cost.  Any gains or losses from the disposal of oil and gas properties are recognized in profit or loss.

Property, plant and equipment:

All costs directly associated with the development and production of bitumen interests are capitalized on an area-by-area basis as bitumen interests if they extend or enhance the recoverable reserves of the underlying assets. Items of property, plant and equipment, which include bitumen development assets, are measured at cost less accumulated depletion and depreciation and accumulated impairment losses.  Development costs include expenditures for areas where technical feasibility and commercial viability has been determined. These costs include property acquisitions with contingent resources, development drilling, completion, gathering and infrastructure, decommissioning costs and transfers of oil and gas properties. The costs of the day-to-day servicing of property, plant and equipment are recognized in profit or loss as incurred.

Other property, plant and equipment, consisting of research and development equipment and mining equipment, is measured at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures directly attributable to the acquisition of the asset. When parts of an item have different useful lives, they are accounted for as a separate component. At June 30, 2020, none of the assets were available for use and no depreciation has been recorded on the assets.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

Gains and losses on disposal of property, plant and equipment, property swaps and farm-outs, are determined by comparing the proceeds or fair value of the asset received or given up with the carrying amount of property, plant and equipment and are recognized in profit or loss.  Exchanges of properties are measured at fair value, unless the transaction lacks commercial substance or fair value cannot be reliably measured. Where the exchange is measured at fair value, a gain or loss is recognized in profit or loss.

(g)Impairment:

The carrying amounts of the Company’s property, plant and equipment and oil and gas properties are reviewed at each reporting date to determine whether there is any indication of impairment. These indicators include, but are not limited to, extended decreases in prices or margins for oil and natural gas commodities or products, a significant downward revision in estimated reserves, an upward revision in future development costs, significant decrease in fair values of undeveloped lands in close proximity to lands held by the Company or management’s decision to no longer pursue certain evaluation projects.  If any such indication exists, then the asset’s recoverable amount is estimated.

For the purpose of impairment testing, oil and gas properties and property, plant and equipment are tested separately and are grouped into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets or reporting unit.  Geological formation, product type, geography and internal management operations and processes are key factors considered when grouping the Company’s oil and natural gas interests into reporting units.

The recoverable amount of an asset or a reporting unit is the greater of its value in use and its fair value less costs of disposal.  Fair value is determined to be the amount for which the asset could be sold in an arm’s-length transaction between knowledgeable and willing parties. Unless indicated otherwise, the recoverable amount used in assessing impairment losses is fair value less costs of disposal.  The Company estimates fair value less cost of disposal using discounted future net cash flows of contingent resources based on forecast prices and costs and including future development costs. The cash flows are discounted at an appropriate discount rate which would be applied by a market participant. Value in use is determined by estimating the present value of the future net cash flows to be derived from the continued use of the reporting unit in its present form. These cash flows are discounted at a rate based on the time value of money and risks specific to the reporting unit.

An impairment loss is recognized if the carrying amount of an asset or its reporting unit exceeds its estimated recoverable amount.  Impairment losses are recognized in profit or loss. An impairment loss in respect of property, plant and equipment recognized in prior years, is assessed at each reporting date for any indications that the loss has decreased or no longer exists.  An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount.  An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depletion and depreciation, if no impairment loss had been recognized.

(h)Taxation and tax credits:

The income tax provision includes current and deferred tax. This expense is recognized in profit or loss, except for income tax related to the components of other comprehensive income or equity. In these specific cases, the income tax expense is recognized in other comprehensive income or equity, respectively.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

Deferred taxes are accounted for using the liability method. Under this approach, deferred tax assets and liabilities are determined based on the differences between the carrying amounts and the tax bases of assets and liabilities and are measured using the enacted or substantively enacted tax rates and laws. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

Deferred tax assets are recognized to the extent that it is probable there will be sufficient taxable profits against which to utilize the benefits in the future. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Income tax receivables and payables are obligations or claims for the current and prior periods to be paid to (or recovered from) taxation authorities that are still outstanding at the end of the reporting period. Current tax is computed based on tax profit which differs from net profit. This calculation was made using tax rates and laws which are enacted or substantively enacted at the end of the reporting period.

Tax credits, including research and development tax credits, are not recognized until there is reasonable assurance that the Company will meet the eligibility criteria of the credits and that they will be received. Tax credits are recognized as a deduction to the related expenses.

(i)Fair value measurement:

A number of the Company's accounting policies and disclosures require the determination of fair value for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining the fair values is disclosed in the notes specific to that asset or liability.

The Company classifies the fair value of financial instruments according to the following hierarchy based on the amount of observable inputs used to value the instruments:

Level 1: Values based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets and liabilities.

Level 2: Values based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability.

Level 3: Values based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

4.SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

The preparation of the combined financial statements in conformity with GAAP requires management to make judgments in applying its accounting policies and estimates and assumptions about the future. These judgments, estimates, and assumptions affect the reported amounts of assets, liabilities at the reporting date and reported amounts of expenses during the reporting period. Estimates and judgments are continuously evaluated and are based on management's experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The following discusses the most significant accounting judgments, estimates and assumptions that the Company has made in the preparation of its combined financial statements.

(a)Areas of judgment

i.Going concern

Determining if the Company has the ability to continue as a going concern is dependent on its ability raise additional financing and to achieve profitable operations. Certain judgments are made when determining if the Company will be able to continue as a going concern. Further disclosure is included in note 2(d).

ii.Asset acquisition

The application of the Company’s accounting policy for asset acquisitions requires judgment to determine the type and amount of assets to be recognized. Furthermore, judgment is required to determine whether future economic benefits are likely, from either future exploitation or sale, or whether activities have not reached a stage that permits a reasonable assessment of the existence of reserves. Relatively significant costs may be incurred when evaluating, pursuing and completing an acquisition, with such costs often included amongst legal and advisory fees incurred as part of more general consultation and advisory services. Pursuant accounting provisions, only those direct, incremental costs of any such acquisition can be deferred; accordingly, judgment is required in determining which of the expenditures are eligible for deferral. Upon review of the related costs paid by the Company as part of the transaction, all costs related to expenses incurred by the seller on behalf of the Company and were not directly attributable to the asset acquisition (note 5). The value of consideration reflects the aggregate value of the Cash Payment for the assets acquired. Consideration is allocated to exploration property interests acquired principally on the residual basis for property acquired.

iii.Identification of reporting units

The Company’s oil interests are aggregated into cash-generating unit, for the purposes of calculating impairment, based on its ability to generate largely independent cash flows. The classification of assets into reporting units required significant judgement and interpretations with respect to the integration between assets, the existence of active markets, external users, shared infrastructures and the way in which management monitors the Company’s operations. The Company has identified PR Spring as its core reporting unit.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

iv.Oil and gas properties

The application of the Company’s accounting policy for oil and gas properties requires management to make certain judgments as to future events and circumstances as to whether economic quantities of contingent resources have been found in assessing economic viability and technical feasibility.

v. Deferred taxes

The Company follows the liability method for calculating deferred taxes. Judgment is required in the calculation of current and deferred taxes in applying tax laws and regulations, estimating the timing of the reversals of temporary differences and estimating the realizability of deferred tax assets.

vi.Functional currency

The functional currency of each entity is the currency of the primary economic environment in which the entity operations. Assessment of functional currency involved certain judgements to determine the primary economic environment. ASC 830 sets out a number of factors that are used in the determination of functional currencies. Where the indicators are mixed and the functional currency is not obvious, management uses judgement to determine the functional currency that most faithfully represents the economic effects of the underlying transactions, events and conditions of its operating entities. Each entity reconsiders their functional currency if there is a change in events and conditions which determined the primary economic environment.

vii.Assets acquisitions / business combinations

Management estimates the fair value of the acquired identifiable net assets at the date of acquisition and specifically in identifying and valuing the oil and gas properties and property, plant and equipment acquired in acquisitions. The fair values assigned to the allocation of the purchase price to net assets is based on numerous estimates that affect the valuation of certain assets acquired including the discount rates, estimates of fair value of oil and gas properties including undeveloped lands, estimate of realization of deferred tax assets, future oil and natural gas prices and other factors.

(b)Assumptions and critical estimates

i.Contingent Resources

The assessment of reported recoverable quantities of contingent resources include estimates regarding production volumes, commodity prices, exchange rates, remediation costs, timing and amount of future development costs, and production, transportation and marketing costs for future cash flows. It also requires interpretation of geological and geophysical models in anticipated recoveries.  The economical, geological and technical factors used to estimate contingent resources may change from period to period.  Changes in reported contingent resources can impact the carrying values of the Company’s oil and natural gas properties and equipment.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

ii.Tax assets and liabilities

Provisions for income taxes are made using the best estimate of the amount expected to be paid or recovered based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of each reporting period. However, it is possible that at some future date an additional liability could result from audits by tax authorities. Where the outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

Deferred tax assets and liabilities contain estimates about the nature and timing of future permanent and temporary differences as well as the future tax rates that will apply to those differences. Changes in tax laws and rates as well as changes to the expected timing of reversals may have a significant impact on the amounts recorded for deferred tax assets and liabilities. Management closely monitors current and potential changes to tax law and bases its estimates on the best available information at each reporting date.

5.ACQUISITIONS

On February 5, 2018, US Oil Sands (Utah) LLC entered into an asset purchase agreement to acquire all of the assets of US Oil Sands Inc. and US Oilsands (Utah) Inc. through FTI Consulting (the “Receiver”) in the PR Spring area in the state of Utah and the research and development facility in the province of Alberta, for total cash consideration of $9,000,000. The asset purchase agreement closed on July 27, 2018. The values assigned to property, plant, and equipment were determined by reference to third party valuations. The values assigned to oil and gas properties, including the Company’s extraction technology, were determined by the residual value of assets acquired.

The acquisition did not meet the definition of a business combination as (i) the PR Spring properties are at the exploration stage with no defined mineral reserves, and (ii) assets acquired did not contain any business processes. Consequently, the transaction was not characterized as a business combination, and was accounted for as an acquisition of assets.

The fair value of the assets acquired are as follows:

Recognized amounts of identifiable net assets acquired	$
Deposits	802,065
Property, plant, and equipment, net	3,447,650
Oil and gas properties	4,750,285
Total assets acquired	9,000,000

Consideration for the acquisition
Cash paid	9,000,000

6.TRADE ACCOUNTS RECEIVABLES

The Company had no sales and no Accounts Receivables. Information about the Company’s exposure to credit risks for trade receivables is included in Note 16(b).

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

7.PROPERTY, PLANT AND EQUIPMENT

	June 30, 2019	June 30, 2019
Balance, beginning of period	$3,532,715	$3,533,824
Additions	(15,703)	(10,200)
Balance, December 31, 2019	3,517,011	3,523,624

Property, plant and equipment consists of research and development equipment and mining equipment. Each class of property, plant and equipment is estimated to have a useful life of 5 years and will be amortized over a straight line basis.

In accordance with ASC 932, as the property, plant and equipment was not available for use as at June 30, 2020, no accumulated depreciation has been recorded within the statement of loss and comprehensive loss.

8.OIL AND GAS PROPERTIES

Oil and gas properties are comprised of the following:

	Note	June 30, 2020	June 30, 2019
Balance, beginning of period	5	$12,903,111	$4,885,957
Additions		3,344,578	227,852
Balance, December 31, 2019		16,247,688	5,113,809

Oil and gas properties include undeveloped lands, unproved properties and seismic costs where management has not fully evaluated for technical feasibility and commercial viability.

Additions during the year ended June 30, 2020 relate to technical feasibility and commercial viability assessments in the PR Spring area.

9.INTANGIBLE ASSETS

Intangible assets are comprised of the following:

	June 30, 2020	June 30, 2019
Balance, beginning of period	$19,422	$8,186
Additions	(202)	9,511
Balance, December 31, 2019	19,221	17,697

Additions during the year relate to technology patents relating to research and development activities in the province of Alberta and carry a useful life of 20 years that will be amortized on a straight line basis.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

10.ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As at June 30, 2020, the entire $217,677 balance within accounts payable and accrued liabilities relates to trade accounts payables primarily for construction and expansion of PR Springs facility. Trade accounts payable are non-interest bearing and are normally due on 30 to 60 day terms. As at June 30, 2020, the Company has $90,682 in trade accounts payable beyond 60 days.

Information about the Company’s exposure to credit risks for trade receivables is included in Note 15(c).

     11.INCOME TAXES

The income tax provision differs from the amount that would be computed by applying the statutory income tax rates to profit or loss before income taxes.

The reconciliation of the differences is as follows:

	June 30, 2020	June 30, 2019
Loss before income taxes	$(1,322,902)	$(646,492)
Weighted average statutory income tax rate	25.32%	25.32%
Expected income tax recovery	(334,959)	(163,392)
Change in deferred taxes not recognized	334,959	163,392
Income tax recovery	0	0

The net deferred tax asset is comprised of the following temporary differences:

	June 30, 2020	June 30, 2019
Non-capital losses	(334,959)	(163,392)
Deferred taxes not recognized	334,959	163,392
Deferred tax asset	0	0

       12. CAPITAL CONTRIBUTIONS

During the period ended June 30, 2020, Anchorage contributed a total of $3,413,054 to 2020 Resources LLC in the form of membership interest in LLC and a total of $670,000 to 2020 Resources (Canada) Ltd. in the form of share capital. Capital contributions were provided to the companies to complete the asset acquisition (note 5), assist with development of oil and gas properties and proprietary technology, and fund day to day operations.

As at June 30, 2020, Anchorage owned the sole outstanding interest in the companies. There are no minimum annual contributions required.

13.RELATED PARTY TRANSACTIONS

During the period ended June 30, 2020, the Company received advances from a related party (note 12) to acquire net assets to begin operations (note 5) totaling $4,083,054.

Key management is comprised of the Manager, VP of Technology Development, and VP of Operations. Key management compensation is comprised of salary and wages. During the period ended June 30, 2020, key management compensation amounted to $263,563 and is included within general and administrative expense on the statement of loss and comprehensive loss. Key management personnel have accounts payable owing from the Company in the amount of $379 at June 30, 2020 relating to reimbursable expenses.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

14.COMMITMENTS AND CONTINGENCIES

(a)Commitments

The Company is committed under a lease on office space, terminating May 31, 2020 for future minimum rental payments exclusive of occupancy costs. These payments are as follows:

	June 30, 2020	June 30, 2019
Commitments	-	39,673

      15.  CAPITAL MANAGEMENT

The Company optimizes its capital structure with a view to ensure a strong financial position to support its operations and growth strategies. The Company’s capital structure is made up items that assist in funding operations and include investments from related parties comprised of share capital, accumulated other comprehensive income, and deficit. The Company strives to maximize the value associated with its capital. To maintain or adjust its capital structure, the Company may from time to time adjust its spending.

As at December 31, 2019, the Company’s capital consists of:

	June 30, 2020	June 30, 2019
Member’s interest in LLC (note 12)	$20,713,435	$11,245,381
Share capital (note 12)	4,501,744	1,491,711
Accumulated other comprehensive income	(168,960)	68,705
Retained Earnings	(3,164,610)	(1,507,353)
Deficit	(1,322,902)	(646,492)
Balance, June 30, 2020	20,558,707	10,651,985

The Company is not subject to externally imposed capital requirements and the Company’s overall strategy with respect to capital risk management remained unchanged during the period presented.

      16.  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

The Company’s risk management policies are established to identify, analyze and manage the risks faced by the Company and to implement appropriate procedures to monitor risks and adherence to established controls. Risk management policies and systems are reviewed periodically in response to the Company’s activities and to ensure applicability.

In the normal course of business, the main risks arising from the Company’s use of financial instruments include credit risk, liquidity risk, market risk and currency risk. These risks, and the actions taken to manage them, include:

(a)Fair value

Due to the short-term nature of cash and accounts payable and accrued liabilities, the Company determined that the carrying amounts of these financial instruments approximate their fair value.

2020 Resources (Canada) Ltd. and

2020 Resources LLC

Notes to the Combined Financial Statements (unaudited)

For the six months ending June 30, 2020

($USD

(b)Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations. Credit risk arises from cash held with banks and financial institutions and accounts receivable. The maximum exposure to credit risk is equal to the carrying value of the Company’s cash and cash equivalents.

The Company minimizes credit risk associated with its cash balance substantially by dealing with major financial institutions in Canada and the United States.

(c)Liquidity risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations as they come due. As at June 30, 2020 the Company has cash of $38,121. Additionally, as at June 30, 2020 the Company has a positive net working capital position of $774,787. The Company has an accumulated deficit of $4,487,511 as at June 30, 2020. As the Company is currently not generating revenue or cash flows from operations, the Company will closely monitor its cash and will take the necessary measures to manage its liquidity risk, such as reducing spending or raising funds as needed.

(d)Currency risk

Currency risk is the risk that the value of financial assets and liabilities denominated in currencies, other than the functional currency of the Company, will fluctuate due to changes in foreign currency exchange rates. As at June 30, 2020, the Company’s exposure to currency risk is limited to cash and equivalents denominated in Canadian dollars in the amount of CAD $30,895, accounts payable and accrued liabilities denominated in Canadian dollars in the amount of CAD ($162). A 1% change in the exchange rate between the US and Canadian dollar would have a ($311) impact on the net loss and cash flows of the Company.

(e)Interest rate risk

Interest rate risk is the risk that the fair value and cash flows associated with the Company’s interest bearing financial assets and liabilities will fluctuate due to changes in market interest rates. As at June 30, 2020, the Company is not exposed to this risk as all liabilities are non-interest bearing.

        17.   SUBSEQUENT EVENTS

The Company has evaluated subsequent material events that occurred after June 30, 2020 through March 9, 2021, the issuance date of these financial statements.

Material events occurring during the subsequent period include:

•Sky Quarry Inc, a Delaware corporation, entered into a Share Purchase Agreement with 2020 Resources Holdings LLC, the sole member of 2020 Resources LLC and the sole shareholder of 2020 Resources (Canada) Ltd.

•On September 16, 2020, the transaction was closed. Under the agreement, Sky Quarry Inc acquired a 100% membership interest in 2020 Resources LLC and acquired a 100% shareholder interest in 2020 Resources (Canada) Ltd.

Unaudited Pro Forma Condensed Consolidated Financial Statements of

SKY QUARRY INC.

formerly, Recoteq Inc.

as at September 15, 2020

SKY QUARRY INC.

Pro Forma Condensed Consolidated Balance Sheets

As at September 15 and December 31, 2020

Unaudited

Expressed in US dollars

		Sky Quarry Inc. Sept 15, 2020	2020 Resources Sept 15, 2020	Pro Forma Adjustments
ASSETS
Current assets
Cash and cash equivalents	2a	$623,791	$19,309	$-
Accounts receivable	2a	-	-	-
Deposits and prepaid expenses	2a	243,391	801,963	-
Inventory	2a	-	96,287	-
Total Current Assets		867,182	917,559	-

Non-Current assets
Property, plant and equipment	2a	-	3,527,677	(3,506,565)
Investments	2a	147,000	-	-
Oil and gas properties	2a	-	16,316,658	(14,203,237)
Intangible Assets	2a	-	19,145	(19,145)
Total Non-Current Assets		147,000	19,863,480	(17,728,948)

TOTAL ASSETS		$1,014,182	$20,781,040	$(17,728,948)

LIABILITIES AND EQUITY

Current liabilities
Accounts payable and accrued liabilities	2a	$268,679	$489,495	$(85,752)
Current portion of bank loan	2a	700,000	-	300,000
Total Current liabilities		968,679	489,495	214,248

Non-current liabilities
Bank Loan	2a	-	-	1,541,104
Notes Payable	2a	-	-
Total Non-Current liabilities		-	-	1,541,104

TOTAL LIABILITIES		968,679	489,495	1,755,352

SHAREHOLDERS' EQUITY
Common stock		95,409	4,501,744	(3,694,499)
Member's interest in LLC		-	20,873,435	(20,873,435)
Retained Earnings	2a	(838)	(3,164,610)	3,164,610
Accumulated other comprehensive (loss) income	2a	-	(1,766,389)	1,766,389
Deficit		(49,068)	(152,635)	152,635
Total Shareholders' Equity		45,503	20,291,544	(19,484,299)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$1,014,182	$20,781,040	$(17,728,948)

The accompanying notes are an integral part of these consolidated financial statements.

SKY QUARRY INC.

Pro Forma Condensed Consolidated Balance Sheets (cont’d)

As at September 15 and December 31, 2020

Unaudited

Expressed in US dollars

		Pro Forma Consolidation Sept 15, 2020	Pro Forma Consolidation Dec 31, 2020
ASSETS
Current assets
Cash and cash equivalents	2a	$643,100	$135,787
Accounts receivable	2a	-	29,168
Deposits and prepaid expenses	2a	1,045,354	910,547
Inventory	2a	96,287	96,287
Total Current Assets		1,784,742	1,171,789

Non-Current assets
Property, plant and equipment	2a	21,112	344,079
Investments	2a	147,000	-
Oil and gas properties	2a	2,113,421	2,135,420
Intangible Assets	2a	-	-
Total Non-Current Assets		2,281,533	2,479,499

TOTAL ASSETS		$4,066,274	$3,651,288

LIABILITIES AND EQUITY

Current liabilities
Accounts payable and accrued liabilities	2a	$672,423	$265,287
Current portion of bank loan	2a	1,000,000	1,244,490
Total Current liabilities		1,672,423	1,509,777

Non-current liabilities
Bank Loan	2a	1,541,104	1,388,403
Notes Payable	2a	-	-
Total Non-Current liabilities		1,541,104	1,388,403

Total liabilities		3,213,527	2,898,179

SHAREHOLDERS' EQUITY
Common stock		902,654	1,149,733
Member's interest in LLC		-	-
Retained Earnings	2a	(838)	(838)
Accumulated other comprehensive (loss) income	2a	-	(316,665)
Deficit		(49,068)	(79,121)
Total Shareholders' Equity		852,748	753,109

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$4,066,274	$3,651,288

SKY QUARRY INC.

Pro Forma Condensed Consolidated Statements of Loss and Comprehensive Loss

For the periods ending September 15 and December 31, 2020

Unaudited

Expressed in US dollars

		Sky Quarry Inc. Sept 15	2020 Resources Sept 15	Pro Forma Adjustments Sept 15	Pro Forma Consolidation Sept 15	Pro Forma Consolidation December 31

Revenue
Sales, net	2c	$-	$-	$-	$-	$99,227
Cost of Sales
Gross Profit		-	-	-	-	99,227

Expenses
Research & Development	2c	-	197,823	(197,823)	-	4,467
General and administrative	2c	49,068	1,574,572	(1,574,572)	49,068	345,160
Finance expense	2c	-	(0)	0	-	61,981
Foreign exchange	2c	-	(5,392)	5,392	-	4,284

Total Expenses		49,068	1,767,004	(1,767,004)	49,068	415,892

Net loss before income taxes		(49,068)	(1,767,004)	1,767,004	(49,068)	(316,665)
Income tax expense		-	-	-	-
Net loss		(49,068)	(1,767,004)	1,767,004	(49,068)	(316,665)

Other comprehensive income (loss) gain
Exchange loss (gain) on translation of foreign operations	2c	-	152,635	-	-	(79,121)
Total comprehensive loss		$(49,068)	$(1,614,368)	$1,767,004	$(49,068)	$(395,786)

1.BASIS OF PRESENTATION

These unaudited pro forma combined financial statements have been prepared in accordance with US GAAP and S-X Article 11 to provide pro forma information with regards to certain business acquisitions and financing transactions, as applicable.

On September 16, 2020, Sky Quarry Inc., a Delaware corporation (the “Company”), entered into a purchase and sale agreement (the “Purchase Agreement”) with 2020 Resource Holdings, LLC (“Holdings”) to acquire all of the membership interests of 2020 Resources LLC and all the shares of 2020 Resources (Canada) Inc. for total consideration of $2,648,349, paid by issue of a $300,000 promissory note to the seller, $807,245 in share issuance to seller’s creditor for satisfaction of sellers debt and $1,541,104 in cash. The transaction will be accounted for as an asset acquisition.

The accompanying unaudited pro forma combined condensed balance sheet and statements of operations of the Company are presented for the period ended January 1, 2020 and include pro forma adjustments to illustrate the estimated effect of the Company’s acquisition described above.

This unaudited pro forma combined financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma combined financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements.

2.PRO FORMA CONSOLIDATED ADJUSTMENTS

The unaudited pro forma condensed consolidated financial statements incorporate the following adjustments:

a.The following table presents the allocation of the purchase price consideration reflecting the estimated fair values of the net assets acquired on September 16, 2020:

	2020 Resources as at January 1, 2020	Fair value of net assets acquired on September 16, 2020	Adjustments
ASSET

Current assets:
Cash and cash equivalents	1,381,996	19,309	(1,362,686)
Accounts receivable	1,217,221	-	(1,217,221)
Deposits and prepaid expenses	1,032,388	801,963	(230,426)
Inventory	276,373	96,287	(180,086)
Total Current Assets	3,907,978	917,559	(2,990,419)

Non-Current assets
Property and equipment	3,532,715	21,112	(3,511,603)
Oil and gas properties	12,903,111	2,113,421	(10,789,690)
Intangible assets	19,422	-	(19,422)
Total Non-Current Assets	16,455,247	2,134,533	(14,320,715)
TOTAL ASSETS	20,363,226	3,052,092	(17,311,134)

LIABILITES AND EQUITY
ASSET
Current Liabilities:
Accounts payable and accrued liabilities	2,474,024	403,743	(2,070,280)
Total Current Liabilities	2,474,024	403,743	(2,070,280)
Shareholders’ Equity
Common stock	3,831,744	-	(3,831,711)
Member’s interest in LLC	17,300,381	-	(17,300,381)
Retained Earnings	(1,507,354)	-	1,507,354
Accumulated and comprehensive (loss) income	(78,313)	-	78,313
Deficit	(1,657,256)	-	1,657,256
Total Shareholders’ Equity	17,889,202	-	(17,889,202)
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	20,363,226	403,743	(19,959,483)

NET ASSETS ACQUIRED		2,648,349

The above purchase price allocation is preliminary. Management continues to assess and review the fair values of the net assets acquired. Since the Company continues to finalize the valuation of assets acquired and liabilities assumed at the date of the acquisition, the allocation of the acquisition price could vary significantly from the amounts used in these unaudited pro forma condensed consolidated financial statements.

b.The following table presents the purchase price consideration and the bargain purchase gain:

Consideration for the acquisition
Cash paid	1,541,104
Note payable	300,000
Share issuance (sellers debt)	807,245
NET ASSETS ACQUIRED	2,648,349

c.The decrease in the fair value of the net assets, including the identifiable intangible assets acquired as detailed in the purchase price allocation (note 3(a)). The values assigned to property, plant, and equipment were determined by reference to third party valuations. The values assigned to oil and gas properties, including the Company’s extraction technology, were determined by the residual value of assets acquired.

The acquisition did not meet the definition of a business combination as (i) the PR Spring properties are at the exploration stage with no defined mineral reserves, and (ii) assets acquired did not contain any business processes. Consequently, the transaction was not characterized as a business combination, and was accounted for as an acquisition of assets.

PART III

INDEX TO EXHIBITS

The following documents are filed with this Offering Statement.

Exhibit #	Description

2.1	Amended and Restated Certificate of Incorporation
2.2	Amendments to Certificate of Incorporation
2.3	Company Bylaws as Amended
3.1	Form of Warrant to be sold to Investors in this Offering
3.2	Stock Plan
3.3	Certificate of Designation of Series A Preferred Stock
3.4	Promissory Note - Loeb Term Solutions dated August 26, 2020
3.5	Promissory Note – JPMorgan Chase Bank N.A dated September 16, 2020
4	Subscription Agreement
6.1	Employment Agreements
6.1.1	Executive Employment Agreement with David Sealock dated March 15, 2020
6.1.2	Executive Employment Agreement with Marcus Laun dated March 15, 2020
6.1.3	Executive Employment Agreement with Darryl Delwo dated March 15, 2020
6.2	Agreements relating to the acquisition of 2020 Resources LLC and 2020 Resources (Canada) LTD.
6.2.1	Securities Purchase Agreement with 2020 Resources Holdings LLC dated September 16, 2020
6.2.2	Credit and Security Agreement with Loeb Term Solutions LLC dated September 21, 2020
6.3	Digital Offering Engagement Letter
6.3a	Digital Offering Engagement Letter (Amended)
6.3b	Digital Offering Engagement Letter (Amended)
6.3.1	Agent’s Warrant
6.3.1a	Agent’s Warrant (Amended)
6.3.1b	Agent’s Warrant (Amended)
6.4	Prime Trust, LLC Escrow Agreement
6.5	Agreement with Equifund, LLC
6.6	Mineral Leases
6.6.1	ML-49927-OBA as amended
6.6.2	ML-49579-OBA
6.6.3	ML-51705-OBA
6.7	Agreement with JP Morgan Chase Bank
11	Consents of Attorneys and Accountants
11.1	Consent of Accountant to Sky Quarry Inc.
11.2	Consent of Accountant to 2020 Resources LLC and 2020 Resources (Canada) Ltd.
11.3	Consent of Attorney
12	Opinion of Counsel

All of the above listed exhibits, with the exception of Exhibits 6.3a, 6.3b, 6.3.1a and 6.3.1b, were filed with the Company's original Offering Statement on Form 1-A and subsequent Amendments thereto.

Exhibits 6.3a and 6.3.1a were filed on November 15, 2021 with Post-Effective Amendment No. 1 to the Offering Statement on Form 1-A.

Exhibits 6.3b and 6.3.1b were filed on November 16, 2021 with Post- Effective Amendment No. 2 to the Offering Statement on Form 1-A.

Exhibits 11.1 and 11.2 are amended and filed with this Post-Effective Amendment No. 3 to the Offering Statement on Form 1-A.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, State of Delaware, on, January 11, 2022.

Sky Quarry Inc.

By	/s/ David Sealock
David Sealock, Chief Executive Officer
Sky Quarry, Inc.

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ David Sealock
David Sealock, Chief Executive Officer, Director
Date: January 11, 2022

/s/ Marcus Laun
Marcus Laun, Executive Vice-President, Director
Date: January 11, 2022

/s/ Travis Schneider
Travis Schneider, Director
Date: January 11, 2022